FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-06

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,025,941,018

(Approximate Initial Pool Balance)

$878,397,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK5 2023-5YR1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Citi Real Estate Funding Inc.

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2023-5YR1

March 23, 2023

WELLS FARGO SECURITIES	BofA SECURITIES	CITIGROUP	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/AAA(sf)	$8,265,000		30.000%	(7)	2.47	05/23 - 11/27	35.8%	19.0%
A-2(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)		30.000%	(7)	(9)	(9)	35.8%	19.0%
A-3(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)		30.000%	(7)	(9)	(9)	35.8%	19.0%
X-A	AAAsf/AAA(sf)/AAA(sf)	$682,250,000	(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	AA-sf/AAA(sf)/NR	$155,943,000	(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
A-S(8)	AAAsf/AAA(sf)/AA-(sf)	$112,084,000	(8)	18.500%	(7)	4.94	03/28 – 04/28	41.7%	16.3%
B(8)	AA-sf/AA-(sf)/NR	$43,859,000	(8)	14.000%	(7)	4.99	04/28 – 04/28	44.0%	15.5%
C(8)	A-sf/A-(sf)/NR	$40,204,000	(8)	9.875%	(7)	4.99	04/28 – 04/28	46.1%	14.8%
	Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$32,895,000	(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	BB-sf/BB-(sf)/NR	$18,274,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	B-sf/B-(sf)/NR	$12,183,000	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-H	NR/NR/NR	$32,894,967	(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
D	BBBsf/BBB(sf)/NR	$23,148,000		7.500%	(7)	4.99	04/28 – 04/28	47.4%	14.4%
E	BBB-sf/BBB-(sf)/NR	$9,747,000		6.500%	(7)	4.99	04/28 – 04/28	47.9%	14.2%
F	BB-sf/BB-(sf)/NR	$18,274,000		4.625%	(7)	4.99	04/28 – 04/28	48.8%	14.0%
G	B-sf/B-(sf)/NR	$12,183,000		3.375%	(7)	4.99	04/28 – 04/28	49.5%	13.8%
H	NR/NR/NR	$32,894,967		0.000%	(7)	4.99	04/28 – 04/28	51.2%	13.3%
	Non-Offered Eligible Vertical Interest
RR Interest	NR/NR/NR	$51,297,050.93		N/A	WAC(18)	4.82	05/23 – 04/28	N/A	N/A

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services (“S&P”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated March 23, 2023 (the “Preliminary Prospectus”). Fitch, KBRA and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D, X-F, X-G and X-H Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-2 and A-3 trust components. The Approximate Initial Credit Support set forth for the Class A-S Certificates represents the approximate credit support for the underlying Class A-S trust component. The Approximate Initial Credit Support set forth for the Class B Certificates represents the approximate credit support for the underlying Class B trust component. The Approximate Initial Credit Support set forth for the Class C Certificates represents the approximate credit support for the underlying Class C trust component. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates (or, with respect to the Class A-2 or A-3 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Certificate Structure
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-2, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates (or, with respect to the Class A-2 or A-3 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H Certificates for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2, A-2-1, A-2-2, A-2-X1, A-2-X2, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-2, A-3, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-1, D, E, F, G and H Certificates, together with the RR Interest and the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each Class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”
(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-2, A-2-X1, A-2-X2, A-3, A-3-X1 and A-3-X2 trust components (and consequently, the exact aggregate Initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 trust components is expected to be approximately $673,985,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and A-2-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-2 trust component. The Class A-3-X1 and A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $673,985,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $300,000,000	N/A – 4.70	N/A / 11/27 – 01/28
Class A-3	$373,985,000 - $673,985,000	4.78 – 4.84	11/27 – 03/28 / 01/28 – 03/28

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 and A-3 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 Certificates and the Class A-2, A-2-X1, A-2-X2, A-3, A-3-X1 and A-3-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and B trust components outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1, A-S-X2, B, B-X1 and B-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-F, X-G and X-H Certificates are notional amount certificates. The Notional Amount of the Class X-F, X-G and X-H Certificates will be equal to the Certificate Balance of the Class F, G and H Certificates, respectively, outstanding from time to time. None of the Class X-F, X-G and X-H Certificates will be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-F, X-G and X-H for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F, G and H Certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

BANK5 2023-5YR1	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance		Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	53	$358,416,019		34.9%
Morgan Stanley Mortgage Capital Holdings LLC	7	31	348,572,000		34.0
Citi Real Estate Funding Inc.	6	28	198,453,000		19.3
Wells Fargo Bank, National Association/ Bank of America, National Association/ Citi Real Estate Funding Inc.	1	7	81,249,999		7.9
Bank of America, National Association	1	15	39,250,000		3.8
Total	24	134	$1,025,941,0	18	100.0%

Loan Pool:

Initial Pool Balance:	$1,025,941,018
Number of Mortgage Loans:	24
Average Cut-off Date Balance per Mortgage Loan:	$42,747,542
Number of Mortgaged Properties:	134
Average Cut-off Date Balance per Mortgaged Property(1):	$7,656,276
Weighted Average Interest Rate:	6.4291%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	68.7%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2):	348
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.90x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	51.2%
Weighted Average Balloon Loan-to-Value Ratio(1):	50.7%
% of Mortgage Loans with Additional Subordinate Debt:	9.5%
% of Mortgage Loans with Single Tenants(2):	18.1%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

BANK5 2023-5YR1	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 16.7% of the mortgage pool (5 mortgage loans) has scheduled amortization, as follows:

14.7% (4 mortgage loans) requires amortization during the entire loan term; and

2.0% (1 mortgage loan) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Initial Pool Balance, 83.3% of the mortgage pool (19 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 50.0% and 1.99x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 95.4% of the mortgage pool (21 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	49.6% of the pool
Insurance:	30.9% of the pool
Capital Replacements:	46.2% of the pool
TI/LC:	17.2% of the pool	(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

76.0% of the mortgage pool (19 mortgage loans) features a lockout period, then defeasance only until an open period;

21.1% of the mortgage pool (4 mortgage loans) features a lockout period, then greater of a prepayment premium (1%) or yield maintenance until an open period;

2.9% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

BANK5 2023-5YR1	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$878,397,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twenty-eight classes (Classes A-1, A-2, A-2-1, A-2-2, A-2-X1, A-2-X2, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Citi Real Estate Funding Inc. (“CREFI”) and Bank of America, National Association (“BANA”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc. and Citigroup Global Markets Inc.
Co-Manager:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.

Initial Risk Retention Consultation Party:	Wells Fargo Bank, National Association
Initial Majority Controlling Class Certificateholder:	Basis Investment Group, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in April 2023 (or, in the case of any mortgage loan that has its first due date after April 2023, the date that would have been its due date in April 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about April 19, 2023.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in May 2023.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in May 2023.
Rated Final Distribution Date:	The Distribution Date in April 2056.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

BANK5 2023-5YR1	Issue Characteristics
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Rooms	Cut-off Date Balance Per SF/Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
CREFI	National Warehouse & Distribution Portfolio	Various	Various	1 / 5	$100,000,000	9.7%	Industrial	3,951,338	$40	56.7%	53.7%	1.54x	13.0%
WFB	Oak Street NLP Fund Portfolio	Various	Various	1 / 42	97,500,000	9.5	Various	6,470,388	53	32.3	32.3	2.71	17.9
WFB/BANA/CREFI	Brandywine Strategic Office Portfolio	Various	Various	1 / 7	81,249,999	7.9	Office	1,443,002	170	39.7	39.7	2.80	18.0
MSMCH	Green Acres	Valley Stream	NY	1 / 1	70,000,000	6.8	Retail	2,081,286	178	54.5	54.5	2.10	13.0
WFB	Orlando Office Portfolio	Orlando	FL	1 / 3	70,000,000	6.8	Office	1,029,761	131	56.7	56.7	1.42	10.4
MSMCH	Seminole Trail Portfolio	Various	VA	1 / 10	65,000,000	6.3	Various	723,103	90	59.2	59.2	1.46	10.9
MSMCH	Shoppes at River Crossing	Macon	GA	1 / 1	65,000,000	6.3	Retail	552,795	118	63.7	63.7	1.53	13.3
WFB	Queen Kapiolani Hotel	Honolulu	HI	1 / 1	60,300,000	5.9	Hospitality	315	191,429	45.0	45.0	2.02	15.5
CREFI	ExchangeRight Net Leased Portfolio #62	Various	Various	1 / 17	48,500,000	4.7	Various	427,964	113	48.5	48.5	1.97	11.4
MSMCH	ExchangeRight Net Leased Portfolio #61	Various	Various	1 / 16	46,872,000	4.6	Various	387,016	121	48.0	48.0	1.98	12.0
Top Three Total/Weighted Average				3 / 54	$278,749,999	27.2%				43.2%	42.1%	2.32x	16.2%
Top Five Total/Weighted Average				5 / 58	$418,749,999	40.8%				47.4%	46.6%	2.13x	14.7%
Top Ten Total/Weighted Average				10 / 103	$704,421,999	68.7%				49.9%	49.4%	1.98x	13.9%
Non-Top Ten Total/Weighted Average				14 / 31	$321,519,019	31.3%				54.1%	53.4%	1.73x	12.1%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF or Room ($) loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK5 2023-5YR1	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance (1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	National Warehouse & Distribution Portfolio	CREFI	$100,000,000	$157,000,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$57,000,000
2	Oak Street NLP Fund Portfolio	WFB	$97,500,000	$340,000,000	OAKST 2023-NLP	KeyBank National Association	Situs Holdings, LLC	BANK5 2023-5YR1	$242,500,000
3	Brandywine Strategic Office Portfolio	WFB/BANA/CREFI	$81,249,999	$245,000,000	FIVE 2023-V1	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	BANK 2023-BNK45, BANK5 2023-5YR1	$163,750,001
4	Green Acres	MSMCH	$70,000,000	$370,000,000	BMO 2023-C4(2)	Midland Loan Services, a Division of PNC Bank, National Association (2)	LNR Partners, LLC(2)	BANK 2023-BNK45, BMO 2023-C4, BANK5 2023-5YR1, FIVE 2023-V1	$300,000,000
5	Orlando Office Portfolio	WFB	$70,000,000	$135,000,000	BANK 2023-BNK45	Wells Fargo Bank, National Association	LNR Partners, LLC	BANK5 2023-5YR1	$65,000,000
11	McKesson Phase 2	MSMCH	$46,700,000	$76,700,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$30,000,000
14	575 Broadway	WFB	$34,846,068	$126,839,689	FIVE 2023-V1	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	BMO 2023-C4, BANK5 2023-5YR1	$91,993,620
15	1201 Third Avenue	MSMCH	$30,000,000	$170,000,000	BANK5 2023-5YR1(3)	Wells Fargo Bank, National Association(3)	CWCapital Asset Management LLC(3)	BANK5 2023-5YR1	$140,000,000
16	Essex Crossing	MSMCH	$25,000,000	$40,690,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Future Securitization(s)	$15,690,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	The related whole loan is expected to initially be serviced under the BMO 2023-C4 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK5 2023-5YR1 certificates after the closing of such securitization.

(3)	The related whole loan is expected to initially be serviced under the BANK5 2023-5YR1 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK5 2023-5YR1 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
C.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
2.12	WFB	Save Mart Supermarkets - Modesto, CA (4)	Modesto	CA	Retail	$2,128,941	0.2%	UBCSM 2017-C1
2.13	WFB	Save Mart Supermarkets - Grass Valley, CA	Grass Valley	CA	Retail	2,067,000	0.2	UBCSM 2017-C1
2.19	WFB	Save Mart Supermarkets - Tracy, CA	Tracy	CA	Retail	1,624,235	0.2	UBCSM 2017-C1
2.20	WFB	Save Mart Supermarkets - Folsom, CA	Folsom	CA	Retail	1,587,529	0.2	UBCSM 2017-C1
2.24	WFB	Save Mart Supermarkets - Chico, CA	Chico	CA	Retail	1,227,353	0.1	UBCSM 2017-C1
2.25	WFB	Save Mart Supermarkets - Salinas, CA	Salinas	CA	Retail	1,222,765	0.1	UBCSM 2017-C1
2.26	WFB	Save Mart Supermarkets - Kingsburg, CA	Kingsburg	CA	Retail	1,206,706	0.1	UBCSM 2017-C1
2.27	WFB	Save Mart Supermarkets - Clovis, CA (3)	Clovis	CA	Retail	1,197,529	0.1	UBCSM 2017-C1
2.29	WFB	Save Mart Supermarkets - Vacaville, CA (2)	Vacaville	CA	Retail	1,098,882	0.1	UBCSM 2017-C1
2.30	WFB	Save Mart Supermarkets - Elk Grove, CA	Elk Grove	CA	Retail	1,085,118	0.1	UBCSM 2017-C1
2.32	WFB	Save Mart Supermarkets - Fresno, CA (3)	Fresno	CA	Retail	952,059	0.1	UBCSM 2017-C1
2.33	WFB	Save Mart Supermarkets - Lodi, CA	Lodi	CA	Retail	940,588	0.1	UBCSM 2017-C1
2.39	WFB	Save Mart Supermarkets - Jackson, CA	Jackson	CA	Retail	683,647	0.1	UBCSM 2017-C1
9.04	CREFI	Food Lion - Elizabeth City	Elizabeth City	NC	Retail	3,700,000	0.4	WFCM 2017-C42
14.00	WFB	575 Broadway	New York	NY	Mixed Use	34,846,068	3.4	UBSBB 2013-C6
17.02	CREFI	Clocktower Place	Florissant	MO	Leased Fee	5,250,000	0.5	CSAIL 2019-C18
21.00	WFB	Hilton Garden Inn Blacksburg University	Blacksburg	VA	Hospitality	8,974,127	0.9	COMM 2015-CR24
	Total					$69,792,548	6.8%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
D.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Office	32	$332,291,099	32.4%	50.9%	50.8%	2.02x	13.2%	12.3%	6.0747%
CBD	8	204,344,387	19.9	49.7	49.7	2.12	13.5	12.7	5.9844
Suburban	18	106,062,374	10.3	53.7	53.3	1.83	12.8	11.8	6.3107
Medical	6	21,884,337	2.1	48.5	48.5	1.95	11.7	11.4	5.7738
Retail	76	296,404,075	28.9	50.5	50.5	1.97	13.3	12.6	6.4340
Single Tenant	65	122,680,722	12.0	44.5	44.5	2.14	13.3	12.7	5.8655
Regional Mall	1	70,000,000	6.8	54.5	54.5	2.10	13.0	12.5	5.8990
Lifestyle Center	1	65,000,000	6.3	63.7	63.7	1.53	13.3	12.2	7.8750
Anchored	6	30,341,706	3.0	39.7	39.7	1.89	13.3	12.6	6.8022
Shadow Anchored	1	4,500,000	0.4	48.6	48.6	1.98	18.1	14.5	7.2100
Unanchored	2	3,881,647	0.4	32.3	32.3	2.71	17.9	16.8	6.1380
Industrial	16	214,829,826	20.9	49.5	48.1	1.81	13.4	12.5	6.5479
Warehouse/Distribution	13	186,461,118	18.2	48.4	47.0	1.85	13.5	12.7	6.5195
Flex	3	28,368,708	2.8	56.6	54.9	1.56	12.4	11.5	6.7342
Hospitality	5	99,069,951	9.7	46.6	46.3	2.04	16.1	14.3	6.7899
Full Service	1	60,300,000	5.9	45.0	45.0	2.02	15.5	13.7	6.7130
Limited Service	3	29,795,824	2.9	46.0	45.6	2.17	17.2	15.3	6.7747
Select Service	1	8,974,127	0.9	59.8	57.1	1.76	16.8	14.6	7.3570
Mixed Use	2	59,846,068	5.8	61.5	59.1	1.35	11.2	11.0	7.2310
Retail/Office	1	34,846,068	3.4	59.0	54.8	1.38	12.6	12.3	7.4900
Office/Retail	1	25,000,000	2.4	65.0	65.0	1.32	9.3	9.2	6.8700
Leased Fee	3	23,500,000	2.3	73.4	73.4	1.12	7.6	7.6	6.7300
Leased Fee	3	23,500,000	2.3	73.4	73.4	1.12	7.6	7.6	6.7300
Total/Weighted Average	134	$1,025,941,018	100.0%	51.2%	50.7%	1.90x	13.3%	12.5%	6.4291%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
E.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	4	$132,702,068	12.9%	57.5%	56.4%	1.76	x	12.2%	11.8%	6.4996%
Florida	12	103,355,389	10.1	52.6	52.6	1.74		12.7	11.8	6.7235
California	31	93,442,730	9.1	44.1	42.7	2.09		15.2	14.2	6.4635
Southern California	6	54,906,142	5.4	52.4	50.0	1.66		13.4	12.4	6.6919
Northern California	25	38,536,588	3.8	32.3	32.3	2.71		17.9	16.8	6.1380
Pennsylvania	11	77,786,177	7.6	39.3	39.3	2.68		17.2	16.1	5.9116
Georgia	3	75,088,471	7.3	60.5	60.5	1.64		13.9	12.7	7.7059
Virginia	12	74,516,527	7.3	59.2	58.9	1.50		11.6	10.5	6.7689
Ohio	5	71,476,886	7.0	60.0	59.5	1.87		10.9	10.7	5.5708
Maryland	3	62,568,000	6.1	47.7	47.7	1.67		11.1	10.7	6.3666
Hawaii	1	60,300,000	5.9	45.0	45.0	2.02		15.5	13.7	6.7130
Other(2)	52	274,704,771	26.8	48.6	47.9	1.97		13.2	12.5	6.1532
Total/Weighted Average	134	$1,025,941,018	100.0%	51.2%	50.7%	1.90	x	13.3%	12.5%	6.4291%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 20 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

BANK5 2023-5YR1	Characteristics of the Mortgage Pool
F.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,153,000 - 4,000,000	1	$3,153,000	0.3%
4,000,001 - 5,000,000	1	4,500,000	0.4
5,000,001 - 7,000,000	1	6,495,824	0.6
7,000,001 - 9,000,000	1	8,974,127	0.9
9,000,001 - 20,000,000	1	18,800,000	1.8
20,000,001 - 30,000,000	5	122,800,000	12.0
30,000,001 - 50,000,000	6	252,168,068	24.6
50,000,001 - 70,000,000	5	330,300,000	32.2
70,000,001 - 90,000,000	1	81,249,999	7.9
90,000,001 - 100,000,000	2	197,500,000	19.3
Total:	24	$1,025,941,018	100.0%
Average:	$42,747,542

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.12	1	$23,500,000	2.3%
1.33 - 1.40	2	46,000,000	4.5
1.41 - 1.50	3	123,646,068	12.1
1.51 - 1.60	2	101,000,000	9.8
1.61 - 1.70	2	165,000,000	16.1
1.71 - 2.00	4	140,945,824	13.7
2.01 - 2.25	3	125,846,127	12.3
2.26 - 2.50	3	67,953,000	6.6
2.51 - 2.75	1	23,300,000	2.3
2.76 - 3.00	1	97,500,000	9.5
3.01 - 3.12	2	111,249,999	10.8
Total:	24	$1,025,941,018	100.0%
Weighted Average:	2.03x

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.6	1	$23,500,000	2.3%
9.3 - 10.0	2	46,000,000	4.5
10.1 - 11.0	5	236,500,000	23.1
11.1 - 12.0	3	134,622,000	13.1
12.1 - 13.0	3	204,846,068	20.0
13.1 - 14.0	2	68,153,000	6.6
14.1 - 16.0	2	66,795,824	6.5
16.1 - 17.0	1	8,974,127	0.9
17.1 - 18.1	5	236,549,999	23.1
Total:	24	$1,025,941,018	100.0%
Weighted Average:	13.3%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	12	$505,420,195	49.3%
Acquisition	8	274,975,000	26.8
Recapitalization	4	245,545,823	23.9
Total:	24	$1,025,941,018	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.1400	1	$46,700,000	4.6%
5.5850 - 5.7500	3	117,750,000	11.5
5.7501 - 6.0000	5	222,274,999	21.7
6.0001 - 6.2500	1	97,500,000	9.5
6.2501 - 6.7500	4	172,100,000	16.8
6.7501 - 7.0000	5	237,495,824	23.1
7.0001 - 7.2500	2	23,300,000	2.3
7.2501 - 7.5000	2	43,820,195	4.3
7.5001 - 7.8750	1	65,000,000	6.3
Total:	24	$1,025,941,018	100.0%
Weighted Average:	6.4291%

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.12	1	$23,500,000	2.3%
1.32 - 1.40	4	99,646,068	9.7
1.41 - 1.50	3	171,000,000	16.7
1.51 - 1.60	2	165,000,000	16.1
1.61 - 1.70	1	6,495,824	0.6
1.71 - 1.80	1	8,974,127	0.9
1.81 - 1.90	1	39,250,000	3.8
1.91 - 2.00	4	146,572,000	14.3
2.01 - 2.25	3	133,453,000	13.0
2.26 - 2.50	1	23,300,000	2.3
2.51 - 2.75	1	97,500,000	9.5
2.76 - 2.80	2	111,249,999	10.8
Total:	24	$1,025,941,018	100.0%
Weighted Average:	1.90x

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.6	1	$23,500,000	2.3%
9.2 - 10.0	4	181,000,000	17.6
10.1 - 11.0	4	140,750,000	13.7
11.1 - 12.0	2	95,372,000	9.3
12.1 - 13.0	5	272,999,068	26.6
13.1 - 14.0	2	66,795,824	6.5
14.1 - 15.0	2	13,474,127	1.3
15.1 - 16.0	2	53,300,000	5.2
16.1 - 16.8	2	178,749,999	17.4
Total:	24	$1,025,941,018	100.0%
Weighted Average:	12.5%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

BANK5 2023-5YR1	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	24	$1,025,941,018	100.0%
Total:	24	$1,025,941,018	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 60	24	$1,025,941,018	100.0%
Total:	24	$1,025,941,018	100.0%
Weighted Average:	58 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	19	$854,624,999	83.3%
300	1	34,846,068	3.4
360	4	136,469,951	13.3
Total:	24	$1,025,941,018	100.0%
Weighted Average(3):	348 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	19	$854,624,999	83.3%
296	1	34,846,068	3.4
356 - 360	4	136,469,951	13.3
Total:	24	$1,025,941,018	100.0%
Weighted Average(3):	347 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard/ Springing Cash Management	15	$679,788,018	66.3%
Hard/ In Place Cash Management	6	298,700,000	29.1
Springing	2	26,453,000	2.6
Soft/ Springing Cash Management	1	21,000,000	2.0
Total:	24	$1,025,941,018	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	19	$779,891,019	76.0%
Lockout / GRTR 1% or YM / Open	4	216,049,999	21.1
Lockout / GRTR 1% or YM/ GRTR 1% or YM or Defeasance / Open	1	30,000,000	2.9
Total:	24	$1,025,941,018	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
30.5 - 35.0	2	$127,500,000	12.4%
35.1 - 40.0	2	87,745,823	8.6
40.1 - 45.0	2	79,100,000	7.7
45.1 - 50.0	6	198,422,000	19.3
50.1 - 55.0	2	73,153,000	7.1
55.1 - 60.0	5	278,820,195	27.2
60.1 - 65.0	4	157,700,000	15.4
65.1 - 73.4	1	23,500,000	2.3
Total:	24	$1,025,941,018	100.0%
Weighted Average:	51.2%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
30.5 - 35.0	2	$127,500,000	12.4%
35.1 - 40.0	2	87,745,823	8.6
40.1 - 45.0	2	79,100,000	7.7
45.1 - 50.0	6	198,422,000	19.3
50.1 - 55.0	4	207,999,068	20.3
55.1 - 60.0	3	143,974,127	14.0
60.1 - 65.0	4	157,700,000	15.4
65.1 - 73.4	1	23,500,000	2.3
Total:	24	$1,025,941,018	100.0%
Weighted Average:	50.7%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	19	$854,624,999	83.3%
Amortizing Balloon	4	150,316,019	14.7
Interest Only, Amortizing Balloon	1	21,000,000	2.0
Total:	24	$1,025,941,018	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
24	1	$21,000,000	2.0%
Total:	1	$21,000,000	2.0%
Weighted Average:	24 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	6	$239,953,000	23.4%
1	6	253,795,824	24.7
2	2	128,121,999	12.5
3	6	292,550,000	28.5
4	3	64,820,195	6.3
5	1	46,700,000	4.6
Total:	24	$1,025,941,018	100.0%
Weighted Average:	2 months

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

BANK5 2023-5YR1	Certain Terms and Conditions
V.	Certain Terms and Conditions
Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).
Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates (other than the Class R Certificates) or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates (other than the Class R Certificates) on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their Class Percentage Interests. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-F, X-G, X-H and R Certificates and the RR Interest) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-F, X-G, X-H or R Certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D, X-F, X-G and X-H Certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

BANK5 2023-5YR1	Certain Terms and Conditions

(1)	The maximum certificate balances of the Class A-2, A-3, A-S, B and C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-2 and A-3 trust components discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Exchangeable Certificates.”
(2)	The Class X-A, X-B, X-D, X-F, X-G and X-H Certificates are interest-only certificates.
(3)	The Class X-D, X-F, X-G and X-H Certificates and the RR Interest are Non-Offered Certificates.
(4)	Other than the Class X-D, X-F, X-G, X-H and R Certificates and the RR Interest.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, X-A, X-B, X-D, X-F, X-G and X-H Certificates: To interest on the Class A-1, X-A, X-B, X-D, X-F, X-G and X-H Certificates and the Class A-2, A-2-X1, A-2-X2, A-3, A-3-X1 and A-3-X2 trust components, pro rata, according to their respective interest entitlements.
2. Class A-1 Certificates and the Class A-2 and A-3 trust components: To principal on the Class A-1 Certificates and the Class A-2 and A-3 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1 Certificates and the Class A-2 and A-3 trust components and the RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1 Certificates and the Class A-2 and A-3 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1 Certificates and the Class A-2 and A-3 trust components, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1 Certificates and the Class A-2 and A-3 trust components: To reimburse the holders of the Class A-1 Certificates and the Class A-2 and A-3 trust components,
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

BANK5 2023-5YR1	Certain Terms and Conditions
pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.             Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 Certificates and the Class A-2 and A-3 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.             Class B, B-X1 and B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 Certificates and the Class A-2, A-3 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.             Class C, C-X1 and C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 Certificates and the Class A-2, A-3, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.            Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 Certificates and the Class A-2, A-3, A-S, B and C trust components), to principal on the Class D Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.              After the Class A-1 and D Certificates and the Class A-2, A-3, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E, F, G and H Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Principal and interest payable on the Class A-2, A-2-X1, A-2-X2, A-3, A-3-X1, A-3-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”
Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding certificate balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

BANK5 2023-5YR1	Certain Terms and Conditions

related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial certificate balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the table under “Certificate Structure”	Class A-2 Certificate PassThrough Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate PassThrough Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$112,084,000	Class A-S Certificate PassThrough Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Certain Terms and Conditions
Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class B	$43,859,000	Class B Certificate PassThrough Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$40,204,000	Class C Certificate PassThrough Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the certificate balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, A-2-X1, A-2-X2
	Class A-2-1	Class A-2, A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, A-3-X1, A-3-X2
	Class A-3-1	Class A-3, A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, A-S-X1, A-S-X2
	Class A-S-1	Class A-S, A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, A-S-X2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Certain Terms and Conditions
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class B Exchangeable Certificates”	Class B	Class B, B-X1, B-X2
	Class B-1	Class B, B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, B-X2
“Class C Exchangeable Certificates”	Class C	Class C, C-X1, C-X2
	Class C-1	Class C, C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, C-X2
The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-2, A-3, A-S, B and C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-2 and A-3 trust components discussed in footnote (9) to table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.
Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class AS Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 trust component, Class A-3 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same Approximate Initial Credit Support, Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2 Certificates, Class A-3 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(x) to the Non-Retained Certificates (other than the Class X-D, X-F, X-G, X-H, F, G, H and R certificates), in the following amounts:

(1)          to each of the Class A-1, A-2, A-2-1, A-2-2, A-3, A-3-1, A-3-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2, D and E Certificates, the product of (a) the Non-Retained Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Certain Terms and Conditions

Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)         to the Class A-2-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 Certificates and the applicable principal prepayment,

(3)          to the Class A-2-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 Certificates and the applicable principal prepayment,

(4)          to the Class A-3-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(5)         to the Class A-3-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(6)          to the Class A-S-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)          to the Class A-S-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)          to the Class B-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9)         to the Class B-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)   to the Class C-X1 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

(11)   to the Class C-X2 Certificates, the product of (a) the Non-Retained Percentage of such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)   to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 Certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, D, E, F, G and H Certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 Certificates and the Class A-2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

BANK5 2023-5YR1	Certain Terms and Conditions

Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above, and

(13)   to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and

(y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-F, X-G, X-H, F, G, H or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, D, E, F, G and H Certificates and the Class A-2, A-3, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Percentage of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C trust component; seventh, to the Class B trust component; eighth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1 Certificates and the Class A-2 and A-3 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-2, A-3, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1 Certificates or the Class A-2 or A-3 trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S or B trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or E Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-2-X1, A-2-X2, A-3, A-3-X1, A-3-X2, X-A, X-B, X-D, X-F, X-G and X-H Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

BANK5 2023-5YR1	Certain Terms and Conditions
have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, D and E Certificates and the Class A-2, A-3, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates and the RR Interest) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

BANK5 2023-5YR1	Certain Terms and Conditions
Control Eligible Certificates:	The Class F, G and H Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and the Servicing Shift Whole Loan (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to the whole loan marked with footnote (3) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (the “Servicing Shift Whole Loan”), prior to the date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the BANK5 2023-5YR1 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

BANK5 2023-5YR1	Certain Terms and Conditions

Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the holder of the related controlling pari passu companion loan(s).

With respect to (x) each non-serviced whole loan and (y) the Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2023-5YR1 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2023-5YR1 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

BANK5 2023-5YR1	Certain Terms and Conditions
Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to the Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates other than the RR Interest. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to the Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK5 2023-5YR1 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each serviced whole loan and (y) the Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the BANK5 2023-5YR1 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) the Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

BANK5 2023-5YR1	Certain Terms and Conditions

loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest), following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, D and E Certificates and the Class A-2, A-3, A-S, B and C trust components are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

BANK5 2023-5YR1	Certain Terms and Conditions

written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK5 2023-5YR1 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK5 2023-5YR1 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK5 2023-5YR1 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK5 2023-5YR1 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK5 2023-5YR1 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

BANK5 2023-5YR1	Certain Terms and Conditions
Initial Majority Controlling Class Certificateholder:	It is expected that Basis Investment Group, LLC or its affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

National Warehouse & Distribution Portfolio
1 1700 Schuster Road Delano, CA
2 101 Michelin Drive Laurens , SC
3 1525 West 2960 South Nibley, UT
4 5685 Raiders Road, Building B Frazeysburg, OH
5 840 Complex Street Southwest Lenoir, NC
COLUMBUS
New Albany
Reynoldsburg
Newark
Heath
Zanesville
Frazeysburg
Dresden
Coshocton
Lancaster
Logan
Pickerington
Groveport
Circleville
TENNESSEE
Boone
Wilkesboro
Lenoir
Hickory
Morganton
Statesville
Mooresville
Lincolnton
Shelby
Gastonia
CHARLOTTE
NORTH CAROLINA
SOUTH CAROLINA
Gaffney
Logan
Hyde Park
River Heights
Providence
Nibley
Millville
Benson
Wellsville
Hyrum
CACHE COUNTY
WASATCH-CACHE NAT'L FOREST
Delano
KERN COUNTY
TULARE COUNTY
Vinland
Zentner
McFarland
Spartanburg
Greer
Greenville
Mauldin
Simpsonville
Laurens
Clinton
Union
Piedmont

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

No. 1 – National Warehouse & Distribution Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Citi Real Estate Funding Inc.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Industrial - Various
Original Principal Balance(1):	$100,000,000			Location(4):	Various
Cut-off Date Balance(1):	$100,000,000			Size:	3,951,338 SF
% of Initial Pool Balance:	9.7%			Cut-off Date Balance Per SF(1):	$39.73
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$37.60
Borrower Sponsor:	Samuel Bert Malouf			Year Built/Renovated(4):	Various/Various
Guarantor:	Samuel Bert Malouf			Title Vesting:	Fee
Mortgage Rate:	6.8100%			Property Manager:	Self-Managed
Note Date:	March 10, 2023			Current Occupancy (As of):	100.0% (4/1/2023)
Seasoning:	0 months			YE 2022 Occupancy(5):	NAV
Maturity Date:	April 6, 2028			YE 2021 Occupancy(5):	NAV
IO Period:	0 months			YE 2020 Occupancy(5):	NAV
Loan Term (Original):	60 months			As-Is Appraised Value(6):	$276,700,000
Amortization Term (Original):	360 months			As-Is Appraised Value Per SF(6):	$70.03
Loan Amortization Type:	Amortizing Balloon			As-Is Appraisal Valuation Date(6):	Various
Call Protection(2):	L(24),D(29),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			YE 2022 NOI(5):	NAV
Additional Debt Type (Balance) (1):	Pari Passu ($57,000,000)			YE 2021 NOI(5):	NAV
				YE 2020 NOI(5):	NAV
				YE 2019 NOI(5):	NAV
				U/W Revenues:	$24,103,590
				U/W Expenses:	$3,755,768
Escrows and Reserves(3)				U/W NOI:	$20,347,822
	Initial	Monthly	Cap	U/W NCF:	$18,964,854
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.65x / 1.54x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.1%
Replacement Reserve	$0	$32,928	$790,268	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.7% / 12.8%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	56.7%
Immediate Repairs	$227,688	NAP	NAP	LTV Ratio at Maturity(1)(6):	53.7%
Cash Collateral Reserve	$6,147,412	NAP	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$157,000,000	100.0%	Loan Payoff	$125,610,988	80.0%
			Return of Equity	20,133,780	12.8
			Upfront Reserves	6,375,099	4.1
			Closing Costs	4,880,133	3.1
Total Sources	$157,000,000	100.0%	Total Uses	$157,000,000	100.0%
(1)	The National Warehouse & Distribution Portfolio Mortgage Loan (as defined below) is part of the National Warehouse & Distribution Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $157,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the National Warehouse & Distribution Portfolio Whole Loan.
(2)	At any time after the earlier of (i) March 10, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the National Warehouse & Distribution Portfolio Whole Loan to be securitized, the borrowers have the right to defease the National Warehouse & Distribution Portfolio Whole Loan in part or in full. -See also “Partial Release” below.
(3)	See “Escrows” below.
(4)	See “Portfolio Summary” below.
(5)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties (as defined below) between 2017 and 2022. As such, historical occupancies and cash flows are not available.
(6)	The appraiser concluded to an aggregate “As-is” value of $276,700,000 as of various dates between January 23, 2023 and January 31, 2023. The appraiser also concluded to an aggregate “go dark” value of $215,400,000 as of various dates between January 23, 2023 and January 31, 2023. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value are 72.9% and 69.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The largest mortgage loan (the “National Warehouse & Distribution Portfolio Mortgage Loan”) is part of a whole loan (the “National Warehouse & Distribution Portfolio Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $157,000,000. The National Warehouse & Distribution Portfolio Whole Loan is secured by a first priority fee mortgage encumbering five industrial properties totaling 3,951,338 square feet, located across five states (the “National Warehouse & Distribution Portfolio Properties”). The National Warehouse & Distribution Portfolio Mortgage Loan, with an aggregate original principal amount of $100,000,000, is evidenced by the controlling note A-1 and non-controlling notes A-2 and A-5. The National Warehouse & Distribution Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BANK5 2023-5YR1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-3	$30,000,000	$30,000,000	CREFI	No
A-4-1	$5,000,000	$5,000,000	CREFI	No
A-4-2	$22,000,000	$22,000,000	CREFI	No
A-5	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
Total	$157,000,000	$157,000,000

The Borrowers and Borrower Sponsor. The borrowers comprise five single purpose entities: MPI Delano SPE, LLC, MPI Frazeysburg SPE, LLC, MPI Laurens SPE, LLC, MPI Lenoir Complex SPE, LLC and MPI Nibley SPE, LLC, each a Delaware limited liability company, and each wholly owned by MPI Group LLC, a Utah limited liability company (“MPI Group”). The borrowers have one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the National Warehouse & Distribution Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor of the National Warehouse & Distribution Portfolio Whole Loan is Samuel Bert Malouf (“Sam Malouf”). Sam Malouf together with his wife Kacie co-founded the Malouf Companies (as further defined and described below) in 2003. Sam Malouf is currently the chief executive officer of the Malouf Companies. Sam Malouf is also a partner at Tamarak Capital, a venture capital firm headquartered in Springville, Utah which has invested in multiple industries, including B2B software, consumer goods, consumer software, home technology, industrial, fintech, automotive, and real estate. Over the course of Sam Malouf’s career he has received the Ernst and Young Entrepreneur of the Year Award in the Utah Region, Walmart Supplier of the Year, and was named to Home Furnishings Business’s Forty under 40 list.

Each of MPI Group, the 100% owner of the borrowers, and CVB, Inc., a Utah benefit corporation (“CVB, Inc.”), that is or will be, as applicable, the sole tenant of each of the National Warehouse & Distribution Portfolio Properties (each of MPI Group and CVB, Inc., a “Malouf Company”, and collectively the “Malouf Companies”) are directly or indirectly 100% owned by Sam Malouf and his wife Kacie.

The Properties. The National Warehouse & Distribution Portfolio Properties comprise five one- and two-story, single-tenant industrial buildings located in California (39.9% of allocated loan amount), South Carolina (20.0% of allocated loan amount), Utah (16.0% of allocated loan amount), Ohio (13.4% of allocated loan amount), and North Carolina (10.6% of allocated loan amount). The National Warehouse & Distribution Portfolio Properties were built between 1970 and 2015 and range in size from 260,000 square feet to 1,213,366 square feet, totaling 3,951,338 square feet. The 1525 West 2960 South property serves as Malouf Companies corporate headquarters and includes 140,000 square feet of office space. As of April 1, 2023, all five properties were 100.0% leased to CVB, Inc. running through February 28, 2038 with no termination options.

1700 Schuster Road

The 1700 Schuster Road property is a 1,213,366 square foot, single-story warehouse/distribution center located in Delano, California. The property was built in 1993 and expanded in 1996. The property is situated on 80.5 acres and is located approximately 140 miles north of Los Angeles, California. The building contains 32-foot clear heights, 185 dock-high doors, and 4 drive-in doors.

101 Michelin Drive

The 101 Michelin Drive property is a 1,170,972 square foot, single-story warehouse/distribution center located in Laurens, South Carolina, approximately 104 miles southwest of Charlotte, North Carolina. The property was built in 1993 and is situated on 118.1 acres. The building contains 35-foot clear heights, 118 dock-high doors, and 2 drive-in doors.

1525 West 2960 South

The 1525 West 2960 South property is a 260,000 square foot, two-story industrial flex building located in Nibley, Utah. The property serves as Malouf Companies’ corporate headquarters and includes 140,000 square feet of office space spread across two floors. The corporate headquarters space features a full-service restaurant, onsite gym with a basketball court and studio space to showcase Malouf Companies’ products. The property was built in 2015 and is situated on 20.9 acres located approximately 78 miles north of Salt Lake City, Utah. The building contains 34-foot clear heights, 13 dock-high doors, and 4 drive-in doors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

5685 Raiders Road, Building B

The 5685 Raiders Road, Building B property is an 812,000 square foot, single-story warehouse/distribution center located in Frazeysburg, Ohio, approximately 59 miles east of Columbus, Ohio. The property was built in 1994 and most recently renovated in 2022. The property is situated on 60.7 acres and contains 24-foot clear heights, 59 dock-high doors, and 3 drive-in doors.

840 Complex Street Southwest

The 840 Complex Street Southwest property is a 495,000 square foot, single-story warehouse/distribution center located in Lenoir, North Carolina, approximately 75 miles northwest of Charlotte, North Carolina. The property was built in 1970 and most recently renovated in 2022. The property is situated on 25.5 acres and contains 20-foot clear heights, 91 dock-high doors, and 3 drive-in doors.

The following table presents certain information relating to the National Warehouse & Distribution Portfolio Properties:

Portfolio Summary(1)

Property Name – Location	Net Rentable Area (SF)(2)	Year Built / Renovated	Allocated Whole Loan Cut-off Date Balance (“ALA”)	% of ALA	As-Is Appraised Value	Clear Heights (ft.)	Dock Doors	Drive-In Doors
1700 Schuster Road	1,213,366	1993; 1996 / NAP	$62,700,000	39.9%	$100,200,000	32	185	4
Delano, CA
101 Michelin Drive	1,170,972	1993 / NAP	$31,460,000	20.0%	$61,300,000	35	118	2
Laurens, SC
1525 West 2960 South	260,000	2015 / NAP	$25,120,000	16.0%	$45,300,000	34	13	4
Nibley, UT
5685 Raiders Road, Building B	812,000	1994 / 2022	$21,000,000	13.4%	$37,700,000	24	59	3
Frazeysburg, OH
840 Complex Street Southwest	495,000	1970 / 2022	$16,720,000	10.6%	$32,200,000	20	91	3
Lenoir, NC
Total/Weighted Average	3,951,338		$157,000,000	100.0%	$276,700,000	31	117	3
(1)	Based on appraisal reports as of various dates between January 23, 2023 and January 31, 2023.
(2)	Based on the underwritten rent roll dated as of April 1, 2023.

Sole Tenant.

CVB, Inc. (3,951,338 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; February 28, 2038 lease expiration) – CVB, Inc. is part of the Malouf Companies. Malouf Companies was founded by Sam and Kacie Malouf in 2003 and is a consumer goods company that specializes in home furnishings and bedding products. Malouf Companies products are available in over 15,000 retail locations across 58 countries, through partnerships with major retailers such as Amazon, Walmart, Wayfair, Overstock, Target, Home Depot, Mattress Firm, and Lowes. Malouf Companies is a Certified B Corporation and currently employs over 1,200 people.

The following table presents certain information relating to the tenancy at the National Warehouse & Distribution Portfolio Properties:

Major Tenants(1) (2)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
CVB, Inc.	NR/NR/NR	3,951,338	100.0%	$5.47	$21,616,432	100.0%	2/28/2038	None	N
Occupied Collateral Total		3,951,338	100.0%	$5.47	$21,616,432	100.0%

Vacant Space		0	0.0%

Collateral Total		3,951,338	100.0%

(1)	Based on the underwritten rent roll as of April 1, 2023.
(2)	With respect to the 101 Michelin Drive property, CVB, Inc. currently leases approximately 818,486 square feet representing approximately 69.9% of net rentable area, and Michelin leases the remaining approximately 352,486 square feet, representing approximately 30.1% of net rentable area. The lease for the current tenant, Michelin, expires on July 31, 2023. Upon such expiration, CVB, Inc. will lease such space. The table above, and certain other numerical information herein, assumes that CVB, Inc. is leasing 100% of the 101 Michelin Drive property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the National Warehouse & Distribution Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	3,951,338	100.0%	3,951,338	100.0%	$21,616,432	100.0%	$5.47
Vacant	0	0	0.0%	3,951,338	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	3,951,338	100.0%			$21,616,432	100.0%	$5.47
(1)	Information obtained from the underwritten rent roll as of April 1, 2023.

The following table presents historical occupancy percentages at the National Warehouse & Distribution Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll as of April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the National Warehouse & Distribution Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$21,616,432	85.2%	$5.47
Total Reimbursements	3,755,768	14.8	0.95
Gross Potential Rent	$25,372,200	100.0%	$6.42
(Vacancy & Credit Loss)	(1,268,610)	(5.0)	(0.32)
Effective Gross Income	$24,103,590	95.0%	$6.10

Real Estate Taxes	$1,480,594	6.1%	$0.37
Management Fee	723,108	3.0	0.18
Insurance	577,482	2.4	0.15
Other Operating Expenses	974,584	4.0	0.25
Total Expenses	$3,755,768	15.6%	$0.95

Net Operating Income	$20,347,822	84.4%	$5.15
Replacement Reserves	395,134	1.6	0.10
TI/LC	987,835	4.1	0.25
Net Cash Flow	$18,964,854	78.7%	$4.80

NOI DSCR(4)	1.65x
NCF DSCR(4)	1.54x
NOI Debt Yield(4)	13.0%
NCF Debt Yield(4)	12.1%
(1)	Information obtained from the underwritten rent roll dated as of April 1, 2023.
(2)	The borrower sponsor acquired four of the five National Warehouse & Distribution Portfolio Properties between 2017 and 2022. As such, historical cash flows are not available.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.
(4)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the National Warehouse & Distribution Portfolio Whole Loan.

Appraisals. According to the appraisals dated between January 23, 2023 and January 31, 2023, the National Warehouse & Distribution Portfolio Properties had an aggregate “As-is” value of $276,700,000. The appraiser also concluded to an aggregate “go dark” value of $215,400,000 as of various dates between January 23, 2023 and January 31, 2023.

Environmental Matters. According to the Phase I environmental reports dated February 9, 2023, there was no evidence of any recognized environmental conditions at any of the National Warehouse & Distribution Portfolio Properties.

Market Overview and Competition. The National Warehouse & Distribution Portfolio Properties are located within the core-based statistical areas of Bakersfield, California (one property, 39.9% of the allocated loan amount), Greenville-Anderson-Mauldin, South Carolina (one property, 20.0% of the allocated loan amount), Logan, Utah-Idaho (one property, 16.0% of the allocated loan amount), Zanesville, Ohio (one property, 13.4% of the allocated loan amount) and Hickory-Lenoir-Morganton, North Carolina (one property, 10.6% of the allocated loan amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to a third-party market research report relating to market rent conclusions for the National Warehouse & Distribution Portfolio Properties:

Market Analysis(1)

Property Name – City, State	Market	Industrial Submarket	Submarket Inventory	Submarket Vacancy	Market Rent (PSF)	UW Base Rent PSF
1700 Schuster Road – Delano, CA	Bakersfield, CA	North Outlying Kern County	2,418,648	0.4%	$8.23	$6.10
101 Michelin Drive – Laurens, SC	Greenville-Anderson- Mauldin, SC	Laurens County	9,334,611	0.3%	$4.01	$4.20
1525 West 2960 South – Nibley, UT	Logan, UT-ID	Cache County	556,803	6.0%	$11.61	$13.71
5685 Raiders Road, Building B – Frazeysburg, OH(2)	Zanesville, OH	NAV	4,452,505	3.0%	$5.59	$4.20
840 Complex Street Southwest – Lenoir, NC	Hickory-Lenoir-Morganton, NC	Caldwell County	7,381,886	14.6%	$4.29	$4.70
(1)	Information obtained from third party market research reports.
(2)	Submarket statistics at the 5685 Raiders Road, Building B property represent the Zanesville, OH industrial market.

Escrows.

Real Estate Taxes – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months; provided, however, the borrowers have no obligation to make such monthly deposits if the Reserve Waiver Conditions (as defined below) are satisfied on such monthly payment date.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage, unless an acceptable blanket policy is in place. An acceptable blanket policy was in place at origination of the National Warehouse & Distribution Portfolio Whole Loan.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $32,928, subject to a cap of $790,268.

TI/LC Reserve – On each monthly payment date on and after the occurrence and continuance of a Trigger Period (as defined below), the borrowers are required to deposit approximately $82,320 into a TI/LC reserve.

Immediate Repairs Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $227,688 into an immediate repairs reserve.

Cash Collateral Reserve – At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers deposited approximately $6,147,412 into a cash collateral reserve to be held as additional collateral for the National Warehouse & Distribution Portfolio Whole Loan. If the amount in the cash collateral reserve falls below $6,147,412, at any time during the term of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers are required to make a true up payment with respect to such insufficiency.

“Reserve Waiver Conditions” means each of the following: (i) no event of default has occurred and is continuing, (ii) the Specified Tenant (as defined below) lease is in full force and effect with no defaults beyond any notice and cure periods, and (iii) the Specified Tenant continues to make the payments and perform the obligations required under the applicable lease relating to the obligations for which the tax reserve was established (directly to the applicable taxing authority) and the borrowers deliver to lender evidence of the same (including, without limitation, paid invoices) by no later than the dates required under the National Warehouse & Distribution Portfolio Whole Loan documents.

Lockbox and Cash Management. The National Warehouse & Distribution Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to, and are required to cause the property manager to, immediately deposit all revenue directly into a lender approved lockbox account. At origination of the National Warehouse & Distribution Portfolio Whole Loan, the borrowers delivered a tenant direction letter to each tenant at the National Warehouse & Distribution Portfolio Properties, which is an affiliate of the borrowers, directing them to pay all rent and other sums due under the applicable lease directly into the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the National Warehouse & Distribution Portfolio Whole Loan documents are required to be deposited in an excess cash flow account. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow account to the borrowers. Upon an event of default under the National Warehouse & Distribution Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.30x, (iii) the occurrence of Specified Tenant Trigger Period (as defined below), and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means (i) CVB, Inc., together with any successor and/or assignee, (ii) any replacement tenant that accounts for either (A) 20% or more of the total rental income for all individual National Warehouse & Distribution Portfolio Properties, or (B) demises 20% or more of the total square feet for all individual National Warehouse & Distribution Portfolio Properties, (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or a guarantor of, any such Specified Tenant lease, and (iv) any replacement tenant that Sam Malouf and/or Malouf Companies owns a direct or indirect interest therein.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, (vii) on or after January 1, 2024, Malouf Companies, in the aggregate, fail to have and/or maintain a liquidity of $18,000,000 or more, and (viii) on or after January 1, 2024, either Malouf Company being in default under any loan agreement, letter of credit, or other credit facility, as applicable, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the National Warehouse & Distribution Portfolio Whole Loan documents for a term of at least five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, (vi) Malouf Companies have and maintain a liquidity of not less than $18,000,000, and (vii) Malouf Companies have cured any default under any applicable loan agreement, letter of credit, or other credit facility, as applicable.

Property Management. The National Warehouse & Distribution Portfolio Properties are self-managed.

Partial Release. Provided that no event of default is continuing under the National Warehouse & Distribution Portfolio Whole Loan documents (except with respect to a partial defeasance, which is permitted even if an event of default exists), at any time after the earlier of (a) the third anniversary of the origination date of the National Warehouse & Distribution Portfolio Whole Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may either deliver defeasance collateral or partially prepay the National Warehouse & Distribution Portfolio Whole Loan and obtain release of one or more individual National Warehouse & Distribution Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the Release Price (as defined below) (and in the case of a partial prepayment prior to October 6, 2027, payment of the yield maintenance premium), (ii) the borrowers deliver a REMIC opinion, (iii) the borrowers deliver (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 1.54x, and (b) the debt service coverage ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining National Warehouse & Distribution Portfolio Properties is no greater than the lesser of (a) 56.7% and (b) the loan-to-value ratio for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining National Warehouse & Distribution Portfolio Properties is greater than the greater of (a) 12.08%, and (b) the debt yield for all of the National Warehouse & Distribution Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) the 1525 West 2960 South property shall be the first or second individual property to be partially released or defeased, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Property Type: Industrial	Loan #1	Cut-off Date Balance:	$100,000,000
Property Subtype: Various	National Warehouse & Distribution Portfolio	Cut-off Date LTV:	56.7%
Address: Various		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	13.0%

“Release Price” means, as applicable, (i) with respect to any individual National Warehouse & Distribution Portfolio Property (other than the 1525 West 2960 South property and the 1700 Schuster Road property), an amount equal to the greater of (a) 130% of the allocated loan amount with respect to such individual National Warehouse & Distribution Portfolio Property and (b) 95% of the net sales proceeds applicable to such individual National Warehouse & Distribution Portfolio Property, (ii) with respect to the 1525 West 2960 South property, an amount equal to the greater of (a) 125% of the allocated loan amount with respect to the 1525 West 2960 South property and (b) 95% of the net sales proceeds applicable to the 1525 West 2960 South property, and (iii) with respect to the 1700 Schuster Road property, an amount equal to the greater of (a) $100,000,000 and (b) 95% of the net sales proceeds applicable to the 1700 Schuster Road property.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. None.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The National Warehouse & Distribution Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the National Warehouse & Distribution Portfolio Properties, as well as business interruption insurance in an amount equal to 100% of the projected gross income from the applicable individual National Warehouse & Distribution Portfolio Property until completion of restoration with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

KANSAS
WICHITA
OKLAHOMA
OKLAHOMA CITY
TULSA
Fayetteville
Ft. Smith
Norman
Lawton
Wichita Falls
TEXAS
Denton
Frisco
Plano
FT. WORTH
DALLAS
Arlington
Abilene
Tyler
Durant
Chandler
Denison
Sherman
Stillwater
Broken Arrow
Muskogee
McAlester
Joplin
Enid
Ponca City
Bartlesville
Arkansas City
Pittsburg
Liberal
Pampa
Elk City
Altus
Duncan
Ardmore
Moore
Woodward
Garden City
Dodge City
Hutchinson
Longview
Greenville

NEW YORK
Binghamton
Elmira
Corning
Kingston
Poughkeepsie
Hartford
CT
Springfield
MA
New Haven
Milford
Riverhead
Scranton
Wilkes-Barre
Williamsport
PENNSYLVANIA
Tremont
Allentown
Bethlehem
Paterson
Yonkers
Newark
NEW YORK
New Brunswick
Trenton
Long Branch
Harrisburg
Reading
Carlisle
Lancaster
York
PHILADELPHIA
Wilmington
Toms River
NEW JERSEY
Atlantic City
MARYLAND
BALTIMORE
Dover
DE
Annapolis
WASHINGTON D.C.
VA
Salisbury
Ocean City
Atlantic Ocean

Oak Street - NLP Fund Portfolio

1	Big Lots - Tremont, PA	Tremont, PA
2	Big Lots - Durant, OK	Durant, OK
3	Badcock - LaGrange, GA	LaGrange, GA
4	Badcock - Mebane, NC	Mebane, NC
5	Badcock - Mulberry, FL	Mulberry, FL
6	NAICO - Chandler, OK	Chandler, OK
7	Save Mart Supermarkets - San Pablo, CA	San Pablo, CA
8	Nation Safe Driver - Boca Raton, FL	Boca Raton, FL
9	Save Mart Supermarkets - Fresno, CA (4)	Fresno, CA
10	Save Mart Supermarkets - El Cerrito, CA	El Cerrito, CA
11	Save Mart Supermarkets - Stockton, CA	Stockton, CA
12	Save Mart Supermarkets - Modesto, CA (4)	Modesto, CA
13	Save Mart Supermarkets - Grass Valley, CA	Grass Valley, CA
14	Save Mart Supermarkets - Fresno, CA (5)	Fresno, CA
15	Save Mart Supermarkets - Ceres, CA	Ceres, CA
16	Save Mart Supermarkets - Bakersfield, CA	Bakersfield, CA
17	Big Y - Milford, CT	Milford, CT
18	Save Mart Supermarkets - Sparks, NV (2)	Sparks, NV
19	Save Mart Supermarkets - Tracy, CA	Tracy, CA
20	Save Mart Supermarkets - Folsom, CA	Folsom, CA
21	Save Mart Supermarkets - Tracy, CA (2)	Tracy, CA
22	Save Mart Supermarkets - Napa, CA	Napa, CA
23	Badcock - Mulberry, FL (4)	Mulberry, FL
24	Save Mart Supermarkets - Chico, CA	Chico, CA
25	Save Mart Supermarkets - Salinas, CA	Salinas, CA
26	Save Mart Supermarkets - Kingsburg, CA	Kingsburg, CA
27	Save Mart Supermarkets - Clovis, CA (3)	Clovis, CA
28	Save Mart Supermarkets - Clovis, CA (2	Clovis, CA
29	Save Mart Supermarkets - Vacaville, CA (2)	Vacaville, CA
30	Save Mart Supermarkets - Elk Grove, CA	Elk Grove, CA
31	Save Mart Supermarkets - Manteca, CA	Manteca, CA
32	Save Mart Supermarkets - Fresno, CA (3)	Fresno, CA
33	Save Mart Supermarkets - Lodi, CA	Lodi, CA
34	Save Mart Supermarkets - Sparks, NV	Sparks, NV
35	Save Mart Supermarkets - Carson City, NV	Carson City, NV
36	Save Mart Supermarkets - Oakland, CA	Oakland, CA
37	Save Mart Supermarkets - Coalinga, CA	Coalinga, CA
38	Save Mart Supermarkets - Marysville, CA	Marysville, CA
39	Save Mart Supermarkets - Jackson, CA	Jackson, CA
40	Badcock - Mulberry, FL (3)	Mulberry, FL
41	Badcock - Mulberry, FL (2)	Mulberry, FL
42	Badcock - Mulberry, FL (5)	Mulberry, FL

CALIFORNIA
NEVADA
Susanville
Chico
Oroville
Grass Valley
Marysville
Truckee
Sparks
Reno
Fernley
Carson City
Lake Tahoe
S. Lake Tahoe
Roseville
SACRAMENTO
Folsom
Elk Grove
Jackson
SIERRA NEVADA MTS.
Santa Rosa
Napa
Vacaville
Lodi
San Rafael
San Pablo
OAKLAND
Stockton
Manteca
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Mtn. View
Merced
Pacific Ocean
Willits
Ukiah

Fremont
SAN JOSE
Santa Cruz
Capitola
Watsonville
Marina
Salinas
Monterey
Carmel
Hollister
Soledad
King City
Patterson
Turlock
Merced
Mariposa
Los Banos
Chowchilla
Madera
Clovis
FRESNO
Mendota
Reedley
Kingsburg
Hanford
Visalia
Lemoore
Corcoran
Lindsay
Porterville
Coalinga
Avenal
Delano
Paso Robles
Wasco
Atascadero
Rosedale
Bakersfield
Lamont
San Luis Obispo
Pismo Beach
Santa Maria
Pacific Ocean
SIERRA NEVADA MOUNTAINS

NASHVILLE
Johnson City
Bristol
Mebane
RALEIGH
NC
Jackson
TENNESSEE
Knoxville
Greensboro
Asheville
MEMPHIS
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
Tupelo
ATLANTA
Columbia
SC
Wilmington
MS
Birmingham
LaGrange
Augusta
ALABAMA
Macon
Charleston
Prattville
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Gulfport
Pensacola
FLORIDA
JACKSONVILLE
LA
Gainesville
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
Mulberry
ST. PETERSBURG
Sarasota
Ft. Myers
Boca Raton
Naples
Ft. Lauderdale
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

No. 2 – Oak Street NLP Fund Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	A-/A/NR			Property Type – Subtype:	Various – Various
Original Principal Balance(1):	$97,500,000			Location(7):	Various
Cut-off Date Balance(1):	$97,500,000			Size:	6,470,388 SF
% of Initial Pool Balance:	9.5%			Cut-off Date Balance Per SF(1):	$52.55
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$52.55
Borrower Sponsors:	Blue Owl Capital, Inc. and Oak Street Real Estate Capital, LLC			Year Built/Renovated(7):	Various/Various
Guarantors:	(2)			Title Vesting:	Fee/Leasehold
Mortgage Rate:	6.1380%			Property Manager:	Self-managed
Note Date:	February 23, 2023			Current Occupancy (As of)(8):	100.0% (4/1/2023)
Seasoning:	1 month			YE 2022 Occupancy(9):	NAV
Maturity Date:	March 11, 2028			YE 2021 Occupancy(9):	NAV
IO Period:	60 months			YE 2020 Occupancy(9):	NAV
Loan Term (Original):	60 months			YE 2019 Occupancy(9):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value:	$1,051,080,000
Loan Amortization Type:	Interest Only			As-Is Appraisal Value Per SF:	$162.44
Call Protection(3):	L(25),D(28),O(7)			As-Is Appraisal Valuation Date(10):	Various
Lockbox Type:	Hard/In Place Cash Management			Underwriting and Financial Information
Additional Debt(4):	Yes			YE 2022 NOI(11):	$55,257,111
Additional Debt Type (Balance)(4):	Pari Passu ($242,500,000); Subordinate ($85,000,000)			YE 2021 NOI(9):	NAV
				YE 2020 NOI(9):	NAV
				YE 2019 NOI(9):	NAV
				U/W Revenues:	$82,796,630
				U/W Expenses:	$21,989,943
				U/W NOI:	$60,806,687
Escrows and Reserves(5)				U/W NCF:	$57,258,714
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.87x / 2.71x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	17.9% / 16.8%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	17.9% / 16.8%
Deferred Maintenance:	$27,550(6)	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
Save Mart LOC Reserve:	$0	Springing	NAP	LTV Ratio at Maturity(1):	32.3%

Sources and Uses
Sources			Uses
Original Senior Loan Amount	$340,000,000	80.0%	Return of Equity(12)	$413,683,950	97.3%
Subordinate Capitalize first letter	85,000,000	20.0	Closing Costs	11,288,500	2.7
			Upfront Reserves	27,550	0.0
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%
(1)	The Oak Street NLP Fund Portfolio Mortgage Loan (as defined below) is part of the Oak Street NLP Fund Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $425,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Oak Street NLP Fund Portfolio Senior Loan (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the Oak Street NLP Fund Portfolio Whole Loan are $66, $66, 2.30x, 2.16x, 14.3%, 13.5%, 14.3%, 13.5%, 40.4% and 40.4%, respectively.
(2)	The Guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.
(3)	At any time after the earlier of (i) February 23, 2027 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Oak Street NLP Fund Portfolio Whole Loan to be securitized, the borrowers have the right to defease the Oak Street NLP Fund Portfolio Whole Loan in whole or in part. Additionally, the borrowers may prepay the Oak Street NLP Fund Portfolio Whole Loan with 10 business days’ notice on or after September 11, 2027.
(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows” section below.
(6)	Property condition reports dated between January 3, 2023 and January 25, 2023 identified immediate repairs in the aggregate amount of approximately $2,205,183, which are the responsibility of the tenants and for which only the life safety and ADA repairs were reserved for.
(7)	See “Portfolio Summary” table below.
(8)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied.
(9)	Historical occupancy and NOI are unavailable, as the Oak Street NLP Fund Portfolio Properties (as defined below) were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(10)	The individual appraisal valuation dates range from December 12, 2022 and January 3, 2023.
(11)	Represents partial year financial information for 8 assets acquired in 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%
(12)	The Oak Street NLP Fund Portfolio Properties were acquired between May 2019 and August 2022 and were previously unencumbered.

The Mortgage Loan. The second largest mortgage loan (the “Oak Street NLP Fund Portfolio Mortgage Loan”) is part of a whole loan (the “Oak Street NLP Fund Portfolio Whole Loan”) that is evidenced by seven pari passu senior promissory notes in the aggregate original principal amount of $340,000,000 (collectively, the “Oak Street NLP Fund Portfolio Senior Loan”) and two pari passu subordinate promissory notes in the aggregate original principal amount of $85,000,000 (collectively, the “Oak Street NLP Fund Portfolio Subordinate Companion Loan”). The Oak Street NLP Fund Portfolio Whole Loan was co-originated on February 23, 2023, by Wells Fargo Bank, National Association (“WFB”) and KeyBank National Association (“KeyBank”). The Oak Street NLP Fund Portfolio Whole Loan is secured by a first priority mortgage on the borrowers’ fee simple interests in retail, office and industrial properties comprising 6,320,757 square feet and a leasehold interest in a 149,631 square foot retail property, collectively located across eight states (collectively, the “Oak Street NLP Fund Portfolio Properties” and, individually each, a “Oak Street NLP Fund Portfolio Property”). The Oak Street NLP Fund Portfolio Mortgage Loan is evidenced by the non-controlling promissory notes A-2, A-3, and A-4 in the aggregate original principal amount of $97,500,000. The remaining promissory notes comprising the Oak Street NLP Fund Portfolio Whole Loan are summarized in the table below. The Oak Street NLP Fund Portfolio Whole Loan is being serviced pursuant to the trust and servicing agreement for the OAKST 2023-NLP securitization trust. The Oak Street NLP Fund Portfolio Senior Loan pari passu notes other than those evidencing the Oak Street NLP Fund Portfolio Mortgage Loan are referred to herein as the “Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool - The Whole Loan - The Non-Serviced AB Whole Loan - The Oak Street NLP Fund Portfolio AB Whole Loan” and “Pooling and Servicing Agreement - Servicing of the Non-Serviced Mortgage Loan - Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan” in the preliminary prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Senior Notes
A-1	$123,500,000	$123,500,000	OAKST 2023-NLP	Yes
A-2	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-3	$27,500,000	$27,500,000	BANK5 2023-5YR1	No
A-4	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-5	$66,500,000	$66,500,000	OAKST 2023-NLP	No
A-6	$30,000,000	$30,000,000	KeyBank	No
A-7	$22,500,000	$22,500,000	KeyBank	No
Total Senior Notes	$340,000,000	$340,000,000

Subordinate Notes
B-1, B-2	$85,000,000	$85,000,000	OAKST 2023-NLP	No
Total (Whole Loan)	$425,000,000	$425,000,000

The Borrowers and Borrower Sponsors. The borrowers are BGCT001 LLC, BIGDUOK001 LLC, BIGTRPA001 LLC, Save Mart Portfolio Owner NLP CA LLC, Save Mart Portfolio Owner NLP NV LLC, NSDBRFL001 LLC, BCDC Portfolio Owner LLC, BCHQ Owner LLC and NAICHOK001 LLC, each a single-purpose, Delaware limited liability company with two independent directors.

The borrower sponsors are Blue Owl Capital, Inc. (“Blue Owl”) and Oak Street Real Estate Capital, LLC (“Oak Street”) and the non-recourse carveout guarantors are Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP.

Founded in 2009 by Marc Zahr, Oak Street is a Chicago-based real estate private equity firm. Oak Street currently has approximately $21.1 billion in assets under management, owns over 1,535 real estate assets and has completed over 160 transactions since its inception. Oak Street focuses on acquiring properties that are net-leased to investment grade and creditworthy tenants and provides strategic capital solutions that are subject to a target long-term lease of over 15 years. Oak Street was purchased in 2021 by Blue Owl (NYSE: OWL), an alternative asset manager with over $138.0 billion of assets under management.

The Properties. The Oak Street NLP Fund Portfolio Properties comprise 31 retail properties, seven industrial properties and four office properties totaling 6,470,388 square feet that are located across eight states. The Oak Street NLP Fund Portfolio Properties are located in California (27 properties, 28.6% of net rentable area), Oklahoma (two properties, 22.5% of net rentable area), Pennsylvania (one property, 20.0% of net rentable area), Florida (six properties, 11.7% of net rentable area), Georgia (one property, 8.3% of net rentable area), North Carolina (one property, 5.7% of net rentable area), Nevada (three properties, 2.3% of net rentable area), and Connecticut (one property, 0.9% of net rentable area).

Built between 1912 and 2019 with 16 properties renovated between 1954 and 2022, the Oak Street NLP Fund Portfolio Properties range in size from 8,270 square feet to 1,296,562 square feet.

The Oak Street NLP Fund Portfolio Properties are net leased to six tenants: Save Mart Supermarkets (“Save Mart”), Big Lots, Inc. (“Big Lots”), W.S. Badcock Corporation (“Badcock”), Chandler Insurance Company, LTD., Nation Motor Club, LLC (“Nation Motor Club”) and Big Y Foods, Inc. (“Big Y”), all of which are subject to eight triple net leases. All of the Oak Street NLP Fund Portfolio Properties, have leases expiring after the stated maturity date of the Oak Street NLP Fund Portfolio Whole Loan with a weighted average lease term of 18.4 years. No tenants have termination options. As of April 1, 2023, the Oak Street NLP Fund Portfolio Properties are 100.0% leased and 96.2% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Properties:

Portfolio Summary

Property Name	Allocated Whole Loan Cut-Off Balance	% of Portfolio Cut-off Date Balance	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV	% of UW NOI
Big Lots - Tremont, PA	$68,510,000	16.1%	Industrial	2000 / NAP	1,294,548	$169,430,000	40.4%	14.0%
Big Lots - Durant, OK	$55,780,000	13.1%	Industrial	2003 / NAP	1,296,562	$138,000,000	40.4%	14.3%
Badcock - LaGrange, GA	$24,360,000	5.7%	Industrial	2015 / NAP	537,855	$60,250,000	40.4%	6.1%
Badcock - Mebane, NC	$17,990,000	4.2%	Industrial	2004 / 2019	369,420	$44,500,000	40.4%	4.5%
Badcock - Mulberry, FL	$17,530,000	4.1%	Industrial	1991 / 2002	371,240	$43,360,000	40.4%	4.8%
NAICO - Chandler, OK	$16,660,000	3.9%	Office	1920 / 2022	158,430	$41,200,000	40.4%	4.1%
Save Mart Supermarkets - San Pablo, CA(2)	$14,070,000	3.3%	Retail	1973 / NAP	109,876	$34,800,000	40.4%	3.3%
Nation Safe Driver - Boca Raton, FL	$13,610,000	3.2%	Office	1981 / 2022	139,785	$33,660,000	40.4%	3.6%
Save Mart Supermarkets - Fresno, CA (4)(2)	$12,860,000	3.0%	Retail	1981 / 2007-2008	186,652	$31,800,000	40.4%	3.2%
Save Mart Supermarkets - El Cerrito, CA	$10,690,000	2.5%	Retail	2001 / NAP	66,778	$26,430,000	40.4%	2.4%
Save Mart Supermarkets - Stockton, CA(3)	$10,140,000	2.4%	Retail	1978 / 2001	119,916	$25,080,000	40.4%	2.5%
Save Mart Supermarkets - Modesto, CA (4)	$9,280,000	2.2%	Retail	2001 / NAP	54,605	$22,960,000	40.4%	2.2%
Save Mart Supermarkets - Grass Valley, CA	$9,010,000	2.1%	Retail	1990 / NAP	43,737	$22,290,000	40.4%	1.9%
Save Mart Supermarkets - Fresno, CA (5)(2)	$8,940,000	2.1%	Retail	1978 / 2015	148,270	$22,100,000	40.5%	2.0%
Save Mart Supermarkets - Ceres, CA(2)	$8,270,000	1.9%	Retail	1980 / 2004	116,789	$20,450,000	40.4%	1.8%
Save Mart Supermarkets - Bakersfield, CA	$8,090,000	1.9%	Retail	1979 / NAP	68,337	$20,010,000	40.4%	1.8%
Big Y - Milford, CT	$8,010,000	1.9%	Retail	2019 / NAP	55,000	$19,800,000	40.5%	1.5%
Save Mart Supermarkets - Sparks, NV (2)	$7,210,000	1.7%	Retail	1999 / 2018	52,368	$17,830,000	40.4%	1.6%
Save Mart Supermarkets - Tracy, CA	$7,080,000	1.7%	Retail	1997 / NAP	61,660	$17,500,000	40.5%	1.5%
Save Mart Supermarkets - Folsom, CA(1)	$6,920,000	1.6%	Retail	1990 / NAP	49,769	$17,110,000	40.4%	1.4%
Save Mart Supermarkets - Tracy, CA (2)(3)(4)	$6,780,000	1.6%	Retail	1966 / NAP	149,631	$16,780,000	40.4%	2.7%
Save Mart Supermarkets - Napa, CA(2)	$6,170,000	1.5%	Retail	1969 / 1989	51,845	$15,250,000	40.5%	1.4%
Badcock - Mulberry, FL (4)	$5,700,000	1.3%	Industrial	1964 / 1992	184,000	$14,100,000	40.4%	1.7%
Save Mart Supermarkets - Chico, CA	$5,350,000	1.3%	Retail	1989 / 2001	42,294	$13,230,000	40.4%	1.1%
Save Mart Supermarkets - Salinas, CA(1)	$5,330,000	1.3%	Retail	1998 / 2012	62,565	$13,170,000	40.5%	1.2%
Save Mart Supermarkets - Kingsburg, CA	$5,260,000	1.2%	Retail	1999 / NAP	41,368	$13,000,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (3)	$5,220,000	1.2%	Retail	2002 / NAP	50,918	$12,900,000	40.5%	1.1%
Save Mart Supermarkets - Clovis, CA (2)	$4,850,000	1.1%	Retail	1984 / 2002	52,576	$11,990,000	40.5%	1.0%
Save Mart Supermarkets - Vacaville, CA (2)	$4,790,000	1.1%	Retail	1988 / NAP	42,630	$11,840,000	40.5%	1.0%
Save Mart Supermarkets - Elk Grove, CA	$4,730,000	1.1%	Retail	1994 / NAP	45,642	$11,700,000	40.4%	1.0%
Save Mart Supermarkets - Manteca, CA	$4,380,000	1.0%	Retail	1984 / NAP	35,312	$10,820,000	40.5%	1.1%
Save Mart Supermarkets - Fresno, CA (3)	$4,150,000	1.0%	Retail	1994 / NAP	58,360	$10,260,000	40.4%	0.9%
Save Mart Supermarkets - Lodi, CA	$4,100,000	1.0%	Retail	1996 / NAP	50,342	$10,150,000	40.4%	0.9%
Save Mart Supermarkets - Sparks, NV	$3,880,000	0.9%	Retail	1993 / NAP	47,404	$9,600,000	40.4%	0.8%
Save Mart Supermarkets - Carson City, NV	$3,660,000	0.9%	Retail	1995 / NAP	52,079	$9,060,000	40.4%	0.8%
Save Mart Supermarkets - Oakland, CA(1)	$3,390,000	0.8%	Retail	1965 / NAP	21,258	$8,380,000	40.5%	0.7%
Save Mart Supermarkets - Coalinga, CA	$3,280,000	0.8%	Retail	2006 / NAP	49,749	$8,100,000	40.5%	0.8%
Save Mart Supermarkets - Marysville, CA	$3,240,000	0.8%	Retail	1973 / NAP	30,080	$8,010,000	40.4%	0.7%
Save Mart Supermarkets - Jackson, CA	$2,980,000	0.7%	Retail	1994 / NAP	40,593	$7,370,000	40.4%	0.7%
Badcock - Mulberry, FL (3)	$2,070,000	0.5%	Office	1915 / 1986	42,750	$5,130,000	40.4%	0.6%
Badcock - Mulberry, FL (2)	$430,000	0.1%	Office	1912 / 1954	8,270	$1,060,000	40.6%	0.1%
Badcock - Mulberry, FL (5)	$250,000	0.1%	Industrial	1978 / NAP	9,125	$620,000	40.3%	0.1%
Total/Weighted Average	$425,000,000	100.0%			6,470,388	$1,051,080,000	40.4%	100.0%
(1)	Represents one of three properties where Save Mart subleases its anchor space.
(2)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.
(3)	Represents one of two properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart subleases or intends to sublease both the anchor space and additional in-line space.
(4)	The anchor space at the Save Mart Supermarkets – Tracy, CA (2) property totaling 44,870 square feet is currently dark.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to retail tenant sales history at Oak Street NLP Fund Portfolio Properties:

Tenant Sales(1)

Property Name	Net Rentable Area (SF)	Anchor SF	2018 Sales (PSF)(2)	2019 Sales (PSF)(2)	2020 Sales (PSF)(2)	2021 Sales (PSF)(2)	2022 Sales (PSF)(2)	Occupancy Cost(3)
Save Mart Supermarkets - San Pablo, CA(4)	109,876	63,140	$555	$561	$603	$553	$620	6.1%
Save Mart Supermarkets - Fresno, CA (4)(4)	186,652	52,070	$425	$419	$477	$443	$479	7.8%
Save Mart Supermarkets - El Cerrito, CA	66,778	66,778	$339	$360	$482	$393	$403	5.8%
Save Mart Supermarkets - Stockton, CA	119,916	119,916	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Modesto, CA (4)	54,605	54,605	$562	$586	$716	$711	$718	3.4%
Save Mart Supermarkets - Grass Valley, CA	43,737	43,737	$710	$705	$809	$780	$765	3.6%
Save Mart Supermarkets - Fresno, CA (5)(4)	148,270	52,620	$299	$315	$422	$421	$434	5.7%
Save Mart Supermarkets - Ceres, CA(4)	116,789	41,095	$512	$570	$698	$702	$652	4.3%
Save Mart Supermarkets - Bakersfield, CA	68,337	68,337	$427	$426	$520	$495	$534	3.2%
Big Y - Milford, CT	55,000	55,000	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Sparks, NV (2)	52,368	52,368	$503	$546	$654	$658	$558	3.4%
Save Mart Supermarkets - Tracy, CA	61,660	61,660	$446	$468	$545	$510	$507	3.1%
Save Mart Supermarkets - Folsom, CA	49,769	49,769	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Tracy, CA (2)	149,631	149,631	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Napa, CA(4)	51,845	39,886	$336	$356	$434	$395	$389	6.2%
Save Mart Supermarkets - Chico, CA	42,294	42,294	$441	$498	$571	$535	$548	3.1%
Save Mart Supermarkets - Salinas, CA	62,565	62,565	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Kingsburg, CA	41,368	41,368	$472	$497	$689	$655	$696	2.4%
Save Mart Supermarkets - Clovis, CA (3)	50,918	50,918	$401	$414	$538	$498	$506	2.8%
Save Mart Supermarkets - Clovis, CA (2)	52,576	52,576	$303	$329	$432	$396	$410	3.1%
Save Mart Supermarkets - Vacaville, CA (2)	42,630	42,630	$339	$356	$445	$419	$413	3.6%
Save Mart Supermarkets - Elk Grove, CA	45,642	45,642	$339	$356	$463	$449	$473	2.9%
Save Mart Supermarkets - Manteca, CA	35,312	35,312	$429	$470	$585	$535	$565	3.3%
Save Mart Supermarkets - Fresno, CA (3)	58,360	58,360	$288	$291	$341	$325	$337	2.9%
Save Mart Supermarkets - Lodi, CA	50,342	50,342	$304	$325	$418	$485	$484	2.2%
Save Mart Supermarkets - Sparks, NV	47,404	47,404	$283	$303	$364	$356	$388	2.8%
Save Mart Supermarkets - Carson City, NV	52,079	52,079	$231	$245	$294	$274	$305	3.0%
Save Mart Supermarkets - Oakland, CA	21,258	21,258	NAV	NAV	NAV	NAV	NAV	NAV
Save Mart Supermarkets - Coalinga, CA	49,749	49,749	$271	$281	$341	$361	$398	2.4%
Save Mart Supermarkets - Marysville, CA	30,080	30,080	$395	$424	$582	$628	$639	2.2%
Save Mart Supermarkets - Jackson, CA	40,593	40,593	$214	$235	$320	$303	$307	3.3%
Total/Weighted Average	2,058,403	1,693,782	$393	$412	$506	$486	$497	3.8%
(1)	Information obtained from the borrower, which was provided by the tenant.
(2)	Sales PSF are calculated based on the Save Mart sales from the grocery store operated at the site and the square footage occupied by the corresponding grocery store.
(3)	Occupancy Cost is based on the underwritten base rent paid by Save Mart on the entire center divided by the 2022 sales from the grocery store operated at the site. The Save Mart underwritten base rent used in the calculation has not been adjusted for the additional in-line space at the five centers where Save Mart is responsible for subleasing the in-line space.
(4)	Represents one of five properties where the Save Mart Master Lease incorporates both an anchor space where Save Mart operates a grocery store and additional in-line space, which Save Mart is responsible for subleasing.

Major Tenants.

Save Mart (2,003,403 square feet; 31.0% of net portfolio rentable area; 44.4% of portfolio underwritten base rent). Save Mart is a grocery chain that operates 200 stores under the banners of Save Mart, Lucky California and FoodMaxx throughout California and Nevada. Save Mart was acquired by Kingswood Capital Management LP (“Kingswood”) in March 2022. 30 of the properties within the Oak Street NLP Fund Portfolio are leased to Save Mart under a master lease (“Save Mart Master Lease Properties”), which expires on November 30, 2044 with no termination options and 1, 5-year renewal option and 1, 5-year and 11-month renewal option (the “Save Mart Master Lease”). 25 of the 30 properties have a Save Mart operated grocery store as the anchor tenant. The 25 stores report weighted average 2022 sales of $497 per square foot with a weighted average occupancy cost of 3.8%. Of the remaining five properties, Save Mart subleased four anchor locations and is in discussions for a potential sublease for one vacant space. Seven of the 30 properties cover the entire center where Save Mart occupies only the anchor space and is responsible for subleasing the remaining in-line space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

In connection with Kingswood’s acquisition of Save Mart, Kingswood was required to provide a letter of credit (the “Save Mart LOC”) in an amount equal to 18 months of the then base rent under the Save Mart Master Lease. See “Reserves” section below.

Big Lots (2,591,110 square feet; 40.0% of net portfolio rentable area; 28.4% of portfolio underwritten base rent). Big Lots (NYSE: BIG) is a Columbus, Ohio based discount retailer that operated 1,431 stores across 47 states, in addition to an e-commerce platform, as of January 29, 2022. The company sells a variety of brand name products across seven merchandise categories: Food; Consumables; Soft Home; Hard Home; Furniture; Seasonal; and Apparel, Electronics, & Other – all within the discount retail segment. Two of the industrial properties within the Oak Street NLP Fund Portfolio Properties are leased to Big Lots through June 30, 2040. The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5-year renewal options. The tenant does not have any termination options under either lease.

Badcock (1,522,660 square feet; 23.5% of net portfolio rentable area; 17.9% of portfolio underwritten base rent). Founded in 1904, Badcock is a home furnishing company that operates 383 stores in 8 southeastern states. On November 22, 2021, Franchise Group, Inc. (NASDAQ: FRG) acquired Badcock in an all cash transaction valued at approximately $580.0 million. Seven of the properties within the Oak Street NLP Fund Portfolio Properties are leased to Badcock (the “Badcock Properties”), including five industrial properties totaling 1,471,640 square feet (22.7% of net portfolio rentable area; 96.6% of Badcock Properties net rentable area) and two office properties totaling 51,020 square feet (0.8% of net portfolio rentable area; 3.4% of Badcock Properties net rentable area). Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039; each has 3, 5-year renewal options and no termination options.

The following table presents certain information relating to the major tenants at the Oak Street NLP Fund Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(1)	Annual U/W Base Rent PSF(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Save Mart Supermarkets(2)	NR/NR/NR	30	2,003,403	31.0%	$28,565,196	$14.26	44.4%	11/30/2044	Various(3)	N
Big Lots	NR/NR/NR	2	2,591,110	40.0%	$18,291,830	$7.06	28.4%	6/30/2040	Various(4)	N
Badcock	NR/NR/NR	7	1,522,660	23.5%	$11,503,050	$7.55	17.9%	Various(5)	3, 5-year	N
Chandler Insurance Company, LTD.	NR/NR/NR	1	158,430	2.4%	$2,607,191	$16.46	4.1%	8/31/2039	5, 10-year	N
Nation Motor Club, LLC	NR/NR/NR	1	139,785	2.2%	$2,379,995	$17.03	3.7%	12/31/2041	2, 5-year	N
Big Y Foods, Inc.	NR/NR/NR	1	55,000	0.9%	$990,000	$18.00	1.5%	12/31/2039	4, 5-year	N
Total Major Tenants		42	6,470,388	100.0%	$64,337,263	$9.94	100.0%

Vacant Space(6)			0	0.0%

Collateral Total			6,470,388	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.
(2)	Save Mart Supermarkets has subleased three freestanding properties totaling 133,592 square feet to various tenants. At five of the Save Mart Master Lease Properties totaling 613,432 square feet, the lease covers the entire center where Save Mart occupies only the anchor space (248,811 square feet) and has subleased the in-line space (364,621 square feet) to various tenants. At two of the Save Mart Master Lease Properties totaling 269,547 square feet, the lease covers the entire center where Save Mart has subleased or intends to sublease both the anchor space (88,934 square feet, which includes dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet) and the in-line space (180,613 square feet) to various tenants.
(3)	The Save Mart Supermarkets Master Lease has one, 5-year renewal option and one, 5-year, 11 month renewal option.
(4)	The Big Lots – Durant, OK property has 10, 5-year renewal options and the Big Lots – Tremont, PA property has one, 5-year, one, 4-year, and eight, 5- year renewal options.
(5)	Three of the Badcock Properties totaling 1,278,515 square feet are subject to a master lease through June 30, 2039 and four of the Badcock Properties totaling 244,145 square feet are subject to a master lease through August 31, 2039.
(6)	The Oak Street NLP Fund Portfolio is 100.0% leased and 96.2% physically occupied. There is one dark anchor space at Save Mart Supermarket – Tracy, CA (2) totaling 44,870 square feet in addition to 197,957 square feet of vacant in-line space, which Save Mart is responsible for subleasing.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the lease rollover schedule at the Oak Street NLP Fund Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	42	6,470,388	100.0%	6,470,388	100.0%	$64,337,263	100.0%	$9.94
Vacant	0	0	0.0%	6,470,388	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	6,470,388	100.0%			$64,337,263	100.0%	$9.94
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2023 totaling $1,143,912.

The following table presents historical occupancy percentages at the Oak Street NLP Fund Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2022(1)	4/1/2023(2)(3)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the Oak Street NLP Fund Portfolio Properties were acquired by the borrowers between May 2019 and August 2022, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.
(3)	The portfolio is 100.0% leased and 96.2% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Oak Street NLP Fund Portfolio Properties:

Cash Flow Analysis(1)

	2022(2)	U/W	%(3)	U/W $ per SF
Base Rent	$55,257,111	$63,193,350	72.5%c	$9.77
Rent Steps(4)	0	1,143,912	1.3	0.18
Gross Potential Rent	$55,257,111	$64,337,263	73.8%	$9.94
Total Recoveries	0	22,817,084	26.2	3.53
Net Rental Income	$55,257,111	$87,154,347	100.0%	$13.47
(Vacancy & Credit Loss)	0	(4,357,717)(5)	(6.8)	(0.67)
Effective Gross Income	$55,257,111	$82,796,630	95.0%	$12.80

Real Estate Taxes	$0	$10,275,349	12.4%	$1.59
Insurance	0	1,634,692	2.0	0.25
Management Fee	0	827,966	1.0	0.13
Ground Rent	0	646,320	0.8	0.10
Other Operating Expenses	0	8,605,616	10.4	1.33
Total Operating Expenses	$0	$21,989,943	26.6%	$3.40

Net Operating Income	$55,257,111	$60,806,687	73.4%	$9.40
Replacement Reserves	0	1,413,262	1.7	0.22
TI/LC	0	2,134,710	2.6	0.33
Net Cash Flow	$55,257,111	$57,258,714	69.2%	$8.85

NOI DSCR(6)	2.61x	2.87x
NCF DSCR(6)	2.61x	2.71x
NOI Debt Yield(6)	16.3%	17.9%
NCF Debt Yield(6)	16.3%	16.8%
(1)	Historical operating statements are not available, as the borrowers acquired the Oak Street NLP Fund Portfolio Properties between May 2019 and August 2022, and such information was not provided by the sellers.
(2)	Represents partial year financial information for 8 assets acquired in 2022.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Represents contractual rent steps through December 2023.
(5)	The underwritten economic vacancy is 5.0%. The Oak Street NLP Fund Portfolio Properties were 100.0% leased as of April 1, 2023.
(6)	The debt service coverage ratios and debt yields are based on the Oak Street NLP Fund Portfolio Senior Loan, and exclude the Oak Street NLP Fund Portfolio Subordinate Companion Loan.

Appraisal. According to the appraisals dated between December 12, 2022 and January 3, 2023 the Oak Street NLP Fund Portfolio Properties had an aggregate “As-is” value of $1,051,080,000.

Environmental Matters. The Phase I environmental site assessments for the Oak Street NLP Fund Portfolio Properties dated from January 4, 2023 to January 27, 2022 identified recognized environmental conditions at the following 12 properties: Save Mart Supermarkets - Fresno, CA (4), Save Mart Supermarkets - Stockton, CA, Save Mart Supermarkets - Fresno, CA (5), Save Mart Supermarkets - Bakersfield, CA, Save Mart Supermarkets - Tracy, CA (2), Save Mart Supermarkets - Napa, CA, Save Mart Supermarkets - Vacaville, CA (2), Save Mart Supermarkets - Fresno, CA (3), Save Mart Supermarkets - Lodi, CA, Save Mart Supermarkets - Oakland, CA, Badcock - Mulberry, FL (3) and Badcock - Mulberry, FL (5). The environmental consultant did not recommend further investigation of the Save Mart Supermarkets – Lodi, CA property and recommended that Phase II environmental site assessments (“Phase II ESAs”) be performed at the remaining 11 properties. In lieu of Phase II ESAs, the lender obtained a lender’s environmental insurance policy and opinions of probable cost in the event that any remediation was necessary in the future, which identified at a 90-95% confidence interval that any aggregate remediation would not exceed approximately $13,900,000.

No recognized environmental conditions were identified at the remaining 30 Oak Street NLP Fund Portfolio Properties. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months; provided no Cash Trap Event Period (as defined below under “Lockbox and Cash Management”) has occurred and is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

Insurance – The Oak Street NLP Fund Portfolio Whole Loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, no Cash Trap Event Period is continuing, the borrower maintains insurance coverage for the Oak Street NLP Fund Portfolio Properties as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Deferred Maintenance Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require an upfront reserve of $27,550 for immediate repairs.

Save Mart LOC Reserve – The Oak Street NLP Fund Portfolio Whole Loan documents require that, upon the borrower drawing on the Save Mart LOC for any portion of the amount available, the borrowers will be required to direct the LOC Issuer (as defined below) to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that they deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

The current Save Mart LOC is in the amount of $41,805,053 and was issued by Wells Fargo Bank, N.A. (“LOC Issuer”). The LOC Issuer has agreed to a consent of assignment of proceeds and will direct any draws under the Save Mart LOC to an account controlled by the lender.

Lockbox and Cash Management. The Oak Street NLP Fund Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrowers are required to direct the tenants to pay rent directly into the lockbox account. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrowers. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; and
(ii)	the net operating income debt yield (“NOI DY”) being less than 11.75% (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), (a) the NOI DY being equal to or greater than 11.75% for two consecutive calendar quarters, (b) sufficient excess cash flow has been trapped by lender such that, if such amounts were applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, it would result in an NOI DY of at least 11.75% (without the two consecutive quarter requirement), (c) the borrowers deposit cash collateral with lender in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, would result in an NOI DY of at least 11.75%(without the two consecutive quarter requirement), or (d) the borrowers deliver to lender a letter of credit in an amount which, if applied as a principal prepayment of the Oak Street NLP Fund Portfolio Whole Loan, would result in an NOI DY of at least 11.75%.

Property Management. The Oak Street NLP Fund Portfolio Properties are self-managed by the tenants.

Partial Release. After the lockout release date, the borrowers may obtain the release of any of the Oak Street NLP Fund Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) partial defeasance of the Oak Street NLP Fund Portfolio Whole Loan in an amount equal to the greater of (a) the Release Price (as defined below), (b) an amount equal to the Release Price plus any additional amount necessary to result in the NOI DY following the release being no less than the greater of 14.73% and the NOI DY immediately prior to the release (the “DY Cure Amount”), and (c) such greater amount as may be required to maintain REMIC requirements; and (iii) if the Oak Street NLP Fund Portfolio Property being released is conveyed to an affiliate of the borrowers, a new non-consolidation opinion.

The “Release Price” is equal to (i) 105% of the original allocated whole loan amount for such individual property that, when aggregated with all prior partial defeasances of individual properties pursuant to this clause (i), the aggregated allocated whole loan amount of all individual properties theretofore defeased is less than or equal to 10% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (ii) 110% of the original allocated whole loan amount for such individual property if, when aggregated with all prior partial defeasances of individual properties pursuant to clauses (i) and (ii), would not result in the aggregated allocated Oak Street NLP Fund Portfolio Whole Loan amount of all individual properties theretofore defeased is greater than 10% but less than or equal to 15% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, (iii) 115% of the original allocated whole loan amount for such individual property if, when aggregated with all prior partial defeasances of individual properties pursuant to clauses (i) – (iii), would not result in the aggregated allocated whole loan amount of all individual properties theretofore defeased is greater than 15% but less than or equal to 20% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan, and (iv) thereafter, 125% of the original allocated whole loan amount for each such individual property being released provided; provided, if the release of any Mortgaged Property will cause the aggregate amount defeased or prepaid to exceed 10%, 15%, or 20% of the original principal balance of the Oak Street NLP Fund Portfolio Loan, as applicable, then the “Release Price” for such Mortgaged Property will equal the product of (x) the allocated loan amount for the applicable mortgaged property and (y) the pro rata weighted average of the Release Price “premiums” listed above.

Default Release. Notwithstanding the foregoing, in the event the lender has given the borrowers notice of a non-monetary event of default under any Oak Street NLP Fund Portfolio Whole Loan documents with respect to any Oak Street NLP Fund Portfolio Property,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

the borrowers may elect to obtain a release of such Oak Street NLP Fund Portfolio Property (“Default Release”), provided, (i) no event of default is continuing that would not be cured by the release of such Oak Street NLP Fund Portfolio Property and (ii) the borrowers are unable to cure such default after using commercially reasonable efforts to do so. Any such Default Release will be subject to the partial release conditions, except the requirement that no event of default then be continuing, so long as the only continuing event of default will be cured by the Default Release.

Purchase Option Release. Prior to the lockout release date, solely in connection with the exercise of a Save Mart Purchase Option or a Modesto Purchase Option (as defined below), the borrowers may obtain the release of the applicable Save Mart Purchase Option Property (as defined below) or the Save Mart Supermarkets - Modesto, CA (4) property (the “Modesto Purchase Option Property”, and together with the Save Mart Purchase Option Properties, the “Purchase Option Properties” or each a “Purchase Option Property”), upon satisfaction of the conditions (ii)-(iii) above (in Partial Release) with the additional condition that the borrowers pay the Release Price for such Purchase Option Property, together with the yield maintenance premium in lieu of a partial defeasance event. The borrowers will not be required to satisfy (a) the condition that no event of default is continuing in connection with the release of any Purchase Option Property and (b) the requirement to pay down the Debt Yield to 14.73% is capped at a total prepayment equal to 125% of the allocated loan amount for such property.

“Save Mart Purchase Option”. The Save Mart Supermarkets – Jackson, CA property and the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option Property” and collectively “Save Mart Purchase Option Properties”) are subject to purchase options with the developer of the remaining portion of each shopping center, in the event such site fails to operate for 6 months in the case of the Save Mart Supermarkets – Jackson, CA property, or for 12 months in the case of the Save Mart Supermarkets – El Cerrito, CA property (each a “Save Mart Purchase Option”). The purchase price under the Save Mart Purchase Options is the fair market value of such Save Mart Purchase Option Property. In the event a Save Mart Purchase Option is exercised, the payment to the lender of the release price for the affected mortgaged property is recourse to the borrowers and the guarantors.

The Save Mart Master Lease provides that, in the event a Save Mart Purchase Option Property fails to operate for more than 2 months (subject to force majeure), with respect to the Save Mart Supermarkets – Jackson, CA property, or 6 months, with respect to site the Save Mart Supermarkets – El Cerrito, CA property, in a manner that, if continued for 6 months (subject to force majeure) with respect to Save Mart Supermarkets – Jackson, CA property or 12 months with respect to the Save Mart Supermarkets – El Cerrito, CA property, would permit the exercise of the applicable Save Mart Purchase Option, then, borrowers will have the right to engage another party to operate the applicable site in the manner reasonably necessary to avoid the exercise of the applicable Save Mart Purchase Option.

In the event a Save Mart Purchase Option is exercised with respect to a Save Mart Purchase Option Property, (i) upon consummation of the sale of such Save Mart Purchase Option Property in accordance with the applicable Save Mart Purchase Option, the Save Mart Master Lease will terminate solely with respect to such Save Mart Purchase Option Property; (ii) Save Mart must reimburse the borrowers for the out-of-pocket third-party transaction costs; (iii) the borrowers will receive all proceeds of such sale; and (iv) tenant must pay to landlord an amount equal to the positive difference of (a) the quotient of (x) the allocated rent for such Save Mart Purchase Option Property divided by (y) 5% less (b) the total proceeds received by the borrowers from such sale. Failure to make such payment would result in a default under the Save Mart Master Lease and permit the borrowers to draw upon the Save Mart LOC.

“Modesto Purchase Option”. The Save Mart Supermarkets – Modesto, CA (4) property is subject to a purchase option with the developer of the remaining portion of the shopping center, in the event no business is operated on the Save Mart Supermarkets – Modesto, CA (4) for 24 consecutive months (the “Modesto Purchase Option”). The purchase price under the Modesto Purchase Option is the fair market value of the Save Mart Supermarkets – Modesto, CA (4), subject to a floor equal to the unamortized amount of any indebtedness of the property owner secured by a mortgage plus any premium, penalty, fee or other expense required by the lender to prepay the indebtedness. In the event the Modesto Purchase Option is exercised, the payment to the lender of the release price for the Save Mart Supermarkets – Modesto, CA (4) is recourse to the borrowers and guarantors.

So long as borrowers have made the purchase option prepayment for the applicable Save Mart Purchase Option Property and paid the DY Cure Amount, (i) the requirement to achieve the Release Debt Yield will be deemed satisfied, and (ii) the release of a Save Mart Purchase Option Property after the lockout release date will be consummated as a partial defeasance event.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Oak Street NLP Fund Portfolio Properties also secure the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $242,500,000 and the Oak Street NLP Fund Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $85,000,000. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan are coterminous with the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and Oak Street NLP Fund Portfolio Subordinate Companion Loan accrue interest at the same rate as the Oak Street NLP Fund Portfolio Mortgage Loan. The Oak Street NLP Fund Portfolio Mortgage Loan and the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Oak Street NLP Fund Portfolio Subordinate Companion Loan. The holders of the Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Non-Serviced Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Oak Street NLP Fund Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loans—The Oak Street NLP Fund Portfolio Pari Passu - AB Whole Loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Property Type: Various	Loan #2	Cut-off Date Balance:	$97,500,000
Property Subtype: Various	Oak Street NLP Fund Portfolio	Cut-off Date LTV:	32.3%
Address: Various		U/W NCF DSCR:	2.71x
		U/W NOI Debt Yield:	17.9%

The following table presents certain information relating to the Oak Street NLP Fund Portfolio Subordinate Companion Loan:

	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan U/W NCF DSCR	Whole Loan U/W NOI DY	Whole Loan Cutoff Date LTV
Oak Street NLP Fund Portfolio Subordinate Companion Loan	$85,000,000	6.1380%	60	0	60	2.16x	14.3%	40.4%

Ground Lease. The borrowers have an approximately 149,631 square foot ground lease related to the Save Mart – Tracy, CA (2) property from the CDN-CBN, a California general partnership, that is in turn sub-leased to Save Mart under the Save Mart Master Lease. The borrowers are required to pay ground rent of $615,850 to the ground lessor. The ground lease expires December 31, 2064 with two, 10-year renewal options and no termination options.

The borrowers will pay percentage rent to the ground lessor equal to 25% of the increase in the annual gross rents received by the borrowers from all subtenants in excess of the initial gross rent. So long as the Save Mart Master Lease is in place any income attributed to Save Mart Master Lease will be excluded, however any rents actually paid to Save Mart by the subtenants at the Save Mart – Tracy, CA (2) property will be included in the calculations of gross rent. In 2021, no percentage rent was due as the gross rents on the Save Mart – Tracy, CA (2) property were less than the initial gross rent.

Ground rent for each year is subject to increase by an amount equal to 80% of that portion of percentage rent paid to the ground lessor for the immediately preceding year which is solely and directly attributable to increases in the fixed monthly rent payable by subtenants of the property.

Rights of First Offer / Rights of First Refusal. The tenant or master tenant at each of the following properties has a right of first refusal (“ROFR”) to purchase the related Oak Street NLP Fund Portfolio Property: Save Mart Master Lease Properties; Big Lots – Tremont, PA; Big Lots – Durant, OK; and Nation Safe Driver – Boca Raton, FL. The tenant or master tenant at each of the following properties has a right of first offer (“ROFO”) to purchase the related Oak Street NLP Fund Portfolio Property: the Badcock Properties and Big Y – Milford, CT. Each ROFO / ROFR is not extinguished by a foreclosure of the related Oak Street NLP Fund Portfolio Property; however, each ROFO / ROFR does not apply to foreclosure or deed-in-lieu thereof or to any subsequent transfer or sale by mortgagee or its nominee. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Letter of Credit. None; however, in the event the borrowers draw on the Save Mart LOC for any portion of the amount available, the borrowers will be required to direct the LOC Issuer to deposit such amounts directly with lender and send written notice to the Save Mart Master Tenant requiring that Save Mart deposit an amount in cash sufficient to replenish the security deposit to its original amount with the borrowers.

Terrorism Insurance. Terrorism Insurance. The loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the Oak Street NLP Fund Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage)). Notwithstanding the foregoing, however, (a) the permitted deductibles for tenant-provided property insurance are $500,000 for Save Mart and $1,000,000 for Big Lots, and (b) only 12-month business interruption coverage is required for Big Lots. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the qualifications set forth in the preamble of to Annex D-1) and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. The seismic reports indicated a probable maximum loss (“PML”) greater than 20.0% for the following properties: the Save Marts Supermarkets – Napa, CA property and the Save Marts Supermarkets – Oakland, CA property. The Oak Street NLP Fund Portfolio Whole Loan documents require earthquake insurance in amounts equal to the 475-year annual aggregate PML as indicated in a portfolio seismic risk analysis for a 475-year return period, for properties with a scenario expected loss (“SEL”) equal to or greater than 19%. Earthquake insurance was obtained for the following properties: Save Mart Supermarkets – Napa, CA, Save Mart Supermarkets – Oakland, CA, and Save Mart Supermarkets - San Pablo, CA. Coverage includes $13,134,341 of earthquake coverage per occurrence and in the aggregate for the three properties with an SEL equal to or greater 19%. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Insurance Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Metroplex, PA – Plymouth Meeting, PA

SCHUYLKILL YARDS

401-405 Colorado – Austin, TX

The Bulletin Building – Philadelphia, PA

933 First Avenue – King of Prussia, PA

SailPoint

Four Points Centre 3 – Austin, TX

1900 Market – Philadelphia, PA

500 North Gulph – King of Prussia, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Audubon
Norristown
MONTGOMERY COUNTY
Bridgeport
King of Prussia
Plymouth Meeting
Conshohocken
Gulph Mills
CHESTER COUNTY
Strafford
Radnor
Wayne
Devon
Berwyn
DELAWARE COUNTY
Villanova
Gladwyne
Blue Bell
Fairview Village
Trooper
Pennsylvania Tpke
Schuylkill Expwy
Philadelphia 14 miles
Phila. Intl. Airport 25 miles
Powelton Village
FAIRMOUNT PARK
University City
Center City
PHILADELPHIA
Southwest Center City
Vine Street Expwy
Schuylkill River
Philadelphia Intl. Airport 7 miles

Lake Travis
Great Hills
Balcones Woods
Jester Point
TRAVIS COUNTY
Far West
Westcliff
Quail Creek
AUSTIN
Highland
West Lake Hills
West End
Downtown
Rosewood
Colorado River
MoPac Expwy

Brandywine Office Portfolio

1	401-405 Colorado	Austin, TX
2	1900 Market	Philadelphia, PA
3	The Bulletin Building	Philadelphia, PA
4	Four Points Centre 3	Austin, TX
5	500 North Gulph	King of Prussia, PA
6	Metroplex, PA	Plymouth Meeting, PA
7	933 First Avenue	King of Prussia, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

No. 3 – Brandywine Strategic Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	Wells Fargo Bank, National Association Bank of America, National Association Citi Real Estate Funding Inc.			Single Asset/Portfolio(4):	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	BBB-/A-/NR			Property Type – Subtype(4):	Office – Various
Original Principal Balance(1):	$81,249,999			Location(4):	Various
Cut-off Date Balance(1):	$81,249,999			Size(4):	1,443,002 SF
% of Initial Pool Balance:	7.9%			Cut-off Date Balance Per SF(1):	$169.78
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$169.78
Borrower Sponsor:	Brandywine Operating Partnership, L.P.			Year Built/Renovated:	Various/Various
Guarantor:	Brandywine Operating Partnership, L.P.			Title Vesting:	Fee/Leasehold
Mortgage Rate:	5.8750%			Property Manager:	Brandywine Management Inc. (borrower-related)
Note Date:	January 19, 2023			Current Occupancy (As of):	98.1% (Various)
Seasoning:	2 months			YE 2021 Occupancy(5):	96.7%
Maturity Date:	February 6, 2028			YE 2020 Occupancy(5):	93.7%
IO Period:	60 months			YE 2019 Occupancy(5):	88.5%
Loan Term (Original):	60 months			YE 2018 Occupancy(5):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value(4)(6):	$617,200,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$427.72
Call Protection:	L(25),YM1(28),O(7)			As-Is Appraisal Valuation Date(6):	Various
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (11/30/2022)(7):	$29,521,698
Additional Debt Type (Balance)(1):	Pari Passu ($163,750,001)			YE 2021 NOI:	$27,577,620
				YE 2020 NOI:	$23,449,062
				YE 2019 NOI:	$19,669,791
				U/W Revenues:	$67,944,892
				U/W Expenses:	$23,839,304
Escrows and Reserves(2)				U/W NOI(7):	$44,105,588
	Initial	Monthly	Cap	U/W NCF:	$40,858,833
Tax Reserve	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.02x / 2.80x
Insurance Reserve	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.0% / 16.7%
Deferred Maintenance Reserve	$165,113	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.0% / 16.7%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	39.7%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1)(6):	39.7%
Other Reserve(3)	$26,113,792	Springing	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$245,000,000	100.0%	Return of Equity(8):	$209,438,221	85.5%
			Upfront Reserves	26,278,905	10.7
			Closing costs	9,282,874	3.8
Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of the Brandywine Strategic Office Portfolio Whole Loan (as defined below), which is evidenced by thirteen pari passu promissory notes with an aggregate principal balance of $245,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W Debt Yield based on NOI/NCF, U/W at Maturity based on NOI/NCF, UW DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Brandywine Strategic Office Portfolio Whole Loan.
(2)	See “Escrows” below for further discussion of reserve information.
(3)	Other Reserves consist of (a) an Outstanding TI/LC Obligations Reserve ($23,692,032), a portion of which ($11,039,869) was delivered in the form of letters of credit, (b) Outstanding Gap Rent Obligations Reserve ($1,376,789) and (c) Outstanding Free Rent Obligations Reserve ($1,044,971). Other ongoing reserves consist of a springing ground rent reserve.
(4)	See the table entitled “Brandywine Strategic Office Portfolio Summary” below for further information.
(5)	Construction of the 401-405 Colorado Property was completed in 2021 and such property has been excluded from YE 2021, YE 2020, YE 2019, and YE 2018 occupancy calculations.
(6)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties (as defined below) which includes a 4.15% premium over the aggregate of the individual property values. According to the individual appraisals dated between November 2, 2022 and November 4, 2022, the aggregate appraised value of the individual properties equals $592,600,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.3%.
(7)	The increase between U/W NOI and TTM NOI (11/30/2022) is due in part to the completion of construction of the 401-405 Colorado Property (Property (as defined below) names used herein are as defined in the table entitled “Brandywine Strategic Office Portfolio Summary” below) in 2021. The majority of leases

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.

(8)	The Brandywine Strategic Office Portfolio Properties were previously unencumbered. The proceeds from the Brandywine Strategic Office Portfolio Whole Loan will be used by the borrower sponsor for corporate purposes. The borrower sponsor’s total cost basis in the Brandywine Strategic Office Portfolio Properties as of September 30, 2022 was approximately $415,499,641.

The Mortgage Loan. The third largest mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) that is evidenced by thirteen pari passu promissory notes in the aggregate original principal amount of $245,000,000 and secured by first priority fee or leasehold mortgages encumbering a portfolio of seven office properties totaling approximately 1,443,002 square feet, located in the Philadelphia and Austin office markets (each a “Property” and collectively, the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A., Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling notes A-4 and A-5, originated by Bank of America, N.A., notes A-7 and A-8, originated by Wells Fargo Bank, National Association, and notes A-10 and A-11-2 contributed by Citi Real Estate Funding Inc. with an aggregate original principal balance of $81,249,999. The controlling note A-1-1 in the original principal amount of $47,000,000 was contributed to the FIVE 2023-V1 securitization trust and is serviced under the pooling and servicing agreement for the FIVE 2023-V1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Brandywine Strategic Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2	$23,000,000	$23,000,000	Barclays	No
A-2	$15,750,001	$15,750,001	Barclays	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-5	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7	$18,083,333	$18,083,333	BANK5 2023-5YR1	No
A-8	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-9	$20,000,000	$20,000,000	FIVE 2023-V1	No
A-10	$20,000,000	$20,000,000	BANK5 2023-5YR1	No
A-11-1	$8,000,000	$8,000,000	FIVE 2023-V1	No
A-11-2	$5,083,333	$5,083,333	BANK5 2023-5YR1	No
Total	$245,000,000	$245,000,000

The Borrowers and Borrower Sponsor. The borrowers are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and each a special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Strategic Office Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States, with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its Austin portfolio to nearly 4 million square feet. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

The Properties. The Brandywine Strategic Office Portfolio Properties consist of the five fee properties (66.1% of net rentable area) and two leasehold properties (33.9% of net rentable area) totaling 1,443,002 square feet located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2020 and five assets (60.0% of net rentable area) were built or renovated in 2017 or later.

BRT was involved with the construction and development of four of the seven Brandywine Strategic Office Portfolio Properties, the Metroplex, PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2001 and 2021 and had a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three of the seven Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”), were acquired by BRT in 1996, 2012 and 2017, respectively, for a combined cost of $55.9 million. Following the acquisitions, BRT invested heavily in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, BRT’s cost basis of the Acquisition Properties was $201.4 million, implying an investment since acquisition of approximately $145.5 million, equal to 2.6 times BRT’s initial investment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

As of December 21, 2022, the Brandywine Strategic Office Portfolio Properties were 98.1% leased, four of the seven Brandywine Strategic Office Portfolio Properties were 100.0% leased and no property was less than 90.1% leased. The Brandywine Strategic Office Portfolio Properties benefit from a granular rent roll, with no tenant outside of the top three representing more than 7.7% of net rentable area or 7.8% of underwritten base rent. The Brandywine Strategic Office Portfolio Properties have had strong leasing momentum throughout the COVID-19 pandemic, with 39.7% of leases by underwritten base rent commencing after March 2020 and a weighted average lease start date of June 2019 across the Brandywine Strategic Office Portfolio Properties. This recent leasing results in a weighted average remaining lease term of 9.4 years. Only 5.2% of underwritten base rent and 6.1% of net rentable area expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of net rentable area or 3.0% of underwritten base rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 59.5% of underwritten base rent across the Brandywine Strategic Office Portfolio Properties, including five of the top ten tenants accounting for 62.9% of top ten underwritten base rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio Properties are leased to a diverse mix of legal, tech and financial services tenants, including SailPoint Technologies, Inc. (9.0% of underwritten base rent) and Bain & Company, Inc. (4.7% of underwritten base rent).

The following table presents certain information relating to the Brandywine Strategic Office Portfolio Properties:

Brandywine Strategic Office Portfolio Summary
Property Name Address	Property Sub-Type	Allocated Whole Loan Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	SF	UW NOI	% UW NOI	Appraised Value(1)	% of Appraised Value(1)
401-405 Colorado(2) 401-405 Colorado Street Austin, TX 78701	CBD	$62,688,000	25.6%	2021/NAP	205,803	$10,232,483	23.2%	$138,000,000	22.4%
1900 Market 1900 Market Street Philadelphia, PA 19103	CBD	$61,703,000	25.2%	1981/2015	456,922	$11,762,099	26.7%	$159,100,000	25.8%
The Bulletin Building(2) 3025 Market Street Philadelphia, PA 19104	CBD	$49,429,000	20.2%	1953/2018-2020	282,709	$7,970,910	18.1%	$113,100,000	18.3%
Four Points Centre 3 11120 Four Points Drive Austin, TX 78726	Suburban	$23,044,000	9.4%	2019/NAP	164,818	$4,619,849	10.5%	$67,800,000	11.0%
500 North Gulph(3) 500 North Gulph Road King of Prussia, PA 19406	Suburban	$16,121,000	6.6%	1979/2019	100,820	$3,315,752	7.5%	$38,100,000	6.2%
Metroplex, PA 4000 Chemical Road Plymouth Meeting, PA 19462	Suburban	$16,055,000	6.6%	2007/NAP	120,877	$2,976,914	6.7%	$38,600,000	6.3%
933 First Avenue(4) 933 First Avenue King of Prussia, PA 19406	Suburban	$15,960,000	6.5%	2001/2018	111,053	$3,227,580	7.3%	$37,900,000	6.1%
Total		$245,000,000			1,443,002	$44,105,588	100.0%	$617,200,000
(1)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties which includes a 4.15% premium over the aggregate of the individual property values.
(2)	The 401-405 Colorado Property and The Bulletin Building Property are secured by ground leases. See “Ground Lease” below.
(3)	The individual “as-is” appraised value of the 500 North Gulph Property assumes the assignment and extension of the CSL Behring L.L.C. lease is successfully executed. The lender UW reflects the CSL Behring L.L.C lease. See “Major Tenants” below for further information.
(4)	The 933 First Avenue Property is subject to a condominium regime with an adjacent building. Each building comprises a 50% voting interest in the related condominium association. See ”Description of the Mortgaged Property—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

Major Tenants.

Independence Blue Cross, LLC (227,974 square feet, 15.8% of net rentable area, 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company headquartered in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 36 independent and locally operated companies that provide health insurance to more than 106 million people. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses, as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with approximately 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street, under a lease that expires in April 2034 with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Spark Therapeutics, Inc. (183,208 square feet, 12.7% of net rentable area, 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases, including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies, with a market capitalization of over $250 billion, and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P, respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 upon 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.

SailPoint Technologies, Inc. (164,818 square feet, 11.4% of net rentable area, 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes artificial intelligence and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world, with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 square feet, 7.7% of net rentable area, 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the U.S. under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (100,820 square feet, 7.0% of net rentable area, 7.6% of underwritten base rent). CSL Behring L.L.C. (“CSL Behring”) is a plasma-based biotech company that serves as the biotherapies and rare disease division of CSL Limited (Moody’s / Fitch / S&P: A3 / NR / A-). In February 2023, CSL Behring assigned its lease to UGI Corporation (“UGI”). UGI is a natural gas and electric power distribution company headquartered in King of Prussia. UGI is an international distributor and marketer of key energy products including natural gas, electricity and renewable solutions. UGI’s subsidiaries include UGI Utilities, Inc. (Moody’s / Fitch / S&P: A2 / A- / NR), a natural gas distributor serving approximately 672,000 customers in eastern and central Pennsylvania. In connection with the assignment, the lease was also extended 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents certain information relating to the tenancy at the Brandywine Strategic Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Property	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Independence Blue Cross	Baa2/BBB/A	1900 Market	227,974	15.8%	$35.94	$8,193,359	16.0%	4/16/2034	N	N
Spark	Aa2/AA/AA	The Bulletin Building	183,208	12.7%	$38.32	$7,021,239	13.7%	12/31/2033	1, 5-year	Y(3)
SailPoint	NR/NR/NR	Four Points Centre 3	164,818	11.4%	$28.03	$4,619,849	9.0%	4/30/2029	1, 5-year	N
Worldwide Insurance	NR/NR/NR	933 First Avenue	111,053	7.7%	$35.95	$3,992,355	7.8%	5/31/2029	1, 5-year	N
CSL Behring(4)	A3/NR/A-	500 North Gulph	100,820	7.0%	$38.68	$3,899,970	7.6%	1/31/2031	1, 5-year	N
Bill Me Later, Inc.	A3/A-/A-	Metroplex, PA	99,512	6.9%	$38.27	$3,808,075	7.4%	1/31/2031	1, 5-year	Y(5)
			887,385	61.5%	$35.54	$31,534,848	61.6%

Non-Major Tenants			527,978	36.6%	$37.17	$19,626,990	38.4%

Occupied Collateral Total(6)			1,415,363	98.1%	$36.15	$51,161,837	100.0%

Vacant Space			27,639	1.9%

Collateral Total			1,443,002	100.0%

(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spark has one termination option exercisable by December 31, 2028, with 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.
(4)	CSL Behring assigned its lease to UGI Corporation, as described above.
(5)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027, with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
(6)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.

The following table presents certain information relating to the lease rollover schedule at the Brandywine Strategic Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	8	2,062	0.1%	2,062	0.1%	$0	0.0%	$0.00
2023	2	1,010	0.1%	3,072	0.2%	$0	0.0%	$0.00
2024	2	1,178	0.1%	4,250	0.3%	$69,290	0.1%	$58.82
2025	2	3,925	0.3%	8,175	0.6%	$159,669	0.3%	$40.68
2026	2	15,964	1.1%	24,139	1.7%	$899,268	1.8%	$56.33
2027	2	63,707	4.4%	87,846	6.1%	$1,521,647	3.0%	$23.89
2028	2	12,993	0.9%	100,839	7.0%	$470,179	0.9%	$36.19
2029	3	331,717	23.0%	432,556	30.0%	$10,405,449	20.3%	$31.37
2030	3	40,269	2.8%	472,825	32.8%	$1,469,797	2.9%	$36.50
2031	4	231,664	16.1%	704,489	48.8%	$9,252,842	18.1%	$39.94
2032	3	67,137	4.7%	771,626	53.5%	$3,211,983	6.3%	$47.84
2033	5	233,043	16.1%	1,004,669	69.6%	$9,346,838	18.3%	$40.11
2034 & Beyond(3)	13	410,694	28.5%	1,415,363	98.1%	$14,354,876	28.1%	$34.95
Vacant	0	27,639	1.9%	1,443,002	100.0%	$0	0.0%	$0.00
Total/Weighted Average	51	1,443,002	100.0%			$51,161,837	100.0%	$36.15(4)
(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 5,543 square feet of “Variance square feet” used by the borrower sponsor to maintain consistent square feet at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.
(4)	Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

The following table presents historical occupancy percentages at the Brandywine Strategic Office Portfolio Properties:

Historical Occupancy

12/31/2019	12/31/2020	12/31/2021	11/30/2022(1)
88.5%	93.7%	96.7%	98.1%
(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brandywine Strategic Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 11/30/2022	U/W	%(1)	U/W $ per SF
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798(2)	70.1%	$33.59
Contractual Rent Steps(3)	0	0	0	0	1,964,958	2.8	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	1.1	0.51
Grossed Up Vacant Space	0	0	0	0	826,751	1.2	0.57
Expense Reimbursement	5,855,685	6,828,704	7,867,805	9,591,402	15,532,532	22.5	10.76
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	97.6%	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.1	0.06
Parking Income	0	0	0	931,443	1,562,015	2.3	1.08
Net Rental Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$69,172,837	100.0%	$47.94
(Vacancy & Credit Loss)	0	0	0	0	(1,227,944)	(1.8)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	98.2%	$47.09

Real Estate Taxes	$3,840,198	$4,834,794	$4,364,429	$6,116,125	$8,380,241	12.3%	$5.81
Insurance	194,920	235,867	268,460	284,194	333,641	0.5	0.23
Ground Rent(5)	0	0	328,740	335,982	328,740	0.5	0.23
Other Operating Expenses	9,833,693	9,326,612	11,267,794	13,511,721	14,796,683	21.8	10.25
Total Operating Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	35.1%	$16.52

Net Operating Income(6)	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	64.9%	$30.57
Replacement Reserves	0	0	0	0	360,751	0.5	0.25
TI/LC	0	0	0	0	2,886,004	4.2	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	60.1%	$28.32

NOI DSCR(7)	1.35x	1.61x	1.89x	2.02x	3.02x
NCF DSCR(7)	1.35x	1.61x	1.89x	2.02x	2.80x
NOI Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	18.0%
NCF Debt Yield(7)	8.0%	9.6%	11.3%	12.0%	16.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent is based on the underwritten rent roll dated December 21, 2022.
(3)	Contractual Rent Steps were taken through January 31, 2024.
(4)	Straight-Line Rent taken through the lesser of the Brandywine Strategic Office Portfolio Whole Loan term and the lease expiration date.
(5)	The ground rent for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
(6)	The increase between U/W Net Operating Income and historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commenced either in the second half of 2022 or will commence in 2023.
(7)	NOI DSCR, NCF DSCR, NOI Debt Yield, and NCF Debt Yield are based on the Brandywine Strategic Office Portfolio Whole Loan.

Appraisal. The appraisal concluded to an “as portfolio” appraised value for the Brandywine Strategic Office Portfolio Properties of $617,200,000 as of December 29, 2022. The properties were valued individually between November 2, 2022 and November 4, 2022, with the individual values reflecting an aggregate “as-is” appraised value of $592,600,000.

Environmental Matters. According to the Phase I environmental site assessments dated November 8, 2022 through November 15, 2022, there was no evidence of any recognized environmental conditions at the Brandywine Strategic Office Portfolio Properties.

Market Overview and Competition. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia, Pennsylvania (five properties, 74.3% of net rentable area) and Austin, Texas (two properties, 25.7% of net rentable area) office markets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years. In the three-year period from 2012 to 2014, there was a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increased supply, slightly positive absorption, 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stood at 9.1% and $26.28 per square foot, respectively.

According to the appraisal, five of the seven Brandywine Strategic Office Portfolio Properties are located in the Philadelphia market and spread across the four submarkets summarized in the table below:

Philadelphia Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6%	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex, PA	Plymouth Meeting/Blue Bell	120,877	8.4%	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7%	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0%	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.
(3)	Represents weighted average of appraisal concluded market rent for Office – Lab space ($40.00 PSF) and Office – Lower Level space ($15.00 PSF).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The period from 2016 to 2018, again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The period from 2019 to 2021 featured significantly increased supply, positive absorption, 4.6% increases in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stood at 13.7% and $40.60 per square foot, respectively.

According to the appraisal, the two of the seven Brandywine Strategic Office Portfolio Properties in the Austin Market are located in the two submarkets summarized in the table below:

Austin Submarket Summary(1)
Property Name	Submarket	SF	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4%	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Information is based on a third party research report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Escrows.

Real Estate Taxes – The borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes during a Trigger Period (as defined below) or upon the borrowers’ failure to provide the lender evidence of timely payment of taxes.

Insurance – The borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve during a Trigger Period or upon the borrowers’ failure to provide the lender evidence of the timely payment of insurance premiums or evidence of the renewal of a blanket policy to the extent the borrowers maintain insurance pursuant to a blanket policy (which is currently the case).

Deferred Maintenance - At origination the borrower deposited $165,113 into a reserve for deferred maintenance.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $30,063 to a reserve for replacements to the Brandywine Strategic Office Portfolio Properties. In lieu of monthly deposits to the replacement reserve, the borrowers are permitted to provide a letter of credit for such amounts.

TI/LC Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $240,500 for future tenant improvements and leasing commissions. Additionally, any lease termination or modification payments will be deposited into the TI/LC Reserve unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to 16.61%.

Outstanding TI/LC Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $23,692,032 for outstanding landlord obligations, $11,039,869 of which was delivered in the form of letters of credit.

Outstanding Gap Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,376,789 for outstanding gap rent obligations.

Outstanding Free Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,044,971 for outstanding free rent obligations.

Ground Rent Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts for ground rent due and payable for the immediately following calendar month for the 401-405 Colorado Property (subject to a cap of three months’ worth of such ground rent).

Lockbox and Cash Management. The Brandywine Strategic Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. During a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Strategic Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio Properties achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Property Management. The Brandywine Strategic Office Portfolio Properties are managed by Brandywine Management, Inc.

Additional Secured Indebtedness (not including trade debts). In addition to the Brandywine Strategic Office Portfolio Mortgage Loan, the Brandywine Strategic Office Portfolio Properties also secure notes A-1-1, A-1-2, A-2, A-3, A-6, A-9 and A-11-1 (the “Brandywine Strategic Office Portfolio Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $163,750,001. The Brandywine Strategic Office Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Brandywine Strategic Office Portfolio Mortgage Loan. The Brandywine Strategic Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Brandywine Strategic Office Portfolio Pari Passu Companion Loans. The holders of the Brandywine Strategic Office Portfolio Mortgage Loan and the Brandywine Strategic Office Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Brandywine Strategic Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Property Type: Office	Loan #3	Cut-off Date Balance:	$81,249,999
Property Subtype: Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Address: Various		U/W NCF DSCR:	2.80x
		U/W NOI Debt Yield:	18.0%

Release of Property. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrowers to obtain the release of one or more individual Brandywine Strategic Office Portfolio Properties (each, a “Release Property”) from the lien of the applicable mortgage upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic Office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Brandywine Strategic Office Portfolio Properties is equal to the greater of (i) the debt yield at loan closing (16.61%) and (ii) the debt yield immediately prior to such release.

Letter of Credit. The borrowers have delivered two letters of credit in lieu of cash for outstanding approved leasing expenses in the form of tenant improvements and leasing commissions, which are as follows: (i) letter of credit in the amount of $9,900,000 for the Food Hall at The Bulletin Building Property and (ii) letter of credit in the amount of $1,139,869 in respect to IBX at the 1900 Market Property.

Right of First Offer/Right of First Refusal. With respect to The Bulletin Building Property, Academic Properties, Inc., the ground lessor (“The Bulletin Building Ground Lessor”), has a right to purchase the Brandywine Strategic Office Portfolio Whole Loan in the event the Brandywine Strategic Office Portfolio Whole Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Brandywine Strategic Office Portfolio Whole Loan, together with all accrued interest and other amounts due thereon. In addition, The Bulletin Building Ground Lessor has a right of first offer to purchase the leasehold interest in the Bulletin Building Property in the event of a proposed transfer of The Bulletin Building Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. The borrowers have a leasehold interest in two of the seven Brandywine Strategic Office Portfolio Properties, the 401-405 Colorado Property and The Bulletin Building Property, which are each subject to a ground lease (the “401-405 Colorado Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Ground Lease is between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2084 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground Lease is between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017, and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Green Acres
2034 Green Acres Road
Valley Stream, NY 11581
Fresh Meadow Shopping Center
St John's University
Grand Central Pkwy
Union Tpke.
Bell Blvd.
Hillside Ave.
Queens Village
QUEENS
Jamaica Ave.
Bellerose
Belmont Park
Cross Island Pkwy
North New Hyde Park
New Hyde Park
Jericho Tpke.
LIRR PORT JEFFERSON LINE
Garden City
Stewart Ave.
LIRR HEMPSTEAD LINE
Floral Park
Adelphi University
Plainfield Ave.
Hempstead Tpke.
Nassau Blvd.
Meacham Ave.
Elmont
Franklin Square
West Hempstead
NASSAU COUNTY
Francis Lewis Blvd.
Farmers Blvd.
Merrick Blvd.
115th Ave.
Linden Blvd.
Dutch Broadway
Jamaica
Hollis
St. Albans Community Living Ctr.
QUEENS COUNTY
LIRR FAR ROCKAWAY LINE
Guy R. Brewer Blvd.
Baisley Pond Park
Laurelton
Laurelton Pkwy
North Valley Stream
Southern State Pkwy
Malverne
Lakeview
Merrick Rd.
Belt Pkwy
Valley Stream
Cornwell Ave.
WEST HEMPSTEAD LINE
Ocean Ave.
Airport Office Park
South Valley Stream
Mill Rd.
Lynbrook
LIRR LONG BEACH LINE
Rockville Centre
JFK Expwy
Brookville Park
Rockaway Blvd
Rosedale
Peninsula Blvd.
Hewlett
East Rockaway
Rockaway Rd.
Oceanside
John F. Kennedy International Airport
Five Towns Shopping Center
Woodmere
Cedarhurst
Inwood Country Club
The Woodmere Club
Jamaica Bay
Inwood
Lawrence
Rockaway Hunting Club
Lawrence Village Country Club
Far Rockaway
St. John's Episcopal Hospital
Beach Channel Dr.
Seagirt Blvd.
STAMFORD
White Plains
Long Island Sound
NEW JERSEY
YONKERS
Mount Vernon
New Rochelle
LONG ISLAND
BRONX
MANHATTAN
QUEENS
NEW YORK CITY
BROOKLYN
Hempstead
Levittown
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

No. 4 – Green Acres

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Type – Subtype:	Retail – Regional Mall
Original Principal Balance(1):		$70,000,000		Location:	Valley Stream, NY
Cut-off Date Balance(1):		$70,000,000		Size:	2,081,286 SF
% of Initial Pool Balance:		6.8%		Cut-off Date Balance Per SF(1):	$177.77
Loan Purpose:		Refinance		Maturity Date Balance Per SF(1):	$177.77
Borrower Sponsor:		The Macerich Partnership, L.P.		Year Built/Renovated:	1956; 2016 / 1982; 2006; 2007
Guarantor:		The Macerich Partnership, L.P.		Title Vesting:	Fee/Leasehold
Mortgage Rate:		5.8990%		Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Note Date:		January 3, 2023		Current Occupancy (As of):	97.7% (12/12/2022)
Seasoning:		3 months		YE 2021 Occupancy(4):	93.2%
Maturity Date:		January 6, 2028		YE 2020 Occupancy(4):	89.8%
IO Period:		60 months		YE 2019 Occupancy(4):	96.4%
Loan Term (Original):		60 months		As-Is Appraised Value(5):	$679,000,000
Amortization Term (Original):		NAP		As-Is Appraised Value Per SF(5):	$326.24
Loan Amortization Type:		Interest Only		As-Is Appraisal Valuation Date:	October 30, 2022
Call Protection:		L(27),YM1(28),O(5)
Lockbox Type(2):		Hard/Springing Cash Management		Underwriting and Financial In formation
Additional Debt(1):		Yes		TTM NOI (9/30/2022):	$45,174,388
Additional Debt Type (Balance)(1):		Pari Passu ($300,000,000)		YE 2021 NOI:	$46,618,790
				YE 2020 NOI:	$41,001,586
				YE 2019 NOI:	$53,314,510
				U/W Revenues:	$83,514,884
Escrows and Reserves(3)				U/W Expenses:	$35,580,356
	Initial	Monthly	Cap	U/W NOI:	$47,934,528
Taxes:	$0	Springing	NAP	U/W NCF:	$46,364,767
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.17x / 2.10x
Replacement Reserves:	$0	Springing	$619,992	U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.5%
TI/LC:	$4,068,135	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.5%
Rollover Reserve:	$0	Springing	$2,094,342	Cut-off Date LTV Ratio(1)(5):	54.5%
Gap Rent Reserve:	$743,644	$0	NAP	LTV Ratio at Maturity(1)(5):	54.5%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Equity Contribution	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of the Green Acres Whole Loan (as defined below), with an aggregate original principal amount of $370,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Green Acres Whole Loan.
(2)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period (as defined below) continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	Current Occupancy (As of) is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases. Historical Occupancies include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(5)	The as-is appraised value is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the estimated value of $621.0 million would each be 59.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The Mortgage Loan. The fourth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling notes A-9, A-11 and A-12, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A., Bank of Montreal (“BMO”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below), which are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of Green Acres Mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the Green Acres Mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to Green Acres Mall, a regional enclosed mall (including the Walmart Parcel) (the “Green Acres Mall”) and Green Acres Commons, a retail power center (the “Green Acres Commons”), but does not include any portion of Green Acres Mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$48,500,000	$48,500,000	GS	Yes
A-2	$31,500,000	$31,500,000	FIVE 2023-V1	No
A-3	$20,000,000	$20,000,000	GS	No
A-4	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	FIVE 2023-V1	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	BANK5 2023-5YR1	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-12	$10,000,000	$10,000,000	BANK5 2023-5YR1	No
A-13	$30,000,000	$30,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-15	$20,000,000	$20,000,000	DBRI	No
A-16	$15,000,000	$15,000,000	DBRI	No
Total	$370,000,000	$370,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC (“Valley Stream”) and Green Acres Adjacent LLC (“Green Acres Adjacent”), each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

The Green Acres Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021, which was transferred to special servicing and twice extended, prior to being repaid in full by the Green Acres Mortgage Loan. In addition, affiliates of the borrower sponsor have experienced defaults on securitized commercial mortgage loans. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8 acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by 11 major tenants. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Valley Stream owns Green Acres Mall and the leasehold interest in the Walmart Parcel and Green Acres Adjacent owns Green Acres Commons. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 square feet; 6.1% of net rentable area, 7.1% of underwritten base rent): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership only retailer and as of October 2022, has over 6.5 million members and received approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with its current lease expiration date in January 2027 and seven additional 5-year extension options. Additionally, BJ’s recently executed a lease for a 5,000 square foot fueling station with an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Walmart (173,450 square feet; 8.3% of net rentable area, 6.3% of underwritten base rent): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart. See “Ground Lease” below.

DICK’s Sporting Goods (70,714 square feet; 3.4% of net rentable area, 4.5% of underwritten base rent): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027. Dick’s has three 5-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the major tenants at the Green Acres Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Sales PSF/ Year(4)	U/W Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Major Tenants
Macy's and Macy’s Men’s & Furniture(5)(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)	(6)	N
Walmart(5)	Aa2/AA/AA	173,450	8.3%	$19.97	$3,463,189	6.3%	NAV	NAV	8/31/2028	2 x 5 yr	N
SEARS(5)(7)	NR/NR/NR	144,537	6.9%	$0.86	$125,000	0.2%	NAV	NAV	10/31/2028	9 x 5 yr	N
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1%	$30.38	$3,881,310	7.1%	$863	5.1%	1/31/2027	7 x 5 yr	N
KOHL'S(5)(7)	Ba2/BB+/BBB-	116,392	5.6%	$17.61	$2,049,642	3.8%	NAV	NAV	1/31/2031	2 x 10 yr	N
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4%	$34.65	$2,450,240	4.5%	$173	29.4%	1/31/2027	3 x 5 yr	N
Burlington(5)	NR/BB+/NR	61,837	3.0%	$24.25	$1,499,547	2.7%	$398	9.9%	1/31/2032	3 x 5 yr	N
Best Buy(5)	A3/BBB+/NR	44,400	2.1%	$45.81	$2,033,802	3.7%	NAV	NAV	1/31/2027	2 x 5 yr	N
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9%	$33.00	$1,328,646	2.4%	NAV	NAV	12/31/2031	3 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	38,903	1.9%	$47.23	$1,837,502	3.4%	$507	9.3%	7/31/2026	None	N
Total Major Tenants		1,208,748	58.1%	$16.29	$19,693,871	36.1%

Non-Major Tenants		824,076	39.6%	$42.34	$34,889,912	63.9%

Occupied Collateral Total		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF/Year are as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 major tenants (9 of which are shown in the table above). The 11 anchor and major tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 62.1% of Net Rentable Area and approximately 35.3% of Total Annual U/W Base Rent.
(6)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(8)	Information in this table includes a recently executed lease for a 5,000 square foot fueling station that has an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the lease rollover schedule at the Green Acres Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(5)(6)	% of Total Annual U/W Base Rent(5)(6)	Annual U/W Base Rent PSF(5)(6)(7)
2023 & MTM	25	132,183	6.4%	132,183	6.4%	$5,381,671	9.9%	$40.71
2024	16	59,279	2.8%	191,462	9.2%	$3,304,451	6.1%	$55.74
2025	23	103,199	5.0%	294,661	14.2%	$4,405,507	8.1%	$42.69
2026	18	474,521	22.8%	769,182	37.0%	$8,833,644	16.2%	$18.62
2027	21	317,183	15.2%	1,086,365	52.2%	$14,275,570	26.2%	$45.01
2028	6	329,772	15.8%	1,416,137	68.0%	$4,510,131	8.3%	$13.68
2029	7	18,831	0.9%	1,434,968	68.9%	$937,351	1.7%	$49.78
2030	5	14,437	0.7%	1,449,405	69.6%	$1,257,971	2.3%	$87.14
2031	6	165,348	7.9%	1,614,753	77.6%	$4,001,519	7.3%	$24.20
2032	3	94,565	4.5%	1,709,318	82.1%	$2,304,890	4.2%	$24.37
2033	3	24,165	1.2%	1,733,483	83.3%	$508,680	0.9%	$21.05
Thereafter	7	264,497	12.7%	1,997,980	96.0%	$4,406,833	8.1%	$16.66
Vacant	0	48,462	2.3%	2,046,442	98.3%	$0	0.0%	$0.00
Storage / Other(3)(4)	98	34,844	1.7%	2,081,286	100.0%	$455,564	0.8%	$13.07
Total/Wtd. Avg.	238	2,081,286	100.0%			$54,583,783	100.0%	$26.85
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original lease commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(4)	The number of leases shown above includes two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The U/W Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(7)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Green Acres Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/12/2022(2)
96.4%	89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Historical Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023 and is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Acres Property:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$53,971,643	$48,503,241	$48,173,142	$48,128,825	$53,419,627	60.8%	$25.67
Vacant Income	0	0	0	0	3,360,780	3.8	1.61
% In Lieu	116,896	699,499	1,415,351	1,535,774	1,164,156	1.3	0.56
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	66.0%	$27.84
Other Commercial Income(3)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	4.6	1.94
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	29.0	12.23
UW Adjustments	0	0	0	0	339,465	0.4	0.16
Other Revenue(3)	769,425	102,602	95,907	180,781	23,686	0.0	0.01
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	100.0%	$42.19
Less Vacancy & Credit Loss	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(7.4)	(2.06)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	95.1%	$40.13

Real Estate Taxes(4)	$16,640,651	$18,945,435	$19,324,183	$20,511,082	$22,941,251	27.5%	$11.02
Insurance	427,460	483,723	566,226	621,042	628,461	0.8	0.30
Management Fee	841,535	758,295	774,443	831,445	2,505,447	3.0	1.20
Other Operating Expenses	8,722,764	7,819,683	9,620,233	9,848,592	9,505,197	11.4	4.57
Total Operating Expenses	$26,632,410	$28,007,136	$30,285,085	$31,812,161	$35,580,356	42.6%	$17.10

Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	57.4%	$23.03
Replacement Reserves	0	0	0	0	455,855	0.5	0.22
TI/LC	0	0	0	0	1,113,906	1.3	0.54
Net Cash Flow(5)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	55.5%	$22.28

NOI DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.17x
NCF DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.10x
NOI Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	13.0%
NCF Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	12.5%
(1)	Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income. Other Revenue reflects the borrowers’ in-place miscellaneous income.
(4)	Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(5)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.
(6)	Debt service coverage ratios and debt yields are based on the Green Acres Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value as of October 30, 2022 of $679,000,000. The as-is appraised value for the Green Acres Property is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million.

Environmental Matters. The Phase I environmental report dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Market Overview and Competition. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA economy include the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately five miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. As of the second quarter of 2022, the Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot.

The following table presents comparable retail centers with respect to the Green Acres Property:

Comparable Retail Center Summary

Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956; 2016 / 1982; 2006; 2007	2,081,286(1)	97.7%(1)	NAP	$727.22(2)	Macy’s, Walmart, Dick’s Sporting Goods, BJ’s Wholesale Club, Primark, 24 Hour Fitness, Burlington, Best Buy, Shopper’s World, Target (non-collateral), Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom, Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M, J.C. Penney, Macy’s, XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy, Burlington, H&M, Lowe’s, Macy’s, Primark, Target, XXI Forever, Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M, IKEA, Round One, Target, Showcase

Source: Appraisal, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll
(2)	Represents sales per square foot as of September 30, 2022. Sales per square foot is inclusive of tenants that have been open for 12 months or more and excludes tenants greater than 10,000 square feet, arcades and non-retail stores.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

Escrows. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the Green Acres Whole Loan agreement and (ii) $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant by net rental income, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the Green Acres Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below), the square footage of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the square footage of the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,992. The tenants listed in clauses (i) through (xvi) above collectively represent 40.4% of the net rentable area and 24.5% of underwritten Base Rent).

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox and Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant shall not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store shall not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant shall not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Property Type: Retail	Loan #4	Cut-off Date Balance:	$70,000,000
Property Subtype: Regional Mall	Green Acres	Cut-off Date LTV:	54.5%
Address: Valley Stream, NY		U/W NCF DSCR:	2.10x
		U/W NOI Debt Yield:	13.0%

thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any material adverse effect.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Letter of Credit. None. However, the borrowers are permitted to deliver a letter of credit in lieu of making monthly deposits into the TI/LC reserve, as described above.

Right of First Offer / Right of First Refusal. None.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Green Acres Property. Valley Stream, a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers acts of terror in an amount equal to the “full replacement cost” of the Green Acres Property, together with business income insurance covering the 24-month period commencing at the time of casualty. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (as the same has been and may be further modified, amended or extended, “TRIPRA”), is in effect and continues to cover both domestic and foreign acts of terrorism, the provisions of TRIPRA will determine what is deemed to be included within the definition of terrorism coverage. However, if TRIPRA or a subsequent statute, extension or reauthorization is not in effect, the borrowers will not be required to spend on terrorism insurance coverage more than 200% of the insurance premium that would be payable at such time under a stand-alone all risk policy (including property/casualty coverage and loss of rents/business interruption coverage).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

390 North Orange

Citrus Center

One Orlando Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Orlando Office Portfolio
1 390 North Orange Orlando, FL
2 Citrus Center Orlando, FL
3 One Orlando Centre Orlando, FL
Lakeview St.
Lake Concord
424
DoubleTree by Hilton Orlando Downtown
Gateway Center
4
AMTRAK SunRail
Courtyard Orlando Downtown
W. Colonial Dr.
17 92 50
E. Colonial Dr.
Lake Dot
Crowne Plaza Orlando - Downtown
Orlando Sentinel Headquarters
N. Orange Ave.
N. Magnolia Ave.
ORANGE COUNTY
W. Concord St.
E. Concord St.
Orange Technical College
Creative Village
Bob Carr Performing Arts Centre
Lynx Central Station
Orange County Courthouse
Broadway Ave.
N. Cathcart Ave.
N. Summerlin Ave.
N. Hyer Ave.
E. Livingston St.
Florida Interactive Entertainment Academy
E. Ridgewood St.
ORLANDO
St. James School
E. Robinson St.
Florida A&M Univ. College of Law
The VUE at Lake Eola
Howard Middle School
EO Inn & Spa
S. Parramore Ave.
N. Terry Ave.
N. Hughey Ave.
N. Garland Ave.
Regions Bank
Orange Co. Regional History Ctr.
N. Rosalind Ave.
Lake Eola
Lake Eola Park
South Eola
US District Court
E. Central Blvd.
UCF Executive Developmental Center
Orlando Public Library
Embassy Suites-Orlando Downtown
Exploria Stadium
W. Pine St.
Orlando Police Department
Downtown Orlando
Sanctuary Downtown
Church Street Market
Chase Plaza
E. Church St.
200 South Orange
Amway Center
Church St
Star Tower
Lake Olive
S. Summerlin Ave.
E. Jackson St.
Shiloh Baptist Church of Orlando
Grand Bohemian Hotel Orlando
S. Rosalind Ave.
E. South St.
Orlando City Hall
Dr. Phillips Center for the Performing Arts
East-West Expwy
TOLL 408
CNL Plaza II
CNL Plaza
S. Division Ave.
W. Anderson St.
E. Anderson St.
The Courtyard at Lake Lucerne
Cherokee School
Lake Ave.
Lake Lucerne
Palmer St.
Mount Dora
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Casselberry
Oviedo
Altamonte Springs
Maitland
Lake Apopka
Winter Park
Ocoee
Winter Garden
ORLANDO
Lake Buena Vista
Kissimmee
Celebration
St. Cloud
SEMINOLE COUNTY
ORANGE COUNTY
OSCEOLA COUNTY
POLK COUNTY
LAKE COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

No. 5 – Orlando Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$70,000,000			Location:	Orlando, FL
Cut-off Date Balance(1):	$70,000,000			Size:	1,029,761 SF
% of Initial Pool Balance:	6.8%			Cut-off Date Balance Per SF(1):	$131.10
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$131.10
Borrower Sponsor:	Southwest Value Partners Fund XVIII LP			Year Built/Renovated:	Various/Various
Guarantor:	Southwest Value Partners Fund XVIII LP			Title Vesting:	Fee
Mortgage Rate:	6.8090%			Property Manager:	Jones Lang LaSalle Americas, Inc.
Note Date:	December 30, 2022			Current Occupancy (As of):	77.6% (12/9/2022)
Seasoning:	3 months			YE 2021 Occupancy:	87.3%
Maturity Date:	January 11, 2028			YE 2020 Occupancy:	87.3%
IO Period:	60 months			YE 2019 Occupancy:	82.3%
Loan Term (Original):	60 months			YE 2018 Occupancy:	81.4%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$238,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$231.12
Call Protection(2):	L(27),D(26),O(7)			As-Is Appraisal Valuation Date:	October 18, 2022
Lockbox Type:	Hard/In Place Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (9/30/2022):	$14,702,747
Additional Debt Type (Balance)(1):	Pari Passu ($65,000,000)			YE 2021 NOI(4):	$14,640,980
				YE 2020 NOI(4):	$12,465,454
				YE 2019 NOI:	$11,611,154
				U/W Revenues:	$28,243,280
				U/W Expenses:	$14,270,710
Escrows and Reserves(3)				U/W NOI:	$13,972,569
	Initial	Monthly	Cap	U/W NCF:	$13,235,368
Tax	$613,008	$306,504	NAP	U/W DSCR based on NOI/NCF(1):	1.50x / 1.42x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.4% / 9.8%
Replacement Reserve	$0	$21,453	$772,320	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.4% / 9.8%
TI/LC Reserve	$5,500,000	$128,720	NAP	Cut-off Date LTV Ratio(1):	56.7%
Rent Concession Reserve	$893,664	$0	NAP	LTV Ratio at Maturity(1):	56.7%
Existing TI/LC Reserve	$2,815,696	$0	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$135,000,000	84.6%	Loan payoff	$144,245,212	90.4%
Borrower Equity	24,513,780	15.4	Upfront Reserves	9,822,368	6.2
			Closing costs	5,446,200	3.4
Total Sources	$159,513,780	100.0%	Total Uses	$159,513,780	100.0%
(1)	The Orlando Office Portfolio Mortgage Loan (as defined below) is part of the Orlando Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $135,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Orlando Office Portfolio Whole Loan.
(2)	At any time after the earlier of (i) February 11, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Office Portfolio Whole Loan to be securitized, the borrower has the right to defease the Orlando Office Portfolio Whole Loan in whole or in part, in connection with the release of any of the three properties in the Orlando Office Portfolio Properties (as defined below). See “Partial Release” section.
(3)	See “Escrows” section.
(4)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The Mortgage Loan. The fifth largest mortgage loan (the “Orlando Office Portfolio Mortgage Loan”) is part of a whole loan (the “Orlando Office Portfolio Whole Loan”) secured by first priority fee interests in three office buildings totaling 1,029,761 square feet, located in Orlando, Florida (the “Orlando Office Portfolio Properties”). The Orlando Office Portfolio Whole Loan has an original aggregate principal balance of $135,000,000 and is comprised of two pari passu notes. The Orlando Office Portfolio Mortgage Loan, with an original principal balance of $70,000,000, is evidenced by the non-controlling note A-2. The controlling Note A-1 in the original principal amount of $65,000,000 was contributed to the BANK 2023-BNK45 securitization trust and is serviced under the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Orlando Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$70,000,000	$70,000,000	BANK5 2023-5YR1	No
Total	$135,000,000	$135,000,000

The Borrower and Borrower Sponsor. The borrower is SWVP Orlando Office LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orlando Office Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Southwest Value Partners Fund XVIII LP (“Southwest Value Partners”). Southwest Value Partners is a private real estate investment firm based in San Diego and founded in 1990. The company currently owns and manages more than 30 assets across six investment funds totaling over $3.5 billion in value. The portfolio includes office, hospitality, multifamily, retail, and land in more than 20 markets throughout the United States.

The Property. The Orlando Office Portfolio Properties comprise three, class A office buildings totaling 1,029,761 square feet located in Orlando, Florida. As of December 9, 2022, the portfolio is 77.6% leased to 83 tenants, with no tenant representing more than 4.0% of the net portfolio rentable area. The borrower acquired the Orlando Office Portfolio Properties in December 2017 for approximately $208.1 million, and has continually invested in capital expenditures and tenant improvements since acquisition, including lobby renovations, upgrades to corridors and bathrooms, a complete overhaul of case building mechanics, cosmetic enhancements and the addition of new conference facilities.

390 North Orange

The 390 North Orange Property is a 28-story, Class A office building totaling 416,680 square feet, located in Orlando, Florida (the “390 North Orange Property”). The 390 North Orange Property was built in 1987 and renovated in 2019, and is situated on a 2.93-acre site. Amenities include a variety of dining options, a renovated courtyard, modern fitness and locker room facilities and new conference and training facilities. The 390 North Orange Property includes a 5-story parking garage with 874 parking spaces (2.1 spaces per 1,000 square feet). As of December 9, 2022, the 390 North Orange Property was 74.0% leased to 35 tenants.

One Orlando Centre

The One Orlando Centre Property is a 19-story, Class A office building totaling 353,838 square feet, located in Orlando, Florida (the “One Orlando Centre Property”). The One Orlando Centre Property was built in 1987 and is situated on a 5.67-acre site. Amenities include a variety of dining options, a 6,500 square foot fitness facility, and updated conference center. The One Orlando Centre Property includes an 8-story parking garage with 1,420 parking spaces (4.01 spaces per 1,000 square feet). As of December 9, 2022, the One Orlando Centre Property was 78.5% leased to 26 tenants.

Citrus Center

The Citrus Center Property is an 18-story, Class A office building totaling 259,243 square feet, located in Orlando, Florida (the “Citrus Center Property”). The Citrus Center Property was built in 1971 and renovated in 2019, and is situated on a 2.27-acre site. Amenities include a modern lobby with LED lighting, multiple dining options and The Citrus Club, which offers dining, event, and conference center spaces for its members. The Citrus Club Property includes a built in parking garage on floors 2 through 5 of the building, totaling 748 parking spaces (2.89 spaces per 1,000 square feet). As of December 9, 2022, the Citrus Center Property was 82.2% leased to 22 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the Orlando Office Portfolio Properties:

Orlando Office Portfolio Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
390 North Orange Orlando, FL	$46,357,690	34.3%	74.0%	1987/2019	416,680	$92,000,000	50.4%	34.9%
One Orlando Centre Orlando, FL	$42,647,625	31.6%	78.5%	1987/NAP	353,838	$73,000,000	58.4%	31.8%
Citrus Center Orlando, FL	$45,994,685	34.1%	82.2%	1971/2019	259,243	$73,000,000	63.0%	33.3%
Total/Weighted Average	$135,000,000	100.0%	77.6%		1,029,761	$238,000,000	56.7%	100.0%
(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisals.

Major Tenants.

Quintairos, Prieto, Wood & Boyer, PA (41,106 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Quintarios, Prieto, Woody & Boyer, PA (“QPWB”) is a full-service business law firm offering various legal services to public and private companies, professionals, entrepreneurs, and individuals. The tenant has 31 offices nationwide. QPWB has been a tenant at the Citrus Center Property since 2006 and most recently expanded into one additional floor in 2018. The tenant’s lease currently expires December 31, 2025. The tenant is subleasing one suite, approximately 15.4% of its space, coterminus with its lease to Brennan Manna & Diamond, PL. QPWB has no remaining renewal options.

TLC Engineering for Architecture (41,012 square feet; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent): TLC Engineering for Architecture (“TLC”) is a multifaceted engineering firm with 19 offices across 10 states. The company employs more than 450+ people including professional engineers, LEED-accredited professionals, ACG-registered commissioning authorities, and specialists in acoustics, energy management, and technology. TLC has been a tenant at the Citrus Center Property since 2006 and most recently expanded in 2018 and renewed its existing space in 2019 through October 31, 2029. The tenant has no remaining renewal options.

Nelson Mullins Riley & Scarborough, LLP (40,535 square feet; 3.9% of net portfolio rentable area; 5.2% of portfolio underwritten base rent): Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) is a diversified law firm with more than 1,000 attorneys. The firm has 31 offices across 15 states and serves clients in more than 100 practice areas. Nelson Mullins has been a tenant at the 390 North Orange Property since 1992. The tenant most recently renewed its lease in 2019 through October 31, 2029. The tenant has one, five-year renewal option remaining, and has a one-time right to terminate between 5,000 to10,000 square feet with 180 days’ notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the tenancy at the Orlando Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Quintairos, Prieto, Wood & Boyer, PA(3)	NR/NR/NR	41,106	4.0%	$31.10	$1,278,516	5.5%	12/31/2025	N	N
TLC Engineering for Architecture	NR/NR/NR	41,012	4.0%	$31.11	$1,275,883	5.5%	10/31/2029	N	N
Nelson Mullins Riley & Scarborough, LLP	NR/NR/NR	40,535	3.9%	$29.83	$1,209,159	5.2%	10/31/2029	1, 5-year	Y(4)
Adventist Health System	NR/NR/NR	39,758	3.9%	$28.96	$1,151,392	4.9%	9/30/2025	N	N
GSA	AAA/Aaa/AA+	34,669	3.4%	$32.61	$1,130,539	4.8%	Various(5)	N	Y(5)
Wells Fargo Bank, NA	NR/A1/BBB+	32,391	3.1%	$28.50	$923,144	4.0%	12/31/2027	2, 5-year	N
The Citrus Club	NR/NR/NR	28,405	2.8%	$21.74	$617,578	2.6%	10/31/2024	N	N
Dewberry Engineers	NR/NR/NR	24,584	2.4%	$28.88	$710,066	3.0%	6/30/2027	N	N
Wicker Smith O’Hara McCoy & Ford, PA	NR/NR/NR	24,325	2.4%	$31.49	$765,978	3.3%	9/30/2026	N	N
		306,785	29.8%	$29.54	$9,062,254	38.8%

Non-Major Tenants		492,397	47.8%	$29.00	$14,278,865	61.2%

Occupied Collateral Total		799,182	77.6%	$29.21	$23,341,120	100.0%

Vacant Space		230,579	22.4%

Collateral Total		1,029,761	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.
(3)	Tenant is subleasing 6,316 square feet through December 31, 2025 to Brennan Manna & Diamond, PL. The subleased space is underwritten at the tenant’s prime rate.
(4)	Tenant has the one-time right to reduce premises by between 5,000 to 10,000 square feet with 180 days’ notice and with payment of a termination fee.
(5)	Tenant has three suites, a 16,639 square foot space with a lease expiration of June 30, 2038, a 12,341 square foot space with a lease expiration of October 31, 2033, and a 5,689 square foot space with a lease expiration of June 30, 2028. The tenant may terminate the 16,639 square foot after the 10-year firm term, which is June 30, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Orlando Office Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	1	1,107	0.1%	1,107	0.1%	$39,053	0.2%	$35.28
2023	11	56,699	5.5%	57,806	5.6%	$1,693,580	7.3%	$29.87
2024	19	97,051	9.4%	154,857	15.0%	$2,799,949	12.0%	$28.85
2025	21	153,258	14.9%	308,115	29.9%	$4,597,359	19.7%	$30.00
2026	13	90,062	8.7%	398,177	38.7%	$2,759,952	11.8%	$30.65
2027	14	93,281	9.1%	491,458	47.7%	$2,759,274	11.8%	$29.58
2028	10	59,698	5.8%	551,156	53.5%	$1,718,931	7.4%	$28.79
2029	14	124,532	12.1%	675,688	65.6%	$3,794,420	16.3%	$30.47
2030	5	48,119	4.7%	723,807	70.3%	$1,408,964	6.0%	$29.28
2031	0	0	0.0%	723,807	70.3%	$0	0.0%	$0.00
2032	1	11,773	1.1%	735,580	71.4%	$376,265	1.6%	$31.96
2033 & Beyond(3)	13	63,602	6.2%	799,182	77.6%	$1,393,374	6.0%	$21.91
Vacant	0	230,579	22.4%	1,029,761	100.0%	$0	0.0%	$0.00
Total/Weighted Average	122	1,029,761	100.0%			$23,341,120	100.0%	$29.21
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.
(3)	Includes 20,665 square feet of space attributed to conference center, training facility, fitness center, parking office, management office, and maintenance shop space that has no lease expiration date.

The following table presents historical occupancy percentages at the Orlando Office Portfolio Properties:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/9/2022(2)
81.4%	82.3%	87.3%	87.3%	77.6%
(1)	Information obtained from a third party research provider.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orlando Office Portfolio Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 9/30/2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$23,341,120	65.7%	$22.67
Grossed Up Vacant Space	0	0	0	0	7,259,750	20.4	7.05
Gross Potential Rent	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$30,600,870	86.2%	$29.72
Other Income(3)	2,988,760	2,590,198	2,809,444	3,220,269	3,686,487(4)	10.4	3.58
Percentage Rent	0	1,646	28,436	12,777	58,342	0.2	0.06
Less: Free Rent Adjustment	(1,766,433)	(2,235,034)	(1,358,549)	(857,001)	0	0.0	0.00
Total Recoveries	591,070	1,122,396	1,267,002	1,458,390	1,157,331	3.3	1.12
Net Rental Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$35,503,030	100.0%	$34.48
(Vacancy & Credit Loss)	0	0	0	0	(7,259,750)	(23.7)	(7.05)
Effective Gross Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$28,243,280	79.6%	$27.43

Real Estate Taxes	$3,399,966	$3,414,581	$3,347,379	$3,351,192	$3,502,903	12.4%	$3.40
Insurance	801,937	958,945	1,036,609	1,131,563	1,284,153	4.5	1.25
Management Fee	310,379	342,712	780,873	784,525	847,298	3.0	0.82
Other Operating Expenses	8,172,432	8,163,785	8,128,307	8,636,356	8,636,356	30.6	8.39
Total Operating Expenses	$12,684,714	$12,880,023	$13,293,169	$13,903,637	$14,270,710	50.5%	$13.86

Net Operating Income	$11,611,154	$12,465,454(5)	$14,640,980(5)	$14,702,747	$13,972,569	49.5%	$13.57
Replacement Reserves	0	0	0	0	257,440	0.9	0.25
TI/LC	0	0	0	0	479,761(6)	1.7	0.47
Net Cash Flow	$11,611,154	$12,465,454	$14,640,980	$14,702,747	$13,235,368	46.9%	$12.85

NOI DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.50x
NCF DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.42x
NOI Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	10.4%
NCF Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	9.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent represents rent steps through January 2024 and the straight-line average rent for Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company, which are credit tenants.
(3)	Other Income includes primarily parking income, as well as sign rental, antenna, storage, and telecom income.
(4)	U/W Other Income includes $300,000 from a 20-year digital billboard lease that has not yet commenced. The lease has an outside start date of March 31, 2023 with no termination options.
(5)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to the COVID-19 pandemic.
(6)	This includes a $550,000 deduction for the upfront TI/LC reserve.
(7)	Debt service coverage ratios and debt yields are based on the Orlando Office Portfolio Whole Loan.

Appraisal. The appraisals concluded to an “as-is” Appraised Value for the Orlando Office Portfolio Properties of $238,000,000 as of October 18, 2022. The appraisals also provided an “upon stabilization” appraised value of $261,500,000.

Environmental Matters. According to the Phase I environmental site assessments for the 390 North Orange Property and the One Orlando Centre Property dated October 21, 2022, there was no evidence of any recognized environmental conditions at either property.

The Phase I environmental site assessment for the Citrus Center Property dated October 21, 2022, identified a recognized environmental condition (“REC”) associated with a former and existing 1,000-gallon underground storage tank containing diesel fuel. No information was available in the regulatory file regarding the former UST, which was removed in 1987. The current UST is double-walled fiberglass with leak detection. Based on the age of the current UST and the potential for unreported discharges, the Phase I ESA consultant deemed this condition a REC. The Phase I ESA consultant provided an opinion of probable cost with a 90% confidence interval that the total cost for potential remediation had an upper-end limit of $584,430. In lieu of obtaining a Phase II ESA, lender required a $3,000,000 premises environmental liability-commercial lender- type environmental insurance policy with a $3,000,000 sublimit per claim with an 8-year policy term (3 years past the loan term). See "Description of the Mortgage Pool-Environmental Considerations" in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Market Overview and Competition. The Orlando Office Portfolio Properties are all located in downtown Orlando, Florida, within 1.5 miles of each other. Each property is located directly east of I-4, a major north south thoroughfare providing access throughout the region. Additionally, the Orlando Office Portfolio Properties are located approximately 20.6 miles northwest of the Orlando International Airport. The Orlando Office Portfolio Properties are located within the central business district comprising a mix of residential and commercial uses. Downtown Orlando is home to Creative Village, a 68-acre mixed-use urban innovation district which at full buildout represents more than $2 billion of new developments including 900,000 square feet of office/creative space, 800,000 square feet of higher education space, 100,000 square feet of retail, 2,000 units of residential, 1,500 student housing beds and 225 hotel rooms. Additionally, downtown Orlando includes the Amway Center, and the Orlando Magic’s future $200 million mixed-use Sports & Entertainment District. Other major demand generators for Orlando include Walt Disney World Resort and Universal Studios Florida, located approximately 16.6 miles and 10.8 miles, respectively from the Orlando Office Portfolio Properties. Orlando is also home to the Orange County Convention Center, the second-largest convention facility in the United States.

According to the appraisal, the estimated 2022 population within a one, three and five-mile radius of the 390 North Orange Property was approximately 21,920, 100,850, and 300,914, respectively and the estimated 2022 average household income within the same radii was approximately $100,792, $104,003, and $91,727, respectively. Given the close proximity of each property, this is representative of each property in the Orlando Office Portfolio Properties.

According to the appraisal, all three properties in the Orlando Office Portfolio Properties are situated within the downtown Orlando office submarket within the greater Orlando office market. As of the third quarter of 2022, the submarket reported a total inventory of approximately 13.2 million square feet with a 9.4% vacancy rate and an average asking rent of $27.94 per square foot, gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Orlando Office Portfolio Properties:

Market Rent Summary(1)

	390 North Orange		One Orlando Centre		Citrus Center
	Office	Retail	Office	Retail	Office	Retail
Market Rent (PSF)	$31.50	$27.00	$30.00	$25.00	$31.00	$28.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type	FS w/base stop	NNN	FS w/base stop	NNN	FS w/base stop	NNN
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$30 PSF	$10 PSF	$30 PSF	$10 PSF	$30 PSF	$10 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
Free Rent (New)	5 mths	2 mths	5 mths	2 mths	5 mths	2 mths
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Orlando Office Portfolio Properties identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Wells Fargo Center Tampa 100 South Ashley Drive	Tampa, FL	1985 / 1993	393,649	90%	Aug-2022	$305
20 North Orange 20 North Orange Avenue	Orlando, FL	1983 / 2019	279,780	86%	May-2021	$224
GAI Building 618 East South Street	Orlando, FL	2011 / NAP	106,966	100%	Mar-2022	$304
Florida Blue Tower 2203 North Lois Avenue	Tampa, FL	1985 / 2019	241,124	82%	Oct-2021	$231
Two Harbour Place 302 Knights Run Avenue	Tampa, FL	1998 / NAP	188,101	91%	Jun-2021	$300
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Property Type: Office	Loan #5	Cut-off Date Balance:	$70,000,000
Property Subtype: CBD	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Address: Orlando, FL - Various		U/W NCF DSCR:	1.42x
		U/W NOI Debt Yield:	10.4%

Escrows.

Taxes – The loan documents require an upfront deposit of $613,008 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $306,504 monthly.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $21,453, capped at $772,320, as long as there is no event of default and the Orlando Office Portfolio Properties are being adequately maintained.

TI/LC Reserve – The loan documents require an upfront deposit of $5,500,000 and an ongoing monthly TI/LC reserve deposit of $128,720.

Rent Concession Reserve – The loan documents require an upfront deposit of $893,664, which represents the amount of future rent credits or abatements under existing leases at the Orlando Office Portfolio Properties.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,815,696, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Orlando Office Portfolio Properties.

Lockbox and Cash Management. The Orlando Office Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	the net cash flow debt service coverage ratio is below 1.15x (based on interest only), tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; and
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Orlando Office Portfolio Properties are managed by Jones Lang LaSalle Americas, Inc.

Partial Release. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of one of the three properties that make up the Orlando Office Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; and (ii) defeasance of the greatest of (a) 100% of the net proceeds of the sale, (b) 110% of the allocated loan amount, (c) an amount that would result in the debt service coverage ratio following the release being no less than the greater of 1.42x and the debt service coverage ratio immediately prior to the release, (d) an amount that would result in the debt yield following the release being no less than the greater of 9.8% and the debt yield immediately prior to the release, (e) an amount that would result in the loan to value ratio being not more than the lesser of 56.7% or the loan to value ratio prior to release, and (f) such greater amount as may be required to maintain REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Orlando Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Liberty Plaza I

Glen Forest

Commonwealth

Suez

Technology Pointe I & II

Westerre III

Rowe Plaza

Innsbrook Commons

Westerre IV

Westgate II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Seminole Trail Portfolio
1 Technology Pointe I & II Glen Allen, VA
2 Westerre III Richmond, VA
3 Rowe Plaza Glen Allen, VA
4 Liberty Plaza I Glen Allen, VA
5 Westerre IV Richmond, VA
6 Glen Forest Richmond, VA
7 Innsbrook Commons Glen Allen, VA
8 Westgate II Richmond, VA
9 Commonwealth Glen Allen, VA
10 Suez Glen Allen, VA
The Dominion Club Golf Course
Tyson Foods Inc.
HANOVER COUNTY
ROYAL STONE QUARRY
Pouncey Tract Rd
Nuckols Rd
Shady Grove Rd
Gayton Rd
Capital One Bank
Liberty Plaza II
Echo Lake Park
Gen. Sheppard Crump Memorial Park
Mountain Rd
Glen Allen
Markel Corp.
Cox Rd
Craigs Mill Dr
Staples Mill Rd
AMTRAK
Downtown Short Pump
West Broad Marketplace
Short Pump Town Center
Wells Fargo Corp. Campus
Short Pump
Short Pump Village
Short Pump Crossing Shopping Ctr.
West Broad Village
Innsbrook Shoppes
W. Broad St
Hungary Rd
Three Chopt Rd
McKesson Medical-Surgical
Westpark Shopping Center
Tuckernuck Square
Staples Mill Plaza
Parham Doctors' Hospital
Laurel
West Broad Commons
Lauderdale Dr
Church Rd
Deep Run Park
Gaskins Rd
Westland Shopping Center
Hungary Spring Rd
Merchants Walk Shopping Center
Ridgefield Pkwy
HENRICO COUNTY
Parham Rd
RICHMOND-STAPLES MILL
Glenside Dr
John Rolfe Pkwy
Pump Rd
Dumbarton
Gayton Crossing
Parham Plaza
Three Chopt Rd
Miller Group USA
Regency Square
Ridge Shopping Center
Henrico Doctors' Hospital
Tuckahoe
Richmond Intl. Airport 14 miles
Monument Ave
W. Broad St
Ridge Rd
Forest Ave
Patterson Ave
Bon Secours St. Mary's Hospital
E. Claiborne Robins Stadium
The Shops at Willow Lawn
University of Richmond
Country Club of Virginia
River Road Shopping Center
West End
Downtown Richmond 5 miles
James River
RICHMOND
PITTSBURGH
PENNSYLVANIA
OHIO
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MARYLAND
VIRGINIA
Charleston
Glen Allen
Richmond
Lynchburg
Roanoke
Petersburg
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

No. 6 – Seminole Trail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Various - Various
Original Principal Balance:	$65,000,000			Location(2):	Various, VA
Cut-off Date Balance:	$65,000,000			Size(2):	723,103 SF
% of Initial Pool Balance:	6.3%			Cut-off Date Balance Per SF:	$89.89
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$89.89
Borrower Sponsors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Year Built/Renovated(2):	Various/NAP
Guarantors:	Richard Bruce Hewitt and Mary Cynthia Hewitt			Title Vesting:	Fee
Mortgage Rate:	6.6950%			Property Manager:	Commonwealth Commercial Partners, LLC
Note Date:	December 19, 2022			Current Occupancy (As of):	74.8% (12/1/2022)
Seasoning:	3 months			YE 2021 Occupancy:	81.6%
Maturity Date:	January 1, 2028			YE 2020 Occupancy:	86.5%
IO Period:	60 months			YE 2019 Occupancy:	89.4%
Loan Term (Original):	60 months			As-Is Appraised Value:	$109,890,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$151.97
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date:	July 25, 2022
Call Protection:	L(27),D(28),O(5)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (8/31/2022):	$7,746,854
Additional Debt Type (Balance):	NAP			YE 2021 NOI:	$7,987,631
				YE 2020 NOI:	$8,224,320
				YE 2019 NOI:	$8,298,692
				U/W Revenues:	$11,688,928
				U/W Expenses:	$4,619,723
Escrows and Reserves(1)				U/W NOI:	$7,069,205
	Initial	Monthly	Cap	U/W NCF:	$6,440,666
Taxes	$133,674	$66,837	NAP	U/W DSCR based on NOI/NCF:	1.60x / 1.46x
Insurance	$9,337	$9,337	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.9%
Replacement Reserve	$0	$12,052	$289,241	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 9.9%
Rollover Reserve	$1,400,000	Springing	$1,400,000	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$194,094	$0	NAP	LTV Ratio at Maturity:	59.2%
Outstanding Tenant Allowance Funds	$607,019	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$65,000,000	52.2%	Purchase Price	$118,949,232	95.5%
Sponsor Equity	59,529,204	47.8	Upfront reserves	2,344,123	1.9
			Closing costs	3,235,849	2.6
Total Sources	$124,529,204	100.0%	Total Uses	$124,529,204	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	See “The Properties” section below.

The Mortgage Loan. The sixth largest mortgage loan (the “Seminole Trail Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $65,000,000 and secured by the fee interests in nine office properties and one industrial property, each located in Virginia (the “Seminole Trail Portfolio Properties”).

The Borrower and Borrower Sponsors. The borrower is Innsbrook, LLC, a Delaware limited liability company structured with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seminole Trail Portfolio Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Seminole Trail Portfolio Mortgage Loan are Richard Bruce Hewitt and Mary Cynthia Hewitt. The borrower is wholly owned by Brookfield Garden Apartments, LLC, a Virginia limited liability company. Brookfield Garden Apartments, LLC is owned by The Richard B. Hewitt revocable trust dated September 6, 2007 (75%) and The Mary Cynthia Hewitt revocable trust dated September 6, 2007 (25%), with Richard Bruce Hewitt and Mary Cynthia Hewitt serving as the grantors of the trusts, respectively. Richard Bruce Hewitt and Mary Cynthia Hewitt currently

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

hold a real estate portfolio comprised of 24 multifamily developments with over 6,500 units and approximately 1.0 million square feet of office, retail, warehouse and lab space.

The Properties. The Seminole Trail Portfolio Properties comprise nine office properties and one industrial property, each located in Virginia, that collectively total 723,103 square feet. The Seminole Trail Portfolio Properties were constructed between 1984 and 2009 and as of December 1, 2022 were 74.8% leased to 71 tenants across varying industries including finance, healthcare, industrial equipment, legal and real estate. The Seminole Trail Portfolio Properties have averaged 85.3% occupancy since 2017. The largest tenant at the Seminole Trail Portfolio Properties is Patient First Corporation, which accounts for 12.2% of the total portfolio square footage and 10.4% of the total portfolio underwritten base rent and has been in place for nearly 27 years, having originally taken occupancy in 1996. Besides Patient First Corporation, no other tenant accounts for more than 5.8% of the total portfolio square footage or 9.4% of the total portfolio underwritten base rent. The Seminole Trail Portfolio Properties range in size from 44,089 square feet to 112,230 square feet and comprise ten, 1- to 4-story buildings. The Seminole Trail Portfolio Properties have a weighted average parking ratio of 4.6 spaces per 1,000 square feet of rentable area with individual properties ranging from 3.1 to 7.0 spaces per 1,000 square feet of rentable area (see table below).

The following tables present certain information relating to the Seminole Trail Portfolio Properties:

Property Name Property Address	Allocated Loan Amount	% of ALA	Appraised Value	Year Built	Occ. %	Property Type	Total SF	% of Portfolio SF	Acres	# of Parking Spaces
Technology Pointe I & II 5000-5500 Cox Road Glen Allen, VA	$11,061,061	17.0%	$18,700,000	1995/1998	100.0%	Industrial	112,230	15.5%	7.50	427
Westerre III 3900 Westerre Parkway Richmond, VA	$7,098,007	10.9%	$12,000,000	2007	82.3%	Office	76,128	10.5%	4.08	236
Rowe Plaza 4510 Cox Road Glen Allen, VA	$7,015,197	10.8%	$11,900,000	1990	52.4%	Office	72,655	10.0%	5.71	321
Liberty Plaza I 4801 Cox Road Glen Allen, VA	$6,944,217	10.7%	$11,700,000	1998	39.8%	Office	80,397	11.1%	6.61	410
Westerre IV 3901 Westerre Parkway Richmond, VA	$6,920,557	10.6%	$11,700,000	2009	95.4%	Office	78,120	10.8%	4.82	350
Glen Forest 7130 Glen Forest Drive Richmond, VA	$6,388,206	9.8%	$10,800,000	1985	75.3%	Office	80,323	11.1%	4.67	326
Innsbrook Commons 4121 Cox Road Glen Allen, VA	$5,382,655	8.3%	$9,100,000	1986	73.4%	Office	60,169	8.3%	6.17	304
Westgate II 200 Westgate Parkway Richmond, VA	$4,909,455	7.6%	$8,300,000	2002	83.0%	Office	60,266	8.3%	7.26	422
Commonwealth 4198 Cox Road Glen Allen, VA	$4,684,685	7.2%	$7,920,000	1984	88.5%	Office	44,089	6.1%	4.61	241
Suez 4880 Cox Road Glen Allen, VA	$4,595,960	7.1%	$7,770,000	1995	47.5%	Office	58,726	8.1%	5.60	309
Total/Wtd. Avg.	$65,000,000	100.0%	$109,890,000		74.8%		723,103	100.0%	57.03	3,346

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Property Name	Total SF	# of Tenants	Largest Tenant At Property	Lease Expiration	Largest Tenant SF	% of Portfolio SF	Annual UW Base Rent	% of UW Portfolio Base Rent	Renewal Options
Technology Pointe I & II	112,230	4	Patient First Corporation(1)	9/30/2026	88,535	12.2%	$1,098,847	10.4%	1, 5-Year
Westerre III	76,128	7	James A. Scott & Son, Inc.	2/28/2030	25,905	3.6%	$595,404	5.6%	2, 5-Year
Rowe Plaza	72,655	13	EdgeMark Partners, Inc.	6/30/2026	5,353	0.7%	$110,968	1.1%	None
Liberty Plaza I	80,397	11	Atlantic Financial Group, LLC	5/31/2025	5,836	0.8%	$138,703	1.3%	2, 3-Year
Westerre IV	78,120	7	John F. Van Der Hyde & Assoc.(2)	11/30/2025	40,997	5.7%	$690,231	6.5%	2, 5-Year
Glen Forest	80,323	9	Fidelity National Title Insurance	8/31/2024	18,607	2.6%	$418,068	4.0%	1, 5-Year
Innsbrook Commons	60,169	2	Tessellate, LLC	6/30/2024	42,145	5.8%	$988,554	9.4%	None
Westgate II	60,266	8	Progressive Casualty Ins Co	2/29/2024	20,049	2.8%	$428,247	4.1%	1, 3-Year
Commonwealth	44,089	8	Commonwealth Commercial Partners, LLC(3)	9/30/2023	20,724	2.9%	$326,589	3.1%	2, 3-Year
Suez	58,726	2	SUEZ Treatment Solutions	8/31/2026	25,417	3.5%	$619,145	5.9%	2, 5-Year
(1)	Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(2)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.
(3)	Commonwealth Commercial Partners, LLC is the property manager at the Seminole Trail Portfolio Properties. Commonwealth Commercial Partners, LLC has the right to terminate its lease (i) if the landlord sells the leased building to a third party, upon notice given not later than the 10th business day following receipt of notice from the landlord of such sale, effective as of a date selected by the tenant not later than 180 days following the date of such sale, without payment of a termination fee, and (ii) if the agreement pursuant to which the tenant and an affiliate manage the tenant’s building and other properties owned by the landlord is terminated or modified to reduce the managed properties by more than 50% (measured by either number of properties or total portfolio area) of the properties managed as of the date of the lease, upon notice given not later than the 10th business day following the effective date of such termination.

The following table presents certain information relating to the tenancy at the Seminole Trail Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Portfolio Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Patient First Corporation (Technology Pointe I & II)	NR/NR/NR	88,535	12.2%	$12.41	$1,098,847	10.4%	9/30/2026	1, 5-year	N(3)
Tessellate, LLC (Innsbrook Commons)	NR/NR/NR	42,145	5.8%	$23.46	$988,554	9.4%	6/30/2024	None	N
John F. Van Der Hyde & Assoc. (Westerre IV)	NR/NR/NR	40,997	5.7%	$16.84	$690,231	6.5%	11/30/2025	2, 5-year	Y(4)
SUEZ Treatment Solutions (Suez)	NR/NR/NR	25,417	3.5%	$24.36	$619,145	5.9%	8/31/2026	2, 5-year	N
James A. Scott & Son, Inc. (Westerre III)	NR/NR/NR	25,905	3.6%	$22.98	$595,404	5.6%	2/28/2030	2, 5-year	N
Total Major Tenants		222,999	30.8%	$17.90	$3,992,182	37.8%

Non-Major Tenant		318,035	44.0%	$20.64	$6,563,012	62.2%

Occupied Collateral Total		541,034	74.8%	$19.51	$10,555,194	100.0%

Vacant Space		182,069	25.2%

Collateral Total		723,103	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2023 totaling $372,826.
(3)	No non-contingent termination options. Patient First Corporation has the right to terminate its lease if the parties are unable to agree to an expansion space lease following the tenant's request for such an expansion space lease.
(4)	John F. Van Der Hyde & Assoc. has the right to terminate its lease as to up to 20% of its space effective November 30, 2023 upon not less than 9 months' notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the Seminole Trail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	7	40,943	5.7%	40,943	5.7%	$695,331	6.6%	$16.98
2024	21	154,619	21.4%	195,562	27.0%	$3,384,068	32.1%	$21.89
2025	17	105,413	14.6%	300,975	41.6%	$2,054,928	19.5%	$19.49
2026	16	173,244	24.0%	474,219	65.6%	$3,031,412	28.7%	$17.50
2027	4	20,907	2.9%	495,126	68.5%	$438,349	4.2%	$20.97
2028	3	8,817	1.2%	503,943	69.7%	$203,583	1.9%	$23.09
2029	0	0	0.0%	503943	69.7%	$0	0.0%	$0.00
2030	1	25,905	3.6%	529,848	73.3%	$595,404	5.6%	$22.98
2031	0	0	0.0%	529848	73.3%	$0	0.0%	$0.00
2032	1	9,576	1.3%	539,424	74.6%	$115,894	1.1%	$12.10
2033	1	1,610	0.2%	541,034	74.8%	$36,225	0.3%	$22.50
Thereafter	0	0	0.0%	541034	74.8%	$0	0.0%	$0.00
Vacant	0	182,069	25.2%	723,103	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	71	723,103	100.0%			$10,555,194	100.0%	$19.51
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Seminole Trail Portfolio Properties:

Historical Occupancy(1)

12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/1/2022(2)
88.6%	90.6%	89.4%	86.5%	81.6%	74.8%
(1)	Information obtained from rent roll.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seminole Trail Portfolio Properties:

Cash Flow Analysis

	2018	2019	2020	2021	TTM (8/31/2022)	U/W	%(1)	U/W $ per SF
Base Rent	$10,818,734	$10,947,057	$11,251,975	$11,320,064	$10,897,882	$10,182,368	64.4%	$14.08
Contractual Rent Steps(2)	0	0	0	0	0	372,826	2.4	0.52
Grossed Up Vacant Space	0	0	0	0	0	4,132,955	26.1	5.72
Gross Potential Rent	$10,818,734	$10,947,057	$11,251,975	$11,320,064	$10,897,882	$14,688,149	92.8%	$20.31
Other Income	68,372	15,314	76,558	8,133	70,943	16,066	0.1	0.02
Total Recoveries	1,694,165	1,935,661	1,494,243	1,226,678	1,409,741	1,117,669	7.1	1.55
Net Rental Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$15,821,883	100.0%	$21.88
(Vacancy & Credit Loss)	0	0	0	0	0	(4,132,955)	(28.1)	(5.72)
Effective Gross Income	$12,581,271	$12,898,032	$12,822,776	$12,554,875	$12,378,566	$11,688,928	73.9%	$16.16

Real Estate Taxes	$748,434	$772,082	$806,166	$776,434	$730,361	$802,048	6.9%	$1.11
Insurance	76,201	73,786	85,967	101,878	98,844	111,904	1.0	0.15
Management Fee	414,875	437,113	453,637	432,465	434,160	350,668	3.0	0.48
Other Operating Expenses	3,328,360	3,316,359	3,252,686	3,256,468	3,368,346	3,355,103	28.7	4.64
Total Operating Expenses	$4,567,869	$4,599,340	$4,598,456	$4,567,244	$4,631,712	$4,619,723	39.5%	$6.39

Net Operating Income	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$7,069,205	60.5%	$9.78
Replacement Reserves	0	0	0	0	0	144,621	1.2	0.20
TI/LC	0	0	0	0	0	483,919	4.1	0.67
Net Cash Flow	$8,013,402	$8,298,692	$8,224,320	$7,987,631	$7,746,854	$6,440,666	55.1%	$8.91

NOI DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.60x
NCF DSCR	1.82x	1.88x	1.86x	1.81x	1.76x	1.46x
NOI Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	10.9%
NCF Debt Yield	12.3%	12.8%	12.7%	12.3%	11.9%	9.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through July 2023.

Appraisal. According to the appraisal dated December 5, 2022 the Seminole Trail Portfolio Properties had an aggregate “As-is” value of $109,890,000 as of July 25, 2022.

Environmental Matters. According to the Phase I environmental reports dated September 13, 2022, there was no evidence of any recognized environmental conditions at any of the Seminole Trail Portfolio Properties.

Market Overview and Competition. The Seminole Trail Portfolio Properties are located in Virginia across the Richmond office and industrial markets, the Innsbrook office and the Staples Mill/Parham industrial submarkets. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond office market was approximately 7.7%, with average asking rents of $19.98 per square foot and inventory of approximately 67.3 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Innsbrook office submarket was 11.3%, with average asking rents of $21.93 per square foot and inventory of approximately 8.2 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Richmond industrial market was approximately 3.2%, with average asking rents of $6.50 per square foot and inventory of approximately 134.4 million square feet. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Staples Mill/Parham industrial submarket was 3.9%, with average asking rents of $8.38 per square foot and inventory of approximately 6.3 million square feet. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was 6,833, 61,428 and 154,115, respectively. The 2021 average household income within a one-, three- and five-mile radius of the Seminole Trail Portfolio Properties was $161,539, $139,424 and $125,572, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Seminole Trail Portfolio Properties:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Years)	Concessions	Lease Type	Rent Increase Projection	Tenant Improvements (New Tenants) (PSF)	Tenant Improvements (Renewals) (PSF)
Office	$23.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$24.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Office	$22.00	5	3 mos. (new) / 1 mos. (renew)	Base Year	3.0% per annum	$20.00	$10.00
Industrial	$13.50	5	3 mos. (new) / 1 mos. (renew)	Net	3.0% per annum	$15.00	$7.50
(1)	Information obtained from the appraisals. The different office rents represent different buildings within the portfolio.

Escrows.

Real Estate Taxes - The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $133,674 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $66,837).

Insurance – The Seminole Trail Portfolio Mortgage Loan documents provide for an upfront reserve of $9,337 for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for the Seminole Trail Portfolio Mortgaged Properties so long as (i) no event of default under the Seminole Trail Portfolio Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Seminole Trail Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies. If any of conditions (i)-(iii) are not satisfied, the Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $9,337).

Replacement Reserve – The Seminole Trail Portfolio Mortgage Loan documents provide for ongoing monthly deposits of approximately $12,052 into a reserve for capital expenditures, provided that such deposits will not be required at any time that the amount in such reserve is at least 24 times the monthly deposit amount (approximately $289,241).

Rollover Reserve – At origination, $1,400,000 was required to be deposited into a reserve for future tenant improvement and/or leasing commission expenses. The Seminole Trail Portfolio Mortgage Loan documents provide that if the amount in such reserve falls below $1,400,000, the borrower will be required to make monthly deposits of approximately $120,517 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least $1,400,000.

Deferred Maintenance - At origination the borrower deposited approximately $194,094 into a reserve for deferred maintenance.

Outstanding Tenant Allowance Funds – At origination, approximately $607,019 was required to be deposited into a reserve for (x) approximately $436,100 of existing tenant improvement and/or leasing commission expenses and (y) approximately $170,918 of free rent and gap rent for existing tenants at the Seminole Trail Portfolio Mortgaged Properties.

Lockbox and Cash Management. The Seminole Trail Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Seminole Trail Portfolio Properties directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate with the lender to establish, a lender-controlled cash management account, and during a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to such cash management account, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows,” (ii) to pay debt service on the Seminole Trail Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and rollover reserve, if any, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary expenses approved by the lender, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Seminole Trail Portfolio Mortgage Loan during such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and will continue until the cure (if applicable) of the event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falls below 1.20x and will continue until such time as the debt service coverage ratio has been at least 1.20x for four consecutive calendar quarters;

Additional Secured Indebtedness (not including trade debts). None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Property Type: Various	Loan #6	Cut-off Date Balance:	$65,000,000
Property Subtype: Various	Seminole Trail Portfolio	Cut-off Date LTV:	59.2%
Address: Various, VA - Various		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	10.9%

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. After the end of the two-year period commencing on the Closing Date, the Seminole Trail Portfolio Mortgage Loan documents permit the borrower to obtain the release of any of five specified Seminole Trail Portfolio Properties (Commonwealth, Innsbrook Commons, Liberty Plaza I, Rowe Plaza and Suez, each an “Eligible Release Property” and, collectively, the “Eligible Release Properties”) subject to certain conditions, including, but not limited to: (i) the partial defeasance of the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount for the released Eligible Release Property, (ii) the post-release debt service coverage ratio of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt service coverage ratio for the entire portfolio and 1.46x, (iii) the post-release loan-to-value ratio of the remaining Seminole Trail Portfolio Properties being no greater than the lesser of the pre-release loan-to-value ratio for the entire portfolio and 59.2%, (iv) the post-release debt yield of the remaining Seminole Trail Portfolio Properties being greater than the greater of the pre-release debt yield for the entire portfolio and 9.91%, and (v) satisfaction of REMIC related conditions. In addition, at any time on or after the date that is 30 days after the Closing Date, the borrower may obtain the release of any of the Eligible Release Properties by prepaying the Seminole Trail Portfolio Mortgage Loan in an amount equal to 100% of the allocated loan amount of the released Eligible Release Property, together with, if prior to the open prepayment date, payment of the applicable yield maintenance premium, and satisfaction of the same conditions as are set forth in clauses (ii) through (v) above with respect to a partial defeasance, provided that the borrower may prepay an additional amount of the Seminole Trail Portfolio Mortgage Loan in order to satisfy clauses (ii) through (iv) above.

Ground Lease. None.

Right of First Offer/Right of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The Seminole Trail Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Seminole Trail Portfolio Properties. The Seminole Trail Portfolio Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

H&M

Bath & Body Works
Bath & Body

YANKEE CANDLE
ZALES

KAY JEWELERS
H&M

ULTA BEAUTY
DSW SHOES

H&M

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Shoppes at River Crossing
5080 Riverside Drive
Macon, GA 31210
Atlanta
71 miles
Savannah
162 miles
Piedmont National Wildlife Refuge
MONROE COUNTY
JONES COUNTY
BIBB COUNTY
MACON
Payne
DOWNTOWN MACON
Ocmulgee River
Javors Lucus Lake
Lake Wildwood
Lake Tobesofkee
Riverside Golf and Country Club
River North Country Club
Barrington Hall Golf Course
Golf Club of Macon
Idle Hour Country Club
Claystone Park
Amerson River Park
Ocmulgee National Monument
Carriage Hills Shopping Center
North Park Shopping Center
Piedmont Macon North
Wesleyan College
Rivoli Crossing Shopping Ctr.
Museum of Arts and Sciences
Crandell Junior College
Northeast Plaza Shopping Center
Piedmont Macon
Macon Coliseum
Atrium Health Navicent The Medical Ctr.
Mercer University
Brad Henderson Stadium
Luther Williams Field
Eisenhower Crossing III
Macon Mall
Middle Georgia State College
Waddell Barnes Botanical Gardens
Bloomfield Shopping Center
Armstrong World Industries
Pate Rd
New Forsyth Rd
Bass Rd
Rivoli Dr
Forsyth Rd
Zebulon Rd
Lamar Rd
Vineville Ave
Log Cabin Dr
Columbus Rd
Moseley Dixon Rd
Heath Rd
Eisenhower Pkwy
Williamson Rd
Houston Ave
Broadway
Rocky Creek Rd
Knoxville Rd
Bethel Church Rd
75
475
16
18
87
23
19
41
74
22
80
129
247
CHATTANOOGA
CHARLOTTE
NC
Spartanburg
Greenville
Dalton
Rock Hill
Rome
Roswell
Athens
ATLANTA
Decatur
COLUMBIA
AUGUSTA
SOUTH CAROLINA
AL
LaGrange
Jackson
Milledgeville
MACON
Warner Robins
Dublin
Statesboro
COLUMBUS
Perry
GEORGIA
Vidalia
Hinesville
SAVANNAH
Albany
Douglas
Waycross
Brunswick
Dothan
Moultrie
Valdosta
Kingsland
FLORIDA
TALLAHASSEE
JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

No. 7 – Shoppes at River Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Retail – Lifestyle Center
Original Principal Balance:	$65,000,000			Location:	Macon, GA
Cut-off Date Balance:	$65,000,000			Size:	552,795 SF
% of Initial Pool Balance:	6.3%			Cut-off Date Balance Per SF:	$117.58
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$117.58
Borrower Sponsor:	Brookfield Properties Retail Holding LLC			Year Built/Renovated:	2007/2015
Guarantor:	BPR Nimbus LLC			Title Vesting:	Fee
Mortgage Rate:	7.8750%			Property Manager:	General Growth Services, Inc.
Note Date:	March 6, 2023			Current Occupancy (As of):	95.3% (12/31/2022)
Seasoning:	0 months			2021 Occupancy:	93.6%
Maturity Date:	April 1, 2028			2020 Occupancy:	92.5%
IO Period:	60 months			2019 Occupancy:	96.6%
Loan Term (Original):	60 months			2018 Occupancy:	98.1%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$102,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$184.52
Call Protection:	L(24),D(32),O(4)			As-Is Appraisal Valuation Date:	January 13, 2023
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	No			2022 NOI:	$7,856,926
Additional Debt Type (Balance):	NAP			2021 NOI:	$7,326,942
				2020 NOI:	$7,638,750
				2019 NOI:	$8,408,052
				U/W Revenues:	$11,777,537
				U/W Expenses:	$3,159,960
Escrows and Reserves(1)				U/W NOI:	$8,617,578
	Initial	Monthly	Cap	U/W NCF:	$7,937,690
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.66x / 1.53x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.3% / 12.2%
Replacement Reserve	$0	Springing	$276,398	U/W Debt Yield at Maturity based on NOI/NCF:	13.3% / 12.2%
TI/LC Reserve	$0	Springing	$1,105,590	Cut-off Date LTV Ratio:	63.7%
Other Reserves	$2,326,174	Springing	NAP	LTV Ratio at Maturity:	63.7%

Sources and Uses
Sources			Uses
Original Loan Amount	$65,000,000	88.6%	Loan Payoff	$70,051,304	95.5%
Sponsor Equity	8,386,880	11.4	Closing Costs	1,009,402	1.4
			Upfront Reserves	2,326,174	3.2
Total Sources	$73,386,880	100.0%	Total Uses	$73,386,880	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Shoppes at River Crossing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $65,000,000. The Shoppes at River Crossing Mortgage Loan is secured by a first priority fee mortgage encumbering a 552,795 square foot lifestyle center located in Macon, Georgia (the “Shoppes at River Crossing Property”).

The Borrower and Borrower Sponsor. The borrower is River Crossing Shoppes, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Brookfield Properties Retail Holding LLC and the non-recourse carveout guarantor is BPR Nimbus LLC, an affiliate of the borrower sponsor. Formerly known as General Growth Properties, Inc., Brookfield Properties Retail Holding LLC is owned by affiliates of Brookfield Asset Management and ranks among the largest retail real estate companies in the United States. Its portfolio of retail properties spans the nation, encompassing over 200 retail centers and representing over 155 million square feet of retail space. Brookfield Properties Retail Holding LLC is focused exclusively on managing, leasing and redeveloping retail properties. Affiliates of Brookfield Properties Retail Holding LLC indirectly own 50% of the borrower, including the managing member interest in the borrower, and Wilson Macon, LLC owns the remaining 50%. Wilson Macon, LLC is managed by James W. Wilson, III and William B. Wilson, each of which owns 37.5% of Wilson Macon, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The Property. The Shoppes at River Crossing Property is a 552,795 square foot lifestyle center located in Macon, Georgia. The Shoppes at River Crossing Property was constructed in 2007 and renovated in 2015. The borrower sponsor spent approximately $3.6 million between 2017 and 2022 on interior and exterior renovations at the Shoppes at River Crossing Property. Historical occupancy at the Shoppes at River Crossing Property has averaged 95.8% over the last five years (2017-2021). As of December 31, 2022, the Shoppes at River Crossing Property was 95.3% occupied by 69 tenants, with no single tenant, with the exception of Belk, occupying more than 9.0% of net rentable area or contributing more than 6.1% of underwritten rent. The 10 largest tenants at the Shoppes at River Crossing Property account for less than 30.0% of the underwritten rent. The Shoppes at River Crossing Property is anchored by two large format department stores, Belk and Dillard’s, as well as six major tenants spanning over 145,000 square feet and inline space of just over 235,000 square feet. Dillard’s is not part of the collateral at the Shoppes at River Crossing Property.

The following table contains sales history for the Shoppes at River Crossing Property:

Tenant Sales

	2018	2019	2020	2021	12/31/2022 TTM(1)
Gross Mall Sales	$81,328,153	$103,236,502	$100,520,739	$144,340,193	$162,783,703
Sales Per Square Feet (Inline)	$411	$403	$330	$437	$429
Occupancy Cost (Inline)	10.5%	10.7%	13.0%	9.8%	10.0%
(1)	Information is as of December 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.

Major Tenants.

Belk (133,219 square feet, 24.1% of net rentable area, 0.0% of underwritten base rent). Founded by William Henry Belk in 1888, Belk is one of the nation's largest privately owned department store chains. Belk owns 290 stores, located primarily in the southeastern U.S. and sells moderately priced designer and private brand apparel. Belk is headquartered in Charlotte, North Carolina and employs approximately 17,000 individuals. Belk has been a tenant at the Shoppes at River Crossing Property since 2008 and has a lease expiration date of October 14, 2107. Belk operates under a ground lease at the Shoppes at River Crossing Property and no rent has been underwritten for the tenant.

Dick’s (50,000 square feet, 9.0% of net rentable area, 6.1% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 50,800 employees across 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands and Going Going Gone!. Dick’s has been a tenant at the Shoppes at River Crossing Property since 2009, has a lease expiration date of January 31, 2025, and has three, 5-year renewal options remaining.

Barnes & Noble (29,314 square feet, 5.3% of net rentable area, 5.4% of underwritten base rent). Founded in 1971, Barnes & Noble is one the world’s largest retail booksellers and a leading retailer of content, digital media and educational products. Barnes & Noble operates approximately 600 bookstores across the United States, and one of the web’s premier e-commerce sites, BN.com. Barnes & Noble has been a tenant at the Shoppes at River Crossing Property since 2008, has a lease expiration date of January 31, 2024, and has one, 5-year renewal option remaining.

Jo-Ann Fabrics (20,331 square feet, 3.7% of net rentable area, 2.4% of underwritten base rent). Founded in 1943, Jo-Ann Fabrics operates as a specialty retailer of sewing, and arts and crafts products in the United States through retail stores and online shopping. Currently, Jo-Ann Fabrics operates 850 retail stores in 49 states. Jo-Ann Fabrics has been a tenant at the Shoppes at River Crossing Property since 2020, has a lease expiration date of January 31, 2026, and has two, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents certain information relating to the tenancy at the Shoppes at River Crossing Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF/ Year(4)	UW Occ. Costs	Lease Expiration Date	Renewal	Term. Option (Y/N)
Belk	Caa3/CCC-/NR	133,219	24.1%	$0.00	$0	0.0%	$150	0.0%	10/14/2107	None	N
Dick's	Baa3/BBB/NR	50,000	9.0%	$10.50	$525,000	6.1%	$360	2.9%	1/31/2025	3, 5-Year	N
Barnes & Noble	NR/NR/NR	29,314	5.3%	$15.69	$460,000	5.4%	NAV	NAV	1/31/2024	1, 5-Year	N
Jo-Ann Fabrics	NR/CCC+/NR	20,331	3.7%	$10.00	$203,310	2.4%	$75	13.4%	1/31/2026	2, 5-Year	N
H&M(5)	NR/BBB/NR	18,500	3.3%	$15.22	$281,499	3.3%	$190	8.0%	1/31/2027	2, 5-Year	N
DSW	NR/NR/NR	15,000	2.7%	$16.50	$247,500	2.9%	$279	5.9%	1/31/2024	None	N
Petsmart	B1/B+/NR	12,157	2.2%	$16.43	$199,740	2.3%	NAV	NAV	4/30/2025	3, 5-year	N
Ulta Beauty	NR/NR/NR	9,896	1.8%	$20.00	$197,920	2.3%	NAV	NAV	2/28/2034	1, 5-Year	N
Popshelf	NR/NR/NR	9,630	1.7%	$20.47	$197,126	2.3%	NAV	NAV	5/31/2033	3, 5-Year	N
Talbots	NR/CCC-/NR	8,809	1.6%	$19.24	$169,485	2.0%	$140	13.8%	1/31/2024	None	N
Total/Wtd Avg.	306,856		55.5%	$14.29	$2,481,580	29.1%

Other Tenants		220,047	39.8%	$27.52	$6,056,460	70.9%

Occupied Collateral Total		526,903	95.3%	$21.69	$8,538,040	100.0%

Vacant Space		25,892	4.7%

Collateral Total		552,795	100.0%

(1)	Information is based on the underwritten rent roll dated December 31, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space and the Belk space.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2022 as provided by the tenants to the borrower.
(5)	H&M pays percentage rent equal to 8.0% of gross sales in lieu of base rent. Annual U/W Base Rent for H&M is based on percentage rent at such rate applied to TTM December 2022 gross sales. H&M is required to pay annual base rent of $287,171 commencing in March 2024.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at River Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	4	22,218	4.0%	22,218	4.0%	$369,569	4.3%	$16.63
2023	11	24,419	4.4%	46,637	8.4%	$740,095	8.7%	$30.31
2024	12	85,299	15.4%	131,936	23.9%	$1,744,002	20.4%	$20.45
2025	10	97,970	17.7%	229,906	41.6%	$1,694,807	19.9%	$17.30
2026	6	37,146	6.7%	267,052	48.3%	$718,205	8.4%	$19.33
2027	4	27,593	5.0%	294,645	53.3%	$538,418	6.3%	$19.51
2028	5	23,075	4.2%	317,720	57.5%	$701,385	8.2%	$30.40
2029	4	22,860	4.1%	340,580	61.6%	$708,469	8.3%	$30.99
2030	2	3,797	0.7%	344,377	62.3%	$200,434	2.3%	$52.79
2031	1	4,515	0.8%	348,892	63.1%	$105,927	1.2%	$23.46
2032	2	5,344	1.0%	354,236	64.1%	$123,651	1.4%	$23.14
2033	4	23,755	4.3%	377,991	68.4%	$595,161	7.0%	$25.05
Thereafter	3	148,912	26.9%	526,903	95.3%	$297,918	3.5%	$2.00
Vacant	0	25,892	4.7%	552,795	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	68	552,795	100.0%			$8,538,040	100.0%	$21.69
(1)	Information is based on the underwritten rent roll dated December 31, 2022. Underwritten base rent includes $302,400 for the following two tenants; H&M (which pays percentage rent based on 8.0% of sales in lieu of base rent), and Cotton on Kids (which pays 10.0% of gross sales in lieu of base rent). Annual U/W Base Rent for such tenants is based on percentage rent at the applicable rate applied to TTM December 2022 gross sales.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent per square feet Expiring excludes vacant space and the Belk space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

The following table presents historical occupancy percentages at the Shoppes at River Crossing Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(2)
98.1%	96.6%	92.5%	93.6%	95.3%
(1)	Information obtained from the borrower and is inclusive of Dillard’s, a non-collateral tenant.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shoppes at River Crossing Property:

Cash Flow Analysis

	2018	2019	2020	2021	2022	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$8,752,060	$8,584,393	$8,175,944	$7,321,388	$7,831,810	$9,055,880	79.7%	$16.38
Reimbursements	2,917,590	2,536,135	2,461,334	2,008,029	2,050,236	2,304,111	20.3	4.17
Net Rental Income	$11,669,650	$11,120,528	$10,637,278	$9,329,417	$9,882,046	$11,359,991	100.0%	$20.55
Other Income(3)	594,067	518,750	365,724	872,467	1,114,971	935,386	8.2	1.69
(Vacancy & Concessions)	(10,441)	(82,003)	(382,027)	215,630	55,322	(517,840)	(5.7)	(0.94)
Effective Gross Income	$12,253,275	$11,557,275	$10,620,975	$10,417,513	$11,052,339	$11,777,537	103.7%	$21.31

Real Estate Taxes	$994,101	$1,033,376	$1,018,723	$918,740	$837,091	$920,564	7.8%	$1.67
Insurance	73,721	72,314	65,691	81,475	87,402	100,919	0.9	0.18
Other Operating Expenses	2,062,458	2,043,533	1,897,812	2,090,356	2,270,920	2,138,476	18.2	3.87
Total Operating Expenses	$3,130,281	$3,149,223	$2,982,226	$3,090,571	$3,195,413	$3,159,960	26.8%	$5.72

Net Operating Income	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,856,926	$8,617,578	73.2%	$15.59
Replacement Reserves	0	0	0	0	0	82,919	0.7	0.15
TI/LC	0	0	0	0	0	596,968	5.1	1.08
Net Cash Flow	$9,122,995	$8,408,052	$7,638,750	$7,326,942	$7,856,926	$7,937,690	67.4%	$14.36

NOI DSCR	1.76x	1.62x	1.47x	1.41x	1.51x	1.66x
NCF DSCR	1.76x	1.62x	1.47x	1.41x	1.51x	1.53x
NOI Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	13.3%
NCF Debt Yield	14.0%	12.9%	11.8%	11.3%	12.1%	12.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(2)	Gross Potential Rent is based on the underwritten rent roll dated December 31, 2022 and includes rent steps through March 2024 totaling $82,567 and payment in lieu of base rent of $302,400 applied for H&M (which pays percentage rent of 8.0% of gross sales in lieu of base rent) and Cotton on Kids (which pays percentage rent of 10.0% of gross sales in lieu of base rent) using December 2022 TTM sales figures.
(3)	Other Income is comprised of (i) contractual rent for four specialty tenants with 12-month leases, (ii) average historical income from temporary seasonal tenants, which have signed leases less than 12 months, (iii) 2023 budgeted business development revenue, lease termination income, trash pad and other rents, parking revenue and budget topside revenue and (iv) overage rent applied for all contractual tenants using the December 2022 TTM sales figures.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Shoppes at River Crossing Property of $102,000,000 as of January 13, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated January 6, 2023, there was no evidence of any recognized environmental conditions at the Shoppes at River Crossing Property.

Market Overview and Competition. The Shoppes at River Crossing Property is located in Macon, Georgia, within the Outlying Bibb County submarket of the Macon retail market. The immediate area around the Shoppes at River Crossing Property can be described as typical suburban land uses, including a mixture of single-family residential dwellings, multi-family residential complexes, and retail development with access to Interstate 75 and US Highway 23. Major employers around the area include GEICO, Navicent Health Medical Center, Coliseum Health Systems, and Mercer University. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Outlying Bibb County submarket was approximately 3.0%, with average asking rents of $12.35 per square foot and inventory of approximately 5.3 million square feet. According to the appraisal, as of the fourth quarter of 2022, the vacancy rate in the Macon retail market was approximately 5.5%, with average asking rents of $11.19 per square foot and inventory of approximately 17.9 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

3,445, 18,433 and 40,909, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $107,752, $112,398 and $113,714, respectively.

The table below presents leasing data at comparable retail properties with respect to the Shoppes at River Crossing Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
Shoppes at River Crossing(2)	Macon, GA	2007/2015	552,795	Dick’s	50,000	Feb. 2020	$10.50
Rivergate Shopping Center	Macon, GA	1989/2012	201,680	Confidential	900	July 2022	$20.00
Shops at North Park	Macon, GA	1988/NAP	216,795	Listing	900	Jan. 2023	$29.00
Walnut Creek Plaza	Macon, GA	2000/NAP	36,676	Cato	4,640	Feb. 2022	$14.00
Oglesby Square	Macon, GA	1999/NAP	46,814	Listing	4,900	Jan. 2023	$14.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated and lease type.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Shoppes at River Crossing Property:

Market Rent Summary

Tenant Type	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
In Line - Tier 1 Space:	$45.00	84	3.00%/year
In Line - Tier 2 Space:	$35.00	84	3.00%/year
In Line - Tier 3 Space:	$20.00	60	3.00%/year
Large In Line Space:	$20.00	84	3.00%/year
Mini Anchor Space:	$12.50	120	2.50%/year
Jr Anchor Space:	$12.00	120	2.50%/year
Dept Store Space:	$1.00	120	2.50%/year
Restaurant Space:	$26.00	120	3.00%/year

Escrows.

Real Estate Taxes – During a Cash Management Period (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months.

Insurance – During a Cash Management Period, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, monthly deposits for insurance premiums will not be required, even if a Cash Management Period exists, if the insurance policies are part of a blanket policy meeting the requirements of the Shoppes at River Crossing Mortgage Loan documents, and the insurance premiums payable for such policies have been prepaid for not less than one year in advance (or such lesser coverage period for which insurance certificates were delivered at origination).

Replacement Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event (as defined below), the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $11,517 into a reserve for repairs and replacements to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $276,398.

TI/LC Reserve – During a Cash Management Period, other than a Cash Management Period due solely to an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of approximately $46,066 into a reserve for future tenant improvements, tenant allowances, landlord work, leasing commissions and similar expenses with respect to the Shoppes at River Crossing Property; provided that such monthly deposits will be suspended during any period in which the amounts on deposit in such reserve equal or exceed approximately $1,105,590.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

Gap Rent Reserve – The Shoppes at River Crossing Mortgage Loan documents provide for an upfront deposit on the origination date of $135,674 for gap rent for three tenants.

Anchor Tenant Reserve – During an Anchor Tenant Trigger Event, the Shoppes at River Crossing Mortgage Loan documents provide for ongoing monthly deposits of an amount equal to the Anchor Tenant Reserve Monthly Deposit (as defined below) for tenant improvements, leasing commissions, construction costs, landlord work and other related costs applicable to re-tenanting the applicable anchor space or other space at the Shoppes at River Crossing Property; provided that such monthly deposits with respect to any individual Anchor Tenant Trigger Event will cease once the aggregate amount deposited into such reserve equals or exceeds $50 per gross leasable square foot of the applicable Anchor Tenant space as of the origination date (the “Individual Anchor Threshold Amount”).

“Anchor Tenant Trigger Event” means any of Belk, Dick’s or Dillard’s or any replacement for the foregoing (each, an “Anchor Tenant”);

(i)	has “gone dark” (until such time as such Anchor Tenant operates its business for a period of no less than 30 consecutive days), other than temporary closures (A) in connection with a restoration, repair or renovation, (B) in accordance with applicable law, regulations and/or governmental mandates, (C) due to civil unrest or (D) for any reason, if less than 60 days; or
(ii)	is the subject of a bankruptcy proceeding (until such bankruptcy is dismissed or the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrower, such lease is (x) accepted and affirmed by such Anchor Tenant in the applicable bankruptcy proceeding or (y) assumed by a replacement Anchor Tenant); or
(iii)	has vacated its premises or given written notice of its intent to do so (until such time as such Anchor Tenant has reoccupied its premises or rescinded any such notice); or
(iv)	has terminated, canceled or surrendered its lease or given written notice of its intent to do so (until such Anchor Tenant has rescinded any such notice, if applicable); or
(v)	fails to renew its lease within the applicable renewal option period provided in such lease (until such Anchor Tenant renews and/or extend its lease pursuant to the terms thereof);

provided, however, with respect to any individual Anchor Tenant Trigger Event, such Anchor Tenant Trigger Event shall, in addition to the specific cure events above, be deemed to have ceased upon either of:

(x) if the related Anchor Tenant parcel is then owned by the borrower, either (i) not less than 75% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 75% of that under the applicable Anchor Tenant lease, or (ii) not less than 50% of the space occupied by such Anchor Tenant is re-let pursuant to the terms of the Shoppes at River Crossing Mortgage Loan documents, and the aggregate annual gross rent under such replacement lease(s) is not less than 100% of that under the applicable Anchor Tenant lease, and, in each case, (A) all tenant improvements, leasing commissions, landlord work and other related costs associated with re-tenanting the space have been paid in full or reserved with the lender and (B) the borrower has provided an officer’s certificate stating that such replacement tenant or occupant is in occupancy of its premises and paying base rent; or

(y) if the related Anchor Tenant parcel is not then owned by the borrower, the borrower has provided an officer’s certificate stating that the applicable Anchor Tenant Trigger Event does not result in the violation of cotenancy requirements in leases representing more than 15% of the aggregate rent payable under in-line leases (i.e. non-Anchor Tenant leases) at the Shoppes at River Crossing Property (or any such violation has been cured).

“Anchor Tenant Reserve Monthly Deposit” means all Initial Excess Cash Flow (as defined below), provided that to the extent that the Individual Anchor Threshold Amount has been deposited for each Anchor Tenant Trigger Event then continuing, such amount shall thereafter be zero.

Lockbox and Cash Management. The Shoppes at River Crossing Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Shoppes at River Crossing Property (other than certain de minimis amounts from miscellaneous items) are required to be deposited directly to the lockbox account, and the borrower is required to notify all tenants, other than tenants under leases of less than one year, to send rent payments directly to the lockbox account. If, notwithstanding such direction, the borrower receives any rents or other revenue from the Shoppes at River Crossing Property (other than such de minimis amounts), it is required to deposit such amounts into the lockbox account within two business days after receipt. So long as no Cash Management Period exists under the Shoppes at River Crossing Mortgage Loan, funds in the lockbox account will be transferred to the borrower’s operating account. Within two business days of written notice of a Cash Management Period, the borrower is required to establish a lender-controlled cash collateral account, and during a Cash Management Period, all funds in the lockbox account are required to be transferred to such cash collateral account and, applied each month, (i) to make the monthly deposits into the tax and insurance reserve funds (if any) as described above under “Escrows,” (ii) to pay debt service under the Shoppes at River Crossing Mortgage Loan, (iii) provided no event of default exists as to which the lender has initiated an enforcement action, to pay operating expenses in an amount up to 115% of the operating expenses for such month set forth in the lender-approved annual budget, and to pay capital expenditures in an amount up to 110% of the capital expenditures for such month set forth in the lender-approved annual budget, and extraordinary expenses which have been reasonably approved by the lender, (iv) unless the Cash Management Period is due solely to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

an Anchor Tenant Trigger Event, to make the monthly deposits into the replacement reserve and rollover reserve (if any) as described above under “Escrows,” (v) if an Anchor Tenant Trigger Event exists, to deposit all excess amounts (the “Initial Excess Cash Flow”) (1) if the Cash Management Period is solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses (i) through (iii) above, and (2) if the Cash Management Period is not solely due to such Anchor Tenant Trigger Event, after payment of the amounts set forth in clauses (i) through (iv) above, in each case up to the Individual Anchor Threshold Amount, into the Anchor Tenant Reserve Account, and (vi) to deposit all remaining cash flow, (1) if a Cash Sweep Period (as defined below) exists, into an excess cash flow reserve account to be held as additional collateral during the continuance of such Cash Sweep Period, and (2) otherwise, to the borrower’s operating account.

Funds in the excess cash flow reserve account may be used for operating and capital expenses, redevelopment expenses, restoration expenses, emergency and life safety expenses, fees and costs payable to the lender, and distributions to the borrower’s equityholders of an amount not to exceed $100,000 per annum, as reasonably determined by the borrower to satisfy the distribution requirements applicable to real estate investment trusts; provided that such $100,000 cap may be exceeded if the borrower has delivered to the lender funds in the amount requested in excess of the cap.

“Cash Management Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield (as defined below) of the Shoppes at River Crossing Mortgage Loan being less than 12.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 12.0% for two consecutive calendar quarters; or
(iii)	commencing upon an Anchor Tenant Trigger Event, and ending upon the earliest of (x) no Anchor Tenant Trigger Event is then continuing and (y) the borrower has deposited into the Anchor Tenant Reserve Account funds sufficient to satisfy all Individual Anchor Threshold Amounts.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under the Shoppes at River Crossing Mortgage Loan, and ending upon the cure or waiver of such event of default; or
(ii)	commencing upon the Net Debt Yield of the Shoppes at River Crossing Mortgage Loan being less than 11.0% as of the end of any calendar quarter and ending upon the Net Debt Yield being at least 11.0% for two consecutive calendar quarters.

“Net Debt Yield” means (x) the adjusted net operating income (calculated as set forth in the Shoppes at River Crossing Mortgage Loan documents) divided by (y) the aggregate outstanding principal amount of the Shoppes at River Crossing Mortgage Loan as of the date of determination, less the amount of any reserve funds then on deposit.

The borrower is permitted to cure a Cash Management Period or Cash Sweep Period caused by a decline in Net Debt Yield by prepaying the Shoppes at River Crossing Mortgage Loan in part (together with, if prior to the open prepayment period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), or delivering cash or immediately available federal funds to the lender, in each case in an amount such that the applicable debt yield threshold is satisfied.

Property Management. The Shoppes at River Crossing Property is managed by General Growth Services, Inc., an affiliate of the borrower.

Partial Release. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Shoppes at River Crossing Property) parcels (including “air rights” parcels) or outlots or (B) any Expansion Parcel (as defined below), including any Anchor Tenant parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Shoppes at River Crossing Property to comply with zoning or legal requirements, (iii) confirmation that the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), (iv) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan to achieve such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium) and (v) the release will not result in a material diminution in the value of the Shoppes at River Crossing Property.

Real Estate Substitution. In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the Shoppes at River Crossing Mortgage Loan upon 20 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Shoppes at River Crossing Property (and the borrower is able to make certain zoning

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Property Type: Retail	Loan #7	Cut-off Date Balance:	$65,000,000
Property Subtype: Lifestyle Center	Shoppes at River Crossing	Cut-off Date LTV:	63.7%
Address: Macon, GA		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	13.3%

representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Shoppes at River Crossing Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, in each case in an amount equal to or greater than $2,600,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Shoppes at River Crossing Mortgage Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (iv) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Shoppes at River Crossing Mortgage Loan in order to meet such condition (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium), (v) the borrower acquires fee or leasehold title in the Acquired Parcel and (vi) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Acquired Expansion Parcels. The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the Shoppes at River Crossing Property, including any Anchor Tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Shoppes at River Crossing Mortgage Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower satisfies similar conditions as are set forth under clause (iii) under “Real Estate Substitution” with respect to the Expansion Parcel.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Shoppes at River Crossing Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Shoppes at River Crossing Properties, together with 24 months of business interruption insurance. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Acts of 2007, 2015 and 2019 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided that the borrower will not be obligated to expend an amount for terrorism insurance that is more than two times the annual insurance premium that is payable at such time with respect to the all risk and business interruption insurance (without giving effect to the cost of the terrorism or earthquake components of such policies). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

S. Beretania St
Daniel K. Inouye Intl. Airport 8 miles
S. King St
Downtown Honolulu 1 mile
H1
Makiki District Park
Makiki - Lower Punchbowl - Tantalus
Kamanele Park
Manoa
Wilder Ave
Dole St
Lunalilo Frwy
Kapi'olani Medical Center for Women and Children
Keeaumoku St
Pensacola St
Piikoi St
Sheridan St
Kalakaua Ave
Metcalf St
Shidler College of Business
Thomas Hale Hamilton Library
University of Hawaii at Manoa
John F. Kennedy Theatre
Gregg M. Sinclair Building
National Weather Service
Dole St
John Young Museum of Art
East-West Center
McCully-Moiliili
S. Beretania St
S. King St
SimpliFi Arena at Stan Sheriff Center
Les Murakami Baseball Stadium
Kanewai Community Park
Kapiolani Blvd
Kona St
Kaheka St
HONOLULU
Japanese Cultural Ctr. of Hawaii
Honolulu Stadium State Park
Citron St
Ala Moana
Ala Moana Center
McCully Shopping Center
McCully St
S. King St
Lunalilo Frwy
Waialae Ave
Chaminade University of Honolulu
92
Ala Moana Blvd
Atkinson Dr
Hawaii Convention Center
Isenberg St
University Ave
Ala Moana Park
Kapiolani Blvd
Kahanamoku Lagoon
Prince Waikiki Honolulu Luxury Hotel
Ala Wai Community Park
Ala Wai Plaza
Market City Shopping Center
Kilohana Square
Magic Island
Ramada Plaza
Kalakaua Ave
Date St
Kapahulu Ave
Magic Island Lagoon
The Grand Islander Waikiki
Ainahau Triangle
Kalaimoku St
Kaimuki
Kahanamoku Beach
Hale Koa Hotel
Luxury Row
Ala Wai Blvd
Waikiki
T Galleria
Ala Wai Golf Course
Pt. Derussy Beach Park
Kuhio Ave
Waikiki Beach Walk
Waikiki Shopping Plaza
Hawaii Army Museum Society
Royal Hawaiian Center
International Market Place
6th Ave
Sheraton Waikiki
Herbert St
Kapahulu Ave
Waikiki Beach
'Alohilani Resort Waikiki Beach
HONOLULU COUNTY
Kuhio Beach Hula Show
Kalakaua Ave
Waikiki Beach Marriott Resort & Spa
Pacific Ocean
Kuhio Beach
Queen Kapiolani Hotel
150 Kapahulu Avenue
Honolulu, HI 96815
Honolulu Zoo
Queens Surf Beach
Monsarrat Ave
Monsarrat Ave
Waikiki Shell
Paki Ave
Waikiki Bay
Waikiki Aquarium
Kapi'olani Regional Park
Kalakaua Ave
Kaimana Beach
Diamond Head State Monument
Louise Dillingham Mem. Fountain
Leahi Park
Kaluahole Channel
Kuilei Cliffs
Makalei Beach
Diamond Head Rd
Leahi Beach
Pacific Ocean
Oahu
Wahiawa
Mililani
Pearl City
Aiea
Waipahu
Kaneohe
Kailua
Ewa Beach
Kapolei
Nanakuli
Waianae
Makaha
HONOLULU
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

No. 8 – Queen Kapiolani Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance:	$60,300,000			Location:	Honolulu, HI
Cut-off Date Balance:	$60,300,000			Size:	315 Rooms
% of Initial Pool Balance:	5.9%			Cut-off Date Balance Per Room:	$191,429
Loan Purpose:	Recapitalization			Maturity Date Balance Per Room:	$191,429
Borrower Sponsor:	Financial Partners Group Co., Ltd.			Year Built/Renovated:	1968/2019
Guarantor:	Financial Partners Group Co., Ltd.			Title Vesting:	Leasehold
Mortgage Rate:	6.7130%			Property Manager:	QK Management, LLC
Note Date:	March 8, 2023			Current Occupancy (As of):	89.6% (12/31/2022)
Seasoning:	1 month			YE 2021 Occupancy(2):	73.2%
Maturity Date:	March 11, 2028			YE 2020 Occupancy(2):	22.2%
IO Period:	60 months			YE 2019 Occupancy(2):	84.3%
Loan Term (Original):	60 months			YE 2018 Occupancy(3):	71.2%
Amortization Term (Original):	NAP			As-Is Appraised Value:	$134,000,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per Room:	$425,397
Call Protection:	L(25),YM1(31),O(4)			As-Is Appraisal Valuation Date:	January 24, 2023
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (12/31/2022)(2):	$9,806,910
Additional Debt Type (Balance):	NAP			YE 2021 NOI(2):	$4,421,952
				YE 2020 NOI(2):	($2,628,674)
				YE 2019 NOI(2):	$4,591,920
				U/W Revenues:	$26,626,999
				U/W Expenses:	$17,286,485
Escrows and Reserves(1)				U/W NOI:	$9,340,514
	Initial	Monthly	Cap	U/W NCF:	$8,275,434
Taxes	$154,206	$77,103	NAP	U/W DSCR based on NOI/NCF:	2.28x / 2.02x
Insurance	$142,928	$35,732	NAP	U/W Debt Yield based on NOI/NCF:	15.5% / 13.7%
FF&E Reserve	$0	$22,189	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.5% / 13.7%
Ground Rent Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	45.0%
F&B Percentage Rent Credit	$315,026	$0	NAP	LTV Ratio at Maturity:	45.0%

Sources and Uses
Sources			Uses
Original Loan Amount	$60,300,000	100.0%	Return of Equity(4)	$55,795,702	92.5%
			Upfront Reserves	612,160	1.0
			Closing costs	3,892,139	6.5
Total Sources	$60,300,000	100.0%	Total Uses	$60,300,000	100.0%
(1)	See “Escrows” section.
(2)	The decrease in Occupancy and YE NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in the average daily rate (“ADR”) from $183.56 to $219.68.
(3)	The Queen Kapiolani Hotel Property (defined below) underwent a renovation from July 2017 to March 2019, resulting in lower YE 2018 occupancy. 2018 occupancy was obtained from a third party research report.
(4)	The Queen Kapiolani Hotel Property was previously unencumbered as the borrower purchased the Queen Kapiolani Hotel Property on December 14, 2022 in an all-cash transaction for a purchase price of $134 million.

The Mortgage Loan. The eighth largest mortgage loan (the “Queen Kapiolani Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $60,300,000 and secured by the leasehold interest in a 315-room full-service hotel located in Honolulu, Hawaii (the “Queen Kapiolani Hotel Property”).

The Borrower and Borrower Sponsors. The borrower is US Property Investment Fund (HI 1) LP, a Hawaii limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queen Kapiolani Hotel Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Financial Partners Group Co., Ltd. (“FPG”). FPG was founded in 2001 and is a Japanese based investment group publicly traded on the Tokyo Stock Exchange. FPG is headquartered in Tokyo and employs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

approximately 337 employees. FPG’s business areas include the leasing fund business, real estate funds, insurance sales, M&A, and Fin Tech. FPG currently owns two real estate assets in the United States, including the Queen Kapiolani Hotel Property.

The Property. The Queen Kapiolani Hotel Property is an 18-story, 315-room, full-service hotel located in Honolulu, Hawaii. Built in 1968, the Queen Kapiolani Hotel Property underwent a $35.0 million ($111,111/room) renovation from July 2017 to March 2019, which included the renovation of all guest rooms, corridors, common areas, a new restaurant, a new lanai overlooking Kapiolani Park, and fully updated back of the house. Amenities at the Queen Kapiolani Hotel Property include approximately 7,000 square feet of indoor meeting space, an indoor/outdoor terrace with views of Diamond Head, an outdoor pool, a new fitness center, and approximately 11,000 square feet of retail comprised of a full-service restaurant, grab and go coffee shop, an art gallery, a surf shop/school, an ice cream shop and a private adventure concierge. Located on 0.83-acres, the borrower purchased the Queen Kapiolani Hotel Property in December 2022 for $134.0 million ($425,397/room) and operates it as an unflagged hotel. The Queen Kapiolani Hotel Property includes 90 garage parking spaces, all of which are valet-only.

The Queen Kapiolani Hotel Property guestroom configuration consists of 205 queen rooms, 74 king rooms and 36 suites. The guestrooms feature flat-screen televisions, desk with chair, dresser, lamps and a lounge chair. Approximately 70% of the rooms have a private lanai overlooking the Pacific Ocean or Kapiolani Park and Diamond Head.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Queen Kapiolani Hotel Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Queen Kapiolani Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020 TTM	43.1%	$195.79	$84.39	70.7%	$182.07	$128.81	164.1%	93.0%	152.6%
12/31/2021 TTM	58.6%	$194.02	$113.69	74.1%	$183.98	$136.30	126.4%	94.8%	119.9%
12/31/2022 TTM	78.8%	$232.27	$183.08	89.6%	$219.68	$196.76	113.6%	94.6%	107.5%
(1)	Source: Third-party research report.
(2)	According to a third-party research report, the competitive set includes The Twin Fin, The Surfjack Hotel & Swim Club, Autograph Collection The Laylow, ‘Alohilani Resort Waikiki Beach, Park Shore Waikiki, Outrigger Waikiki Beachcomber Hotel, and Hyatt Centric Waikiki Beach.

The following table presents historical occupancy percentages at the Queen Kapiolani Hotel Property:

Historical Occupancy

12/31/2018(1)	12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)
71.2%	84.3%	22.2%	73.2%	89.6%
(1)	Information obtained from a third-party research report.
(2)	Information obtained from the historical operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queen Kapiolani Hotel Property:

Cash Flow Analysis

	2019	2020	2021	TTM 12/31/2022(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	84.3%	22.2%	73.2%	89.6%	89.6%
ADR	$171.68	$181.72	$183.56	$219.68	$219.68
RevPAR	$144.64	$40.39	$134.43	$196.76	$196.76

Room Revenue	$16,629,992	$4,656,778	$15,455,725	$22,621,922	$22,621,922	85.0%	$71,816
Food & Beverage Revenue	0	0	0	0	0	0.0	0
Retail Revenue(3)	757,528	496,274	966,770	1,277,187	1,394,968	5.2	4,428
Parking Revenue	696,203	220,650	481,540	544,710	544,710	2.0	1,729
Other Revenue(4)	2,175,840	634,202	1,719,947	2,065,399	2,065,399	7.8	6,557
Total Revenue	$20,259,563	$6,007,904	$18,623,982	$26,509,218	$26,626,999	100.0%	$84,530

Room Expense	$6,878,397	$2,692,089	$6,464,262	$7,934,480	$7,934,480	35.1%	$25,189
Food & Beverage Expense	0	0	0	0	0	0.0	0
Retail Expense	0	0	0	0	0	0.0	0
Other Department Expense	285,511	88,246	289,789	408,034	408,034	19.8	1,295
Total Department Expenses	$7,163,908	$2,780,335	$6,754,051	$8,342,514	$8,342,514	31.3%	$26,484
Gross Operating Income	$13,095,655	$3,227,569	$11,869,931	$18,166,704	$18,284,485	68.7%	$58,046

Total Undistributed Expenses	6,431,378	3,490,609	5,016,774	6,018,500	6,022,313	22.6	19,118
Gross Operating Profit	$6,664,277	($263,040)	$6,853,157	$12,148,204	$12,262,172	46.1%	$38,928

Property Taxes	$777,994	$997,473	$1,005,735	$914,444	$918,061	$3.4	$2,914
Insurance	233,753	272,777	330,086	330,865	408,361	1.5	1,296
Ground Lease	1,060,610	1,095,384	1,095,384	1,095,985	1,595,236(5)	6.0	5,064
Total Operating Expenses	$15,667,643	$8,636,578	$14,202,030	$16,702,308	$17,286,485	64.9%	$54,878

Net Operating Income	$4,591,920	($2,628,674) (6)	$4,421,952(6)	$9,806,910(6)	$9,340,514	35.1%	$29,652
FF&E	0	0	0	0	1,065,080	4.0	3,381
Net Cash Flow	$4,591,920	($2,628,674)	$4,421,952	$9,806,910	$8,275,434	31.1%	$26,271

NOI DSCR	1.12x	(0.64x)	1.08x	2.39x	2.28x
NCF DSCR	1.12x	(0.64x)	1.08x	2.39x	2.02x
NOI DY	7.6%	(4.4%)	7.3%	16.3%	15.5%
NCF DY	7.6%	(4.4%)	7.3%	16.3%	13.7%
(1)	The TTM 12/31/2022 utilizes the TTM 12/31/2022 for revenues and TTM 11/30/2022 for expenses (with the Room Expense and Other Departmental Expense based on the percentage of revenue as shown in the TTM 11/30/2022), due to the borrower acquiring the Queen Kapiolani Hotel Property on December 14, 2022 and the expense side of the cash flow statement at year end 2022 being distorted due to the acquisition.
(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, Retail Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Retail Revenue is comprised of the base rent, CAM, and percentage rent from the five retail tenants at the Queen Kapiolani Hotel Property, Plan Do See (DECK View Bar & Grill and Knots Coffee Roasters), Greenroom Gallery, Hans Hedemann surf shop/school, Aloha Whip ice cream shop, and Air Methods/Blue Hawaiian Activities (private adventure concierge), that are leased to a third-party operator.
(4)	Other Revenue primarily consists of resort fees, cancellation fees, commissions and miscellaneous income.
(5)	The ground lease expense is underwritten based on the average ground rent over the Queen Kapiolani Hotel Mortgage Loan term. Annual ground rent is currently $1,046,092 (plus Hawaii general excise tax, or GET, of 4.712%) through December 2024, with the next reset occurring for the five-year period from January 1, 2025 to December 31, 2029. The estimated ground rent at the reset is based on the appraisal estimated rent for that period of $1,799,817.
(6)	The decrease in NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in occupancy from 73.2% to 89.6% and an increase in ADR from $183.56 to $219.68.

Appraisal. The appraised value of $134,000,000 is dated January 24, 2023 and represents the As-Is value of the Queen Kapiolani Hotel Property. The appraisal also provided a Prospective Market Value upon Stabilization of $147,400,000 as of January 24, 2025, representing a 40.9% Cut-Off Date LTV Ratio.

Environmental Matters. According to the Phase I environmental site assessment dated June 2, 2022, there was no evidence of any recognized environmental conditions at the Queen Kapiolani Hotel Property.

Market Overview and Competition. The Queen Kapiolani Hotel Property is located in Honolulu, Hawaii, approximately one block from Waikiki Beach. The immediate area is comprised primarily of high-rise hotels and condominium buildings with retail and restaurants on the ground floor, luxury retail, and beach parks. The Queen Kapiolani Hotel Property is located adjacent to Kapi’olani Regional Park and the Honolulu Zoo, and within 2.4 miles of the Diamond Head State Monument. Additionally, the Queen Kapiolani Hotel Property is within 0.8 miles of the Ala Wai Golf Course and International Market Place, an open-air shopping, dining and entertainment venue with over 90 stores and a grand lanai. The Queen Kapiolani Hotel Property has access throughout the region via

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

H-1, located approximately 1.4 miles from the Queen Kapiolani Hotel Property. Additionally, the Queen Kapiolani Hotel Property is located approximately 10.1 miles from the Daniel K Inouye International Airport.

Tourism is the main driver of demand in the market and according to the Hawaii Department of Business, Economic Development and Tourism, total visitor days in Oahu increased 109.3% from 2020 to 2021, and 34.2% from 2021 to 2022, with 2022 levels approximately 13.4% lower than pre-COVID 2019 visitor days.

According to the appraisal, the estimated 2022 population within a three- and five-mile radius of the Queen Kapiolani Hotel Property was 174,244 and 263,291, respectively. The estimated 2022 average household income within the same three- and five-mile radii was $105,480 and $109,893, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction.

The table below presents certain information relating to comparable sales pertaining to the Queen Kapiolani Hotel Property identified by the appraisal:

Comparable Sales Summary(1)
Property Name	Location	Year Built / Renovated	Rooms	Sale Date	Sale Price / Room
Queen Kapiolani Hotel (Subject)	150 Kapahulu Avenue Honolulu, HI	1968 / 2019	315	12/2022	$425,397
Royal Lahaina Resort	2780 Kekaa Drive Lahaina, HI	1962 / NAV	494	12/2021	$678,053
Waikiki Sand Villa Hotel	2375 Ala Wai Boulevard Honolulu, HI	1974 / NAV	214	3/2021	$242,991
Holiday Inn Express Waikiki	2058 Kuhio Avenue Honolulu, HI	1984 / NAV	596	11/2019	$344,799
The Modern	1775 Ala Moana Boulevard Honolulu, HI	1965 / NAV	360	4/2018	$597,419
Hilton Garden Inn Waikiki	2330 Kuhio Avenue Honolulu, HI	1971 / NAV	623	3/2018	$340,289
Aston Waikiki Beach Hotel	2570 Kalakaua Avenue Honolulu, HI	1969 / NAV	645	3/2018	$310,078
(1)	Source: Appraisal

Escrows.

Real Estate Taxes – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront deposit of $154,206 and ongoing monthly deposits of $77,103 for real estate taxes.

Insurance – The Queen Kapiolani Hotel Mortgage Loan documents require an upfront reserve of $142,928 and ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, initially $35,732.

FF&E Reserve – The Queen Kapiolani Hotel Mortgage Loan documents require ongoing monthly deposits in an amount equal to the sum of (a) the greater of (i) the then-existing FF&E scheduled reserve amount and (ii) 1/12th of the FF&E Deposit Percentage (defined below) and (b) 1/12th of any increase (if any) in the budgeted expenses for FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease), as identified in the annual budget delivered to the lender, and any extraordinary FF&E expenditures (as distinct from the capital improvement expenditures as defined in the ground lease) which are not in the annual budget that are expected by the borrower to be incurred. The reserve is initially estimated at $22,189.

“FF&E Deposit Percentage” means 4.0%; however, so long as the borrower is required to deposit (and is depositing) an amount of 3.0% or more of underwritten revenue into a capex reserve required by the ground lease then the FF&E Deposit Percentage will be 1.0%

Ground Rent Reserve – During the continuance of a Cash Trap Event Period (defined below) the Queen Kapiolani Hotel Mortgage Loan documents require the borrower to deposit, on each monthly payment date, the monthly ground rent payment date in an amount equal to the ground rent payable for the month immediately following the month in which the monthly payment date occurs. Provided no event of default is continuing, the lender will apply the ground rent reserve funds to the payment of the ground rent.

F&B Percentage Rent Credit Reserve – The loan documents require an upfront deposit of $315,026 representing the amount of future percentage rent credits under the existing food and beverage lease. The borrower will deliver to the lender a food and beverage percentage rent credit statement for the preceding calendar month and provided no event of default is continuing, the lender will disburse the food and beverage credit according to the statement for the immediately preceding month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Property Type: Hospitality	Loan #8	Cut-off Date Balance:	$60,300,000
Property Subtype: Full Service	Queen Kapiolani Hotel	Cut-off Date LTV:	45.0%
Address: Honolulu, HI		U/W NCF DSCR:	2.02x
		U/W NOI Debt Yield:	15.5%

Lockbox and Cash Management. The Queen Kapiolani Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At loan origination the borrower was required to establish a deposit account for the exclusive benefit of the lender, and the borrower and manager are required to cause all rents and credit card receipts to be deposited directly into the deposit account. Any rents otherwise received by the borrower or manager are required to be deposited into such account within three business days after receipt. Prior to a Cash Trap Event Period (defined below) all funds in the deposit account will be distributed to the borrower. Upon the occurrence of a Cash Trap Event Period, the lender will establish a lender-controlled cash management account and all funds in the deposit account will be swept into the account every business day. After the satisfaction of the cash flow waterfall, all excess cash flow is required to be swept into an excess cash flow subaccount to be held as additional collateral for the Queen Kapiolani Hotel Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio falling below 1.20x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Queen Kapiolani Hotel Property is managed by QK Management, LLC, an affiliate of Sightline Hospitality.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease.  The Queen Kapiolani Hotel Property is subject to a ground lease with a lease expiration of December 31, 2081. The ground lease payments from September 1, 2019 through December 31, 2024 are equal to $1,046,092 per year. The ground lease payments will reset on January 1, 2025 and will be equal to the greater of (a) the fair market value of the land as of that date, multiplied by 6.5% and (b) $1,046,092. The ground lease payments will reset again on January 1, 2030, and will equal 105% of the previous period’s rent through December 31, 2034. The next period will reset January 1, 2035, with the first five-year period being equal to the greater of (a) the fair market value of the land as of that date, multiplied by 8% and (b) the previous period’s rent, and the second five-year period being reset to 105% of the previous period’s rent. Additional increases will occur until lease expiration.

Terrorism Insurance. The Queen Kapiolani Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Queen Kapiolani Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

FedEx Ground – Cumberland

Pick 'n Save

Pick 'n Save – Watertown

FOOD LION

Food Lion – Elizabeth City

DOLLAR GENERAL
NOW HIRING
COMING SOON

Dollar General – Swartz Creek

FAMILY DOLLAR

Family Dollar – Chicago

CVS pharmacy

CVS Pharmacy – New Cumberland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Green Bay
Appleton
Oshkosh
Manitowoc
Sheboygan
Fond du Lac
Lake Michigan
MN
La Crosse
WISCONSIN
Madison
Watertown
MILWAUKEE
IOWA
Dubuque
Platteville
Janesville
Beloit
Racine
Kenosha
Cedar Rapids
Rockford
Freeport
Waukegan
Evanston
CHICAGO
Aurora
Iowa City
Clinton
Bettendorf
Davenport
Joliet
Gary
South Bend
ILLINOIS
INDIANA
Peoria
Kankakee
Burlington
Galesburg
Logansport
Bloomington
Champaign
West Lafayette
Keokuk
Macomb
MO
MI

Lake Superior
ONTARIO
CANADA
QUÉBEC
MONTREAL
OTTAWA
ME
Lake Huron
Lake Michigan
VT
NH
Lewiston
Portland
MI
TORONTO
NEW YORK
GRAND RAPIDS
Lansing
Swartz Creek
Rochester
Albany
BOSTON
BUFFALO
MA
DETROIT
Lake Erie
Erie
Binghamton
Hartford
CT
RI
TOLEDO
CLEVELAND
PENNSYLVANIA
Fairhaven
FORT WAYNE
Scranton
NJ
NEW YORK
PITTSBURGH
Harrisburg
Trenton
IN
OH
Cumberland
PHILADELPHIA
COLUMBUS
BALTIMORE
Wilmington
Dover
CINCINNATI
Annapolis
WASH. DC
DE
MD
Charleston
WV
Atlantic Ocean
Frankfort
Richmond
KY
VIRGINIA
Norfolk
VIRGINIA BEACH
Elizabeth City
TN
NC
Knoxville
Greensboro
RALEIGH

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Irving
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Midland
Abilene
Tyler
Horizon City
Odessa
TEXAS
San Angelo
Killeen
Waco
LA
AUSTIN
HOUSTON
Beaumont
Eagle Pass
SAN ANTONIO
Galveston
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
McAllen
Brownsville
MONTERREY

ExchangeRight Net Leased Portfolio #62

1	FedEx Ground - Cumberland	Cumberland, MD
2	Pick 'n Save - Watertown	Watertown, WI
3	BioLife Plasma Services L.P. - Irving	Irving, TX
4	Food Lion - Elizabeth City	Elizabeth City, NC
5	Fresenius Medical Care - Fairhaven	Fairhaven, MA
6	CVS Pharmacy - New Cumberland	Fairview Township, PA
7	Family Dollar - Chicago	Chicago, IL
8	Dollar General - Midland	Midland, TX
9	Dollar General - Sylacauga	Sylacauga, AL
10	Dollar General - Baton Rouge	Baton Rouge, LA
11	Dollar General - Horizon City	Horizon City, TX
12	Dollar General - Ponchatoula	Ponchatoula, LA
13	Dollar General - Swartz Creek	Swartz Creek, MI
14	Dollar General - Gonzales	Gonzales, LA
15	Dollar General - Houston	Houston, TX
16	Family Dollar - Lafayette	Lafayette, LA
17	Dollar General - Eagle Pass	Eagle Pass, TX

ARKANSAS
Texarkana
El Dorado
Greenville
Starkville
Longview
Bossier City
Monroe
SHREVEPORT
Ruston
Vicksburg
JACKSON
Meridian
LOUISIANA
Clinton
Pearl
Natchitoches
MISSISSIPPI
Natchez
Alexandria
Hattiesburg
TEXAS
BATON ROUGE
Hammond
Ponchatoula
Opelousas
Biloxi
Sulphur
Gulfport
BEAUMONT
Lake Charles
LAFAYETTE
Gonzales
Metairie
Orange
New Iberia
NEW ORLEANS
Port Arthur
Houma
Gulf of Mexico

CHATTANOOGA
HUNTSVILLE
Dalton
Decatur
Tupelo
Hamilton
Rome
Attalla
Gadsden
Roswell
MISSISSIPPI
Marietta
Winona
Columbus
Anniston
Decatur
BIRMINGHAM
ATLANTA
Bessemer
Hoover
Louisville
Tuscaloosa
Sylacauga
LaGrange
Macon
Auburn
Demopolis
Meridian
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Albany
Monroeville
Hattiesburg
Ozark
Enterprise
Atmore
Dothan
Crestview
MOBILE
Milton
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

No. 9 – ExchangeRight Net Leased Portfolio #62
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Citi Real Estate Funding Inc.			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype(2):	Various – Various
Original Principal Balance:	$48,500,000			Location(2):	Various
Cut-off Date Balance:	$48,500,000			Size:	427,964 SF
% of Initial Pool Balance:	4.7%			Cut-off Date Balance Per SF:	$113.33
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$113.33
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Year Built/Renovated(2):	Various/Various
Guarantors:	ExchangeRight Real Estate, LLC,			Title Vesting:	Fee
	David Fisher, Joshua Ungerecht and			Property Manager:	NLP Management, LLC
	Warren Thomas				(borrower-related)
Mortgage Rate:	5.6600%			Current Occupancy (As of):	100.0% (4/1/2023)
Note Date:	March 14, 2023
Seasoning:	0 months			YE 2022 Occupancy(3):	NAV
Maturity Date:	April 1, 2028			YE 2021 Occupancy(3):	NAV
IO Period:	60 months			YE 2020 Occupancy(3):	NAV
Loan Term (Original):	60 months			As-Is Appraised Value(4):	$100,100,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$233.90
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(4):	Various
Call Protection:	L(24),D(29),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			YE 2022 NOI(3):	NAV
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$5,715,367
				U/W Expenses:	$171,461
Escrows and Reserves(1)				U/W NOI:	$5,543,906
	Initial	Monthly	Cap	U/W NCF:	$5,479,712
Taxes	$52,969	$52,969	NAP	U/W DSCR based on NOI/NCF:	1.99x / 1.97x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.4% / 11.3%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.4% / 11.3%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	48.5%
Deferred Maintenance	$77,868	NAP	NAP	LTV Ratio at Maturity:	48.5%
Unfunded Obligations	$10,000	NAP	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$48,500,000	49.1%	Purchase Price	$96,170,210	97.4%
Sponsor Equity	50,201,780	50.9	Closing Costs	1,890,733	1.9
			Upfront Reserves	640,837	0.6
Total Sources	$98,701,780	100.0%	Total Uses	$98,701,780	100.0%
(1)	See “Escrows” section.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Net Leased Portfolio #62 Properties (as defined below) were acquired by the borrower between February 15, 2023 and March 14, 2023.
(4)	The individual appraisal valuations are dated between December 8, 2022 and February 28, 2023.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #62 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $48,500,000 and secured by the fee interests in 14 single-tenant retail properties, two medical office properties and one industrial property collectively located in 10 states (the “ExchangeRight Net Leased Portfolio #62 Properties”). The ExchangeRight Net Leased Portfolio #62 Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $48,500,000. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan, which accrues interest at a rate of 5.6600% per annum, was originated on March 14, 2023.

The Borrower and Borrower Sponsor. The borrower for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is ExchangeRight Net-Leased Portfolio 62 DST, a Delaware statutory trust. The borrower sponsors and guarantors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 62 DST is 99.0% owned by accredited investors and 1.0% owned by David Fisher, Joshua Ungerecht and Warren Thomas, (collectively, the “Individual

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Guarantors”). The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #61 and ExchangeRight Net Leased Portfolio #60 mortgage loans. ExchangeRight Net-Leased Portfolio 62 DST is managed by NLP Management, LLC, an affiliate of ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable Delaware statutory trust (“DST”) offerings based in Pasadena, California with more than $5.4 billion of assets under management, more than 21 million square feet of space and more than 1,100 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. Gregory S. Harrison, the DST’s signatory trustee has the right to vote on certain material actions taken by ExchangeRight Net-Leased Portfolio 62 DST.

The borrower has master leased the ExchangeRight Net Leased Portfolio #62 Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #62 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #62 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #62 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #62 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #62 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #62 Master Tenant’s interest in all tenant rents will be assigned to the borrower, which in turn will collaterally assigned its interest to the lender. The master lease will be subordinate to the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the lender will have the right to cause the borrower to terminate the master lease. A default under the master lease will be an event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan and give rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #62 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #62 Properties not generating sufficient cash flow for the payment of such rent.

The lender will have the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #62 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Net Leased Portfolio #62 Properties are comprised of 14 single-tenant retail properties, two medical office properties and one industrial property totaling 427,964 square feet and located across 10 states. The ExchangeRight Net Leased Portfolio #62 Properties are located in the following states: Maryland (one property, 45.0% of net rentable area and 42.3% of underwritten rent), Wisconsin (one property, 14.2% of net rentable area and 13.6% of underwritten rent), Texas (five properties, 11.7% of net rentable area and 15.8% of underwritten rent), Louisiana (four properties, 9.1% of net rentable area and 6.6% of underwritten rent), North Carolina (one property, 8.2% of net rentable area and 7.5% of underwritten rent), Pennsylvania (one property, 2.5% of net rentable area and 4.0% of underwritten rent), Michigan (one property, 2.5% of net rentable area and 1.7% of underwritten rent), Alabama (one property, 2.5% of net rentable area and 1.9% of underwritten rent), Massachusetts (one property, 2.4% of net rentable area and 4.5% of underwritten rent), and Illinois (one property, 1.9% of net rentable area and 2.1% of underwritten rent). Built between 1980 and 2023, the ExchangeRight Net Leased Portfolio #62 Properties range in size from 8,316 square feet to 192,500 square feet.

The ExchangeRight Net Leased Portfolio #62 Properties are leased to the following eight nationally recognized tenants operating in industrial, medical office and diverse retail segments: FedEx Ground, Dollar General, Pick 'n Save, Food Lion, Family Dollar, CVS Pharmacy, Fresenius Medical Care and BioLife Plasma Services L.P. Leases representing 89.7% of net rentable area and 91.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #62 Properties which are presented in descending order of their Appraised Values:

ExchangeRight Net Leased Portfolio #62 Properties Summary(1)

Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	% of Annual UW Base Rent(2)	Renewal Options
FedEx Ground Cumberland, MD	2022	192,500	45.0%	9/30/2032	46,300,000	46.3%	$2,546,408	$13.23	42.3%	2, 5-Year
Pick 'n Save Watertown, WI	1980	60,689	14.2%	12/31/2030	11,700,000	11.7%	$819,302	$13.50	13.6%	4, 5-Year
BioLife Plasma Services L.P. (3) Irving, TX	2023	10,122	2.4%	3/31/2037	9,080,000	9.1%	$557,856	$55.11	9.3%	3, 5-Year
Food Lion Elizabeth City, NC	2007	35,032	8.2%	10/2/2027	7,000,000	7.0%	$452,000	$12.90	7.5%	4, 5-Year
Fresenius Medical Care Fairhaven, MA	2015	10,330	2.4%	11/30/2030	4,200,000	4.2%	$273,287	$26.46	4.5%	3, 5-Year
CVS Pharmacy New Cumberland, PA	2007	10,818	2.5%	1/31/2030	3,800,000	3.8%	$239,360	$22.13	4.0%	Various(4)
Family Dollar Chicago, IL	2019	8,316	1.9%	3/31/2034	2,220,000	2.2%	$127,624	$15.35	2.1%	6, 5-Year
Dollar General Midland, TX	2016	10,896	2.5%	11/30/2031	1,850,000	1.8%	$116,028	$10.65	1.9%	3, 5-Year
Dollar General Sylacauga, AL	2022	10,610	2.5%	8/31/2037	1,825,000	1.8%	$114,784	$10.82	1.9%	5, 5-Year
Dollar General Baton Rouge, LA	2022	10,716	2.5%	9/30/2037	1,770,000	1.8%	$110,596	$10.32	1.8%	3, 5-Year
Dollar General Horizon City, TX	2022	10,640	2.5%	11/30/2037	1,700,000	1.7%	$106,008	$9.96	1.8%	5, 5-Year
Dollar General Ponchatoula, LA	2022	10,722	2.5%	4/30/2037	1,640,000	1.6%	$102,311	$9.54	1.7%	3, 5-Year
Dollar General Swartz Creek, MI	2022	10,677	2.5%	11/30/2037	1,600,000	1.6%	$99,656	$9.33	1.7%	5, 5-Year
Dollar General Gonzales, LA	2020	9,198	2.1%	7/31/2036	1,540,000	1.5%	$96,070	$10.44	1.6%	3, 5-Year
Dollar General Houston, TX	2008	9,065	2.1%	2/29/2028	1,415,000	1.4%	$91,909	$10.14	1.5%	2, 5-Year
Family Dollar Lafayette, LA	2019	8,449	2.0%	3/31/2030	1,260,000	1.3%	$85,200	$10.08	1.4%	6, 5-Year
Dollar General Eagle Pass, TX	2014	9,184	2.1%	1/31/2030	1,200,000	1.2%	$77,778	$8.47	1.3%	3, 5-Year
Total/Weighted Average		427,964	100.0%		$100,100,000	100.0%	$6,016,176	$14.06	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on underwritten rent roll dated April 1, 2023.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	CVS Pharmacy has one, four-year and one, three-year renewal options.

Major Tenants.

FedEx Ground (“FedEx”) (192,500 square feet; 45.0% of net rentable area; 42.3% of underwritten base rent; September 30, 2032 lease expiration) – FedEx is a provider of transportation, e-commerce and business services. It offers time definite delivery services and international trade services such as customs brokerage, and global ocean and air freight forwarding. The company provides small-package ground delivery services, residential delivery services, freight services, in-store services and other business solutions. FedEx has a market presence across various countries and territories in North America, South and Central America, Asia-Pacific, the Middle East, and Europe. FedEx is headquartered in Memphis, Tennessee.

Dollar General (91,708 square feet; 21.4% of net rentable area; 15.2% of underwritten base rent; with various lease expiration dates) – Dollar General is a discount retailer that offers merchandise, including consumable items, seasonal items, home products and apparel. Its merchandise includes brands from manufacturers, as well as its own private brand selections with prices at discounts to brands. Its consumables category includes paper and cleaning products, packaged food, perishables, snacks, health and beauty, pet, and tobacco products. Dollar General has more than 19,000 stores in 47 states.

Pick 'n Save (60,689 square feet; 14.2% of net rentable area; 13.6% of underwritten base rent; December 31, 2030 lease expiration) – Pick ‘n Save is a grocery store chain founded in 1975 in Milwaukee, Wisconsin. In 2015, Pick 'n Save became a wholly owned subsidiary of Kroger. Kroger is a grocery store chain with nearly 2,800 stores in 35 states under two dozen banners and annual sales of more than $132.5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #62 Properties:

Major Tenants(1)

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Termination Option (Y/N)
Major Tenants
FedEx Ground	NR / Baa2 / BBB	192,500	45.0%	$13.23	$2,546,408	42.3%	9/30/2032	N
Dollar General	NR / Baa2 / BBB	91,708	21.4%	$9.98	$915,139	15.2%	Various(4)	N
Pick 'n Save	NR / Baa1 / BBB	60,689	14.2%	$13.50	$819,302	13.6%	12/31/2030	N
Food Lion	NR / Baa1 / BBB+	35,032	8.2%	$12.90	$452,000	7.5%	10/2/2027	N
Family Dollar	NR / Baa2 / NR	16,765	3.9%	$12.69	$212,824	3.5%	Various(5)	N
CVS Pharmacy	NR / Baa2 / BBB	10,818	2.5%	$22.13	$239,360	4.0%	1/31/2030	N
Fresenius Medical Care	BBB- / Baa3 / BBB-	10,330	2.4%	$26.46	$273,287	4.5%	11/30/2030	N
BioLife Plasma Services L.P.(3)	NR / Baa2 / BBB+	10,122	2.4%	$55.11	$557,856	9.3%	3/31/2037	Y
Occupied Collateral Total		427,964	100.0%	$14.06	$6,016,176	100.0%

Vacant Space		0	0.0%

Collateral Total		427,964	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	BioLife Plasma Services L.P., the sole tenant at the BioLife Plasma Services L.P. – Irving property, has the right to terminate its lease at any time upon providing 30 days written notice to landlord, and payment of a termination fee.
(4)	Dollar General leases 91,708 square feet of space across nine properties: (i) Dollar General – Midland 10,896 square feet of space with an initial lease expiration of November 30, 2031; (ii) Dollar General – Sylacauga 10,610 square feet of space with an initial lease expiration of August 31, 2037; (iii) Dollar General - Baton Rouge 10,716 square feet of space with an initial lease expiration of September 30, 2037; (iv) Dollar General - Horizon City 10,640 square feet of space with an initial lease expiration of November 30, 2037; (v) Dollar General – Ponchatoula 10,722 square feet of space with an initial lease expiration of April 30, 2037; (vi) Dollar General - Swartz Creek 10,677 square feet of space with an initial lease expiration of November 30, 2037; (vii) Dollar General – Gonzales 9,198 square feet of space with an initial lease expiration of July 31, 2036; (viii) Dollar General – Houston 9,065 square feet of space with an initial lease expiration of February 29, 2028; and (ix) Dollar General - Eagle Pass 9,184 square feet of space with an initial lease expiration of January 31, 2030.
(5)	Family Dollar leases 16,765 square feet of space across two properties: (i) Family Dollar – Chicago 8,316 square feet of space with an initial lease expiration of March 31, 2034; and (ii) Family Dollar – Lafayette 8,449 square feet of space with an initial lease expiration of March 31, 2030

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #62 Properties:

Lease Expiration Schedule(1) (2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	0	0.0%	$0.00
2027	1	35,032	8.2%	35,032	8.2%	452,000	7.5%	$12.90
2028	1	9,065	2.1%	44,097	10.3%	91,909	1.5%	$10.14
2029	0	0	0.0%	44,097	10.3%	0	0.0%	$0.00
2030	5	99,470	23.2%	143,567	33.5%	1,494,927	24.8%	$15.03
2031	1	10,896	2.5%	154,463	36.1%	116,028	1.9%	$10.65
2032	1	192,500	45.0%	346,963	81.1%	2,546,408	42.3%	$13.23
2033	0	0	0.0%	346,963	81.1%	0	0.0%	$0.00
Thereafter	8	81,001	18.9%	427,964	100.0%	1,314,904	21.9%	$16.23
Vacant	0	0	0.0%	427,964	100.0%	0	0.0%	$0.00
Total/Wtd. Avg.	17	427,964	100.0%			$6,016,176	100.0%	$14.06
(1)	Based on the underwritten rent roll dated April 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #62 Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The borrower sponsor recently acquired the ExchangeRight Net Leased Portfolio #62 Properties between February 15, 2023 and March 14, 2023. As such, historical occupancies are not available.
(2)	Information obtained from the underwritten rent roll dated April 1, 2023.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #62 Properties:

Cash Flow Analysis(1)(2)

	U/W	%(3)	U/W $ per SF
Base Rent	$5,983,935	99.5%	$13.98
Rent Steps	32,241	0.5	0.08
Total Reimbursements	0	0.0	0.00
Gross Potential Rent(4)	$6,016,176	100.0%	$14.06
(Vacancy & Credit Loss)	(300,809)	(5.0)	(0.70)
Effective Gross Income	$5,715,367	95.0%	$13.35

Real Estate Taxes	$0	0.0%	$0.00
Management Fee	171,461	3.0	0.40
Insurance	0	0.0	0.00
Other Operating Expenses	0	0.0	0.00
Total Expenses	$171,461	3.0%	$0.40

Net Operating Income	$5,543,906	97.0%	$12.95
Replacement Reserves	64,195	1.1	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$5,479,712	95.9%	$12.80

NOI DSCR	1.99x
NCF DSCR	1.97x
NOI Debt Yield	11.4%
NCF Debt Yield	11.3%
(1)	Based on the underwritten cash flow dated April 1, 2023.
(2)	Historical NOI is unavailable because the ExchangeRight Net Leased Portfolio #62 Properties were acquired by the borrower sponsor between February 15, 2023 and March 14, 2023.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	U/W Gross Potential Rent includes $32,241 of straight-line rent.

Appraisal. According to the individual appraisal valuations dated between December 8, 2022 and February 28, 2023 the ExchangeRight Net Leased Portfolio #62 Properties had an aggregate “As-is” value of $100,100,000.

Environmental Matters. Phase I environmental reports dated between September 29, 2022 and March 9, 2023 were delivered in connection with the origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan. The environmental report for the Food Lion – Elizabeth City property identified a REC related to historical use of the property for manufacturing operations with use of septic systems. Furthermore, the environmental report for the Family Dollar – Chicago property identified a REC related to historical use of the property as a gas station with an open leaking underground storage tank case. In addition the north adjoining property was occupied by a dry cleaner from 1960 to 1971.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

Escrows. At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrower deposited approximately (i) $52,969 into a real estate tax reserve account, (ii) $77,868 into a deferred maintenance reserve account, (iii) $10,000 into an unfunded obligations reserve account and (iv) $500,000 into a TI/LC reserve account.

Real Estate Taxes – At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrowers deposited approximately $52,969 for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $52,969).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless an acceptable blanket policy was in place. An acceptable blanket policy was in place at origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan.

Replacement Reserve – The borrower is required on each monthly payment date during a Cash Management Period (as defined below) to deposit approximately $4,086 (representing 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a capital reserve subaccount. Provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio #62 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) BioLife Plasma Services L.P. – Irving, (ii) Family Dollar - Chicago, (iii) Dollar General – Midland, (iv) Dollar General – Sylacauga, (v) Dollar General - Baton Rouge, (vi) Dollar General - Horizon City, (vii) Dollar General – Ponchatoula, (viii) Dollar General - Swartz Creek, (ix) Dollar General – Gonzales and (x) Dollar General - Eagle Pass ExchangeRight Net Leased Portfolio #62 Properties.

TI/LC Reserve - At origination of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, the borrowers deposited $500,000 for tenant improvements and leasing commissions. On each due date during a Cash Management Period, the borrower will be required to deposit approximately $26,748 (representing 1/12th of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #62 Properties) into a TI/LC reserve subaccount.

Deferred Maintenance Reserve – The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents require an upfront reserve of $77,868 for immediate repairs.

Unfunded Obligations Reserve – The ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents require an upfront reserve of $10,000 for unfunded obligations.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #62 Mortgage Loan requires a hard lockbox and springing cash management. The borrower, manager and master lessee are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #62 Mortgage Loan agreement. Provided no Cash Management Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable cure period) under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan being less than 1.50x, or (iii) the monthly payment date that occurs in January 1, 2028 to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon (a) with respect to clause (i) above, such event of default has been cured, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is at least equal to 1.55x as of the last day of two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Qualified Transfer” means any time following March 14, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, (ii) the ExchangeRight Net Leased Portfolio #62 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%

beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #62 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net leased portfolio #62 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (6) is not a Delaware statutory trust and (7) causes the borrower to convert into a Delaware limited liability company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following March 14, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #62 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT.

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 1% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the management control of an approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust shall be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Net Leased Portfolio #62 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Partial Release. The borrower is permitted to a release of one or more of the ExchangeRight Net Leased Portfolio #62 Properties from the lien of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents at any time after the date that is the earlier to occur of (a) the third anniversary of the origination date of the ExchangeRight Net Leased Portfolio #62 Mortgage Loan, and (b) the date that is two years after the closing date of this securitization, subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that:

(i)	the sale of such ExchangeRight Net Leased Portfolio #62 Property is pursuant to an arm’s-length agreement with a third party not affiliated with the borrower or guarantor;
(ii)	no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan;
(iii)	the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations;
(iv)	the ExchangeRight Net Leased Portfolio #62 Mortgage Loan is defeased (to the extent that a partial defeasance is then permitted under the ExchangeRight Net Leased Portfolio #62 Mortgage Loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #62 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #62 Property;
(v)	the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 2.00x and (ii) the debt service coverage ratio immediately prior to release
(vi)	the debt yield for the ExchangeRight Net Leased Portfolio #62 Mortgage Loan after any such release is at least equal to the greater of (i) 11.30% and (ii) the debt yield immediately prior to release; and
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Property Type: Various	Loan #9	Cut-off Date Balance:	$48,500,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #62	Cut-off Date LTV:	48.5.%
Address: Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	11.4%
(vii)	the borrower delivers a rating agency comfort letter that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2023-5YR1 certificates.

Real Estate Substitution. Not permitted.

Right of First Offer/Right of First Refusal. The lease for the sole tenant at the Family Dollar – Chicago property, Family Dollar, contains a right of first refusal to purchase the applicable property upon the borrower’s receipt of a bonafide written offer to purchase the property. Pursuant to the terms of such tenant’s lease, such right of first refusal is expressly inapplicable to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage or deed of trust encumbering the property.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Net Leased Portfolio #62 Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

102
CVS/pharmacy

CVS Pharmacy – San Jacinto, CA

BioLife

BioLife Plasma Services L.P. – Webster (Ponds), TX

GIANT EAGLE
PHARMACY

Giant Eagle – Columbus, OH

FAMILY DOLLAR

Family Dollar – North Chicago, IL

DOLLAR GENERAL
DOLLAR GENERAL

Dollar General – Salem, VA

metro market

Metro Market – Madison, WI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

Lake Superior
ONTARIO
MINN.
MINNEAPOLIS
St. Paul
WISCONSIN
Hudson
Wausau
Green Bay
Appleton
Rochester
La Crosse
Madison
Shorewood Hills
MILWAUKEE
North Chicago
Lake Michigan
Traverse City
MICHIGAN
Lake Huron
Grand Rapids
Lansing
DETROIT
Lake Erie
IOWA
Cedar Rapids
Dubuque
Des Moines
Moline
CHICAGO
South Bend
Toledo
CLEVELAND
Fort Wayne
OHIO
INDIANA
COLUMBUS
Peoria
Springfield
INDIANAPOLIS
Miamisburg
St. Joseph
ILLINOIS
KANSAS CITY
Columbia
Jefferson City
KS
MISSOURI
ST. LOUIS
Bloomington
CINCINNATI
LOUISVILLE
Lexington
WV
Evansville
Berea
Springfield
Bowling Green
KENTUCKY
VA
TN
Bristol

ONTARIO
Montpelier
VERMONT
Auburn
ADIRONDACK STATE PARK
Watertown
NH
Portland
MAINE
Lake Ontario
Concord
Portsmouth
Manchester
Rochester
Syracuse
Utica
Glenville
NEW YORK
Troy
Nashua
Ithaca
Albany
MASS.
BOSTON
Binghamton
CATSKILL STATE PARK
Springfield
Worcester
Providence
Elmira
Hartford
CT
RI
New Bedford
Scranton
New Haven
Williamsport
Berwick
Bridgeport
State College
PENNSYLVANIA
Allentown
Newark
NEW YORK
Harrisburg
Reading
Trenton
PHILADELPHIA
NEW JERSEY
Atlantic Ocean
York
Wilmington
MD
Atlantic City
Frederick
BALTIMORE
Dover
Annapolis
WASHINGTON, DC
VA
DE

FRESNO
KINGS CANYON NATL. PARK
SEQUOIA NATL. PARK
SIERRA NEVADA MTS.
NEVADA
CALIFORNIA
Visalia
DEATH VALLEY NATIONAL PARK
Paso Robles
Bakersfield
San Luis Obispo
MOJAVE DESERT
Santa Maria
Barstow
Lancaster
Lompoc
Santa Barbara
Palmdale
Victorville
Santa Clarita
Ventura
Simi Valley
San Bernardino
Glendale
LOS ANGELES
Riverside
Palm Springs
LONG BEACH
Anaheim
San Jacinto
Indio
Oceanside
Poway
SAN DIEGO
MEXICO

	ExchangeRight Net Leased Portfolio #61	
1	Giant Eagle - Columbus, OH	Columbus, OH
2	Metro Market - Madison, WI	Shorewood Hills, WI
3	Giant Food - Upper Marlboro, MD	Upper Marlboro, MD
4	Unity Point Health - Moline, IL	Moline, IL
5	BioLife Plasma Services L.P. - Webster, TX	Webster, TX
6	CVS Pharmacy - San Jacinto, CA	San Jacinto, CA
7	CVS Pharmacy - Glenville, NY	Glenville, NY
8	Dollar General Market - Lompoc, CA	Lompoc, CA
9	CVS Pharmacy - Miamisburg, OH	Miamisburg, OH
10	Tractor Supply Company - Berea, KY	Berea, KY
11	Family Dollar - North Chicago, IL	North Chicago, IL
12	Family Dollar - Berwick, PA	Berwick, PA
13	Family Dollar - Williamsport, PA	Williamsport, PA
14	Dollar Tree - San Antonio, TX	San Antonio, TX
15	AutoZone - Las Cruces, NM	Las Cruces, NM
16	Dollar General - Salem, VA	Salem, VA

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
ALBUQUERQUE
Amarillo
OKLAHOMA CITY
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Odessa
Killeen
Waco
LA
San Angelo
AUSTIN
College Station
HOUSTON
Beaumont
CHIHUAHUA
SAN ANTONIO
Webster
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
MONTERREY
McAllen
Brownsville

Steubenville
PITTSBURGH
Harrisburg
Reading
Hershey
PENNSYLVANIA
Cambridge
Monessen
York
Lancaster
Wheeling
OHIO
Newark
Hagerstown
Morgantown
Cumberland
Marietta
Frederick
Towson
DE
Clarksburg
BALTIMORE
Annapolis
Winchester
APPALACHIAN MTS.
WASHINGTON, DC
Arlington
Upper Marlboro
WEST VIRGINIA
MARYLAND
Charleston
Harrisonburg
Fredericksburg
Lexington Park
Staunton
Charlottesville
Oak Hill
Beckley
VIRGINIA
Ashland
Mechanicsville
Richmond
Bluefield
Salem
Lynchburg
Hopewell
Ellston
Roanoke
Farmville
Petersburg
Wytheville
Christiansburg
Hampton
NORFOLK
South Hill
VIRGINIA BEACH
Martinsville
Danville
NORTH CAROLINA
Elizabeth City
WINSTON-SALEM
GREENSBORO
DURHAM
Rocky Mount
RALEIGH
Hickory
High Point
Cary
Wilson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

No. 10 – ExchangeRight Net Leased Portfolio #61
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Various – Various
Original Principal Balance:	$46,872,000			Location(2):	Various
Cut-off Date Balance:	$46,872,000			Size(2):	387,016 SF
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per SF:	$121.11
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$121.11
Borrower Sponsors:	ExchangeRight Real Estate, LLC,			Year Built/Renovated(2):	Various / Various
	David Fisher, Joshua Ungerecht and Warren Thomas			Title Vesting:	Fee
Guarantors:	ExchangeRight Real Estate, LLC,			Property Manager:	NLP Management, LLC
	David Fisher, Joshua Ungerecht and				(borrower-related)
	Warren Thomas			Current Occupancy (As of):	100.0% (4/1/2023)
Mortgage Rate:	5.8930%
Note Date:	January 20, 2023			YE 2022 Occupancy(3):	NAV
Seasoning:	2 months			YE 2021 Occupancy(3):	NAV
Maturity Date:	February 1, 2028			YE 2020 Occupancy(3):	NAV
IO Period:	60 months			YE 2019 Occupancy(3):	NAV
Loan Term (Original):	60 months			As-Is Appraised Value(4):	$97,650,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$252.32
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(4):	Various
Call Protection:	L(26),D(27),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	None			YE 2022 NOI(3):	NAV
Additional Debt Type (Balance):	NAP			YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$5,822,418
				U/W Expenses:	$174,673
Escrows and Reserves(1)				U/W NOI:	$5,647,745
	Initial	Monthly	Cap	U/W NCF:	$5,547,132
Taxes	$234,015	$67,428	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.98x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.0% / 11.8%
Replacement Reserve	$338,018	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.0% / 11.8%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	48.0%
Deferred Maintenance	$602,364	$0	NAP	LTV Ratio at Maturity:	48.0%

Sources and Uses
Sources			Uses
Original Loan Amount	$46,872,000	47.7%	Purchase price	$95,790,940	97.4%
Borrower Equity	51,475,741	52.3	Reserves	1,674,397	1.7
			Closing Costs	882,405	0.9
Total Sources	$98,347,741	100.0%	Total Uses	$98,347,741	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between April 19, 2022 and December 16, 2022.
(4)	The individual appraisal valuations are dated between October 29, 2022 and January 9, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The Mortgage Loan. The tenth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #61 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $46,872,000 and secured by the fee interests in 14 retail and two medical office properties located in 11 states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is ExchangeRight Net Leased Portfolio 61 DST, a Delaware statutory trust with at least one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #62 and ExchangeRight Net Leased Portfolio #60 mortgage loans.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #61 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #61 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #61 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #61 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #61 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #61 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail and two medical office properties totaling 387,016 square feet and located across 11 states. The ExchangeRight Properties are located in the following states: Ohio (two properties, 24.9% of net rentable area and 24.5% of underwritten rent), Maryland (one property, 15.7% of net rentable area and 12.0% of underwritten rent), Wisconsin (one property, 13.3% of net rentable area and 13.0% of underwritten rent), Illinois (two properties, 12.6% of net rentable area and 12.9% of underwritten rent), California (two properties, 9.9% of net rentable area and 9.9% of underwritten rent) and Texas (two properties, 6.3% of net rentable area and 11.3% of underwritten rent), with the six remaining ExchangeRight Properties located in New York, Kentucky, Pennsylvania, New Mexico and Virginia. Built between 1979 and 2022, the ExchangeRight Properties range in size from 6,840 square feet to 86,608 square feet.

The ExchangeRight Properties are leased to the following twelve nationally recognized tenants operating in medical and diverse retail segments: Family Dollar, Dollar General, Dollar Tree, AutoZone, CVS Pharmacy, Dollar General Market, Metro Market, Tractor Supply, Unity Point Health, Giant Eagle, Giant Food and BioLife Plasma Services L.P. Leases representing 97.4% of net rentable area and 95.8% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #61 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values:

ExchangeRight Properties Summary

Tenant Name City, State	Year Built	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Giant Eagle Columbus, OH	2008	86,608	22.4%	7/31/2028	$18,300,000	18.7%	$1,234,164	$14.25	20.3%	8, 5-Year
Metro Market Shorewood Hills, WI	2002	51,370	13.3%	1/31/2032	$12,700,000	13.0%	$787,500	$15.33	13.0%	6, 5-Year
Giant Food Upper Marlboro, MD	1993	60,951	15.7%	6/30/2028	$11,600,000	11.9%	$728,000	$11.94	12.0%	7, 5-Year
Unity Point Health Moline, IL	2018	40,412	10.4%	10/31/2032	$10,300,000	10.5%	$666,180	$16.48	11.0%	2, 5-Year
BioLife Plasma Services L.P.(1) Webster, TX	2022	14,545	3.8%	10/31/2037	$9,120,000	9.3%	$572,603	$39.37	9.4%	3, 5-Year
CVS Pharmacy San Jacinto, CA	2009	13,364	3.5%	1/31/2033	$7,350,000	7.5%	$264,607	$19.80	4.4%	10, 5-Year
CVS Pharmacy Glenville, NY	2006	12,980	3.4%	1/31/2032	$5,950,000	6.1%	$371,912	$28.65	6.1%	4, 5-Year
Dollar General Market Lompoc, CA	1997	25,000	6.5%	2/28/2029	$4,870,000	5.0%	$335,268	$13.41	5.5%	3, 5-Year
CVS Pharmacy Miamisburg, OH	1999	9,908	2.6%	1/31/2028	$3,950,000	4.0%	$255,054	$25.74	4.2%	9, 5-Year
Tractor Supply Berea, KY	2011	19,097	4.9%	8/31/2036	$3,700,000	3.8%	$224,338	$11.75	3.7%	4, 5-Year
Family Dollar North Chicago, IL	2018	8,320	2.1%	3/31/2033	$1,950,000	2.0%	$116,974	$14.06	1.9%	6, 5-Year
Family Dollar Berwick, PA	2015	9,180	2.4%	9/30/2030	$1,900,000	1.9%	$130,467	$14.21	2.1%	6, 5-Year
Family Dollar Williamsport, PA	2015	9,180	2.4%	3/31/2031	$1,900,000	1.9%	$130,563	$14.22	2.1%	6, 5-Year
Dollar Tree San Antonio, TX	2022	9,993	2.6%	1/31/2033	$1,770,000	1.8%	$110,922	$11.10	1.8%	4, 5-Year
AutoZone Las Cruces, NM	2004	6,840	1.8%	8/31/2034	$1,160,000	1.2%	$69,540	$10.17	1.1%	4, 5-Year
Dollar General Salem, VA	1979	9,268	2.4%	6/30/2029	$1,130,000	1.2%	$75,000	$8.09	1.2%	2, 5-Year
Total/Weighted Average		387,016	100.0%		$97,650,000	100.0%	$6,073,093	$15.69	100.0%
(1)	At any time during the lease term, BioLife Plasma Services L.P. has the right to terminate its lease by providing thirty days written notice to the landlord and paying the net present value of the total obligation for base rent and additional rent for the remainder of the term, using an annual discount rate equal to the prime rate on the date of the termination, provided that such rate may not exceed 8.25%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Giant Eagle	NR / NR / NR	86,608	22.4%	$14.25	$1,234,164	20.3%
Giant Food	BBB / Baa1 / NR	60,951	15.7%	$11.94	$728,000	12.0%
Metro Market	BBB / Baa1 / NR	51,370	13.3%	$15.33	$787,500	13.0%
Unity Point Health	NR / A1 / AA-	40,412	10.4%	$16.48	$666,180	11.0%
CVS Pharmacy	BBB / Baa2 / NR	36,252	9.4%	$24.59	$891,572	14.7%
Family Dollar	NR / Baa2 / NR	26,680	6.9%	$14.17	$378,004	6.2%
Dollar General Market	BBB / Baa2 / NR	25,000	6.5%	$13.41	$335,268	5.5%
Tractor Supply	BBB / Baa1 / NR	19,097	4.9%	$11.75	$224,338	3.7%
BioLife Plasma Services L.P.	NR / Baa2 / NR	14,545	3.8%	$39.37	$572,603	9.4%
Dollar Tree	BBB / Baa2 / NR	9,993	2.6%	$11.10	$110,922	1.8%
Dollar General	BBB / Baa2 / NR	9,268	2.4%	$8.09	$75,000	1.2%
AutoZone		6,840	1.8%	$10.17	$69,540	1.1%
Total Major Tenants		387,016	100.0%	$15.69	$6,073,093	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		387,016	100.0%	$15.69	$6,073,093	100.0%

Vacant Space		0	0.0%

Collateral Total		387,016	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	3	157,467	40.7%	157,467	40.7%	$2,217,218	36.5%	$14.08
2029	2	34,268	8.9%	191735	49.5%	$410,268	6.8%	$11.97
2030	1	9,180	2.4%	200,915	51.9%	$130,467	2.1%	$14.21
2031	1	9,180	2.4%	210095	54.3%	$130,563	2.1%	$14.22
2032	3	104,762	27.1%	314,857	81.4%	$1,825,592	30.1%	$17.43
2033	3	31,677	8.2%	346,534	89.5%	$492,504	8.1%	$15.55
Thereafter	3	40,482	10.5%	387,016	100.0%	$866,482	14.3%	$21.40
Vacant	0	0	0.0%	387,016	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	16	387,016	100.0%			$6,073,093	100.0%	$15.69
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022. Historical occupancy for the portfolio of ExchangeRight Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% (2)	U/W $ per SF
Gross Potential Rent(3)	$6,073,093	100.0%	$15.69
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$6,073,093	100.0%	$15.69
Less Vacancy & Credit Loss	(250,675)	(4.1)	(0.65)
Effective Gross Income	$5,822,418	95.9%	$15.04

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	174,673	3.0	0.45
Total Operating Expenses	$174,673	3.0%	$0.45

Net Operating Income	$5,647,745	97.0%	$14.59
Replacement Reserves	58,052	1.0	0.15
TI/LC	42,560	0.7	0.11
Net Cash Flow	$5,547,132	95.3%	$14.33

NOI DSCR	2.02x
NCF DSCR	1.98x
NOI Debt Yield	12.0%
NCF Debt Yield	11.8%
(1)	Historical NOI is unavailable because the ExchangeRight Properties were acquired by the borrower sponsor between April 19, 2022 and December 16, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes $37,024 of straight-lined rent.

Appraisal. The ExchangeRight Properties were valued individually between October 29, 2022 and January 9, 2023, with the individual values reflecting an aggregate “as-is” appraised value of $97,650,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties dated from September 1, 2022 to January 11, 2023 identified recognized environmental conditions at the Dollar General Market - Lompoc, CA property and at the Metro Market – Madison, WI property, and also identified controlled recognized environmental conditions at the Metro Market – Madison, WI property, the CVS Pharmacy – Miamisburg, OH property, the CVS Pharmacy – Glenville, NY property and the Unity Point Health – Moline, IL property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of approximately $234,015 for real estate taxes. The borrower will be required to make monthly deposits into a real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $67,428 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the taxing authority on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the taxes has been materially jeopardized. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) AutoZone – Las Cruces, NM; (ii) BioLife Plasma Services L.P. – Webster, TX; (iii) CVS Pharmacy – Glenville, NY; (iv) CVS Pharmacy – Miamisburg; OH; (v) CVS Pharmacy – San Jacinto, CA; (vi) Family Dollar – Berwick, PA; (vii) Family Dollar – North Chicago, IL; (viii) Family Dollar – Williamsport, PA; and (ix) Tractor Supply Company – Berea, KY ExchangeRight Properties.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $0.00), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) directly to the insurance company on or before 15 days prior to the due date for insurance premiums, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially jeopardized. In addition, the borrower will not be required to make or cause to be made deposits for insurance premiums for which the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant is responsible pursuant to the terms of the loan agreement or master lease so long as (A) a lender-approved blanket policy is in full force and effect and (B) no event of default is continuing under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) CVS Pharmacy – Miamisburg, OH; (ii) CVS Pharmacy – San Jacinto, CA; (iii) Dollar General – Salem, VA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; (vi) Family Dollar – Williamsport, PA; (vii) Giant Food – Upper Marlboro, MD; and (viii) Tractor Supply Company – Berea, KY ExchangeRight Properties.

Required Repairs – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $602,364 into a reserve for required repairs, including repairs of asphalt, roofing, and curbing, and compliance with accessibility requirements.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront deposit of approximately $338,018 into a reserve for approved capital expenses. In addition, if a Cash Management Period (as defined below) is continuing, the borrower will be required to make or cause to be made monthly deposits into such reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties (initially, approximately $4,031); provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) BioLife Plasma Services L.P. – Webster, TX, (ii) CVS Pharmacy – Miamisburg, OH; (iii) CVS Pharmacy – San Jacinto, CA; (iv) Family Dollar – Berwick, PA; (v) Family Dollar – North Chicago, IL; and (vi) Family Dollar – Williamsport, PA ExchangeRight Properties.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #61 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period, the borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $22,576) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #61 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Net Leased Portfolio #61 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #61 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to pay the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #61 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash management account must be released to the borrower or ExchangeRight Net Leased Portfolio #61 Master Tenant.

A “Cash Management Period" means a period:

(i) commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or

(ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or

(iii) commencing on the payment date that occurs in November 2027, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. A “Qualified Transfer” means any time following January 20, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #61 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #61 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following January 20, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #61 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 1% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Property Type: Various	Loan #10	Cut-off Date Balance:	$46,872,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #61	Cut-off Date LTV:	48.0%
Address: Various		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	12.0%

estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.98x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.83%, and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX; (iv) Family Dollar - North Chicago, IL; (v) Family Dollar - Berwick, PA; (vi) Family Dollar - Williamsport, PA; (vii) Giant Eagle - Columbus, OH; (viii) Giant Food - Upper Marlboro, MD; and (ix) Tractor Supply Company - Berea, KY. Such ROFRs may (except in the case of the (i) CVS Pharmacy - San Jacinto, CA; (ii) CVS Pharmacy - Miamisburg, OH; (iii) Dollar Tree - San Antonio, TX and (iv) Giant Eagle - Columbus, OH ExchangeRight Properties) apply to a foreclosure or deed-in-lieu thereof, and in all cases will or may apply to any transfers following a foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

No. 11 – McKesson Phase 2
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$46,700,000			Location:	Columbus, OH
Cut-off Date Balance(1):	$46,700,000			Size:	197,671 SF
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per SF(1):	$388.02
Loan Purpose:	Acquisition			Maturity Date Balance Per SF(1):	$388.02
Borrower Sponsor:	Golden Eagle Group Inc.			Year Built/Renovated:	2022/NAP
Guarantors:	GEG Investments LLC and Golden Eagle Group Inc.			Title Vesting:	Fee
Mortgage Rate:	5.1400%			Property Manager:	Colliers International Asset Services, LLC
Note Date:	October 27, 2022			Current Occupancy (As of):	100.0% (4/1/2023)
Seasoning:	5 months			YE 2022 Occupancy(3):	NAP
Maturity Date:	November 5, 2027			YE 2021 Occupancy(3):	NAP
IO Period:	60 months			YE 2020 Occupancy(3):	NAP
Loan Term (Original):	60 months			YE 2019 Occupancy(3):	NAP
Amortization Term (Original):	NAP			As-Is Appraised Value:	$120,100,000
Loan Amortization Type:	Interest Only			As-Is Appraised Value Per SF:	$607.58
Call Protection:	L(29),D(21),O(10)			As-Is Appraisal Valuation Date:	September 23, 2022
Lockbox Type:	Hard/In Place Cash Management
Additional Debt(1):	Yes			Underwriting and Financial Information
Additional Debt Type (Balance) (1):	Pari Passu ($30,000,000)			YE 2022 NOI(2):	NAP
				YE 2021 NOI(2):	NAP
				YE 2020 NOI(2):	NAP
				YE 2019 NOI(2):	NAP
				U/W Revenues:	$8,073,883
				U/W Expenses:	$292,217
Escrows and Reserves				U/W NOI:	$7,781,667
	Initial	Monthly	Cap	U/W NCF:	$7,752,016
Taxes(2)	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.95x / 1.94x
Insurance	$21,268	$10,634	NAP	U/W Debt Yield based on NOI/NCF(1):	10.1% / 10.1%
Replacement Reserve(2)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.1% / 10.1%
TI/LC Reserve(2)	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	63.9%
				LTV Ratio at Maturity(1):	63.9%

Sources and Uses
Sources			Uses
Original Loan Amount	$76,700,000	59.5%	Purchase price	$118,000,000	91.6%
Borrower Equity:	52,153,299	40.5	Closing Costs	10,832,031	8.4
			Reserves	21,268	0.0
Total Sources	$128,853,299	100.0%	Total Uses	$128,853,299	100.0%
(1)	The McKesson Phase 2 Mortgage Loan (as defined below) is part of the McKesson Phase 2 Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $76,700,000 (collectively, the “McKesson Phase 2 Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the McKesson Phase 2 Whole Loan.
(2)	Monthly tax reserves spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents. Monthly replacement reserves of $2,470.92 spring during an event of default. Monthly TI/LC reserves of $20,590.73 spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents.
(3)	Historical occupancy and NOI are not applicable because the McKesson Phase 2 Property (as defined below) was built in 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The Mortgage Loan. The eleventh largest mortgage loan (the “McKesson Phase 2 Mortgage Loan”) is part of a whole loan (the “McKesson Phase 2 Whole Loan”) with an original principal balance of $76,700,000. The McKesson Phase 2 Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “McKesson Phase 2 Property”). The McKesson Phase 2 Whole Loan is comprised of two pari passu senior promissory notes. The controlling note A-1 with an original principal balance of $46,700,000, represents the McKesson Phase 2 Mortgage Loan and will be included in the BANK5 2023-5YR1 securitization trust. The remaining McKesson Phase 2 pari passu note is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The McKesson Phase 2 Whole Loan will be serviced under the BANK5 2023-5YR1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,700,000	$46,700,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	MSBNA	No
Total (Whole Loan)	$76,700,000	$76,700,000

The Borrower and the Borrower Sponsor. The borrower is MK 2 Property Company LLC, a Delaware limited liability company structured with two independent directors. The borrower is owned by MK 2 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower was formed in connection with structuring the McKesson Phase 2 Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are GEG Investments LLC and Golden Eagle Group Inc., each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2.0 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the borrower has master leased the McKesson Phase 2 Property to a master tenant (the “McKesson Phase 2 Master Tenant”) owned by QFB-GEG MK 2 LLC, which in turn is 5.0% indirectly owned by GEG Investments, LLC and 95.0% indirectly owned by Lesha Bank LLC, formerly known as Qatar First Bank. QFB-GEG MK 2 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the McKesson Phase 2 Whole Loan and the borrower sponsor. The McKesson Phase 2 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The McKesson Phase 2 Master Tenant leases the McKesson Phase 2 Property to McKesson Corporation (“McKesson”).

The Property. The McKesson Phase 2 Property is a Class A, 4-story single tenant office property totaling 197,671 square feet, located in Columbus, Ohio. The McKesson Phase 2 Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The McKesson Phase 2 Property is Phase 2 of a two building office campus and will (together with the Phase 1 building) serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 1, which consists of an approximately 200,000 square foot office building, and is not collateral for the McKesson Phase 2 Whole Loan, was constructed in 2021 (“Phase 1”). Phase 1 is also leased to McKesson. The two phases are connected by a riser, which features a large landscaped outdoor amenity space with greenery and seating areas. The McKesson Phase 2 Property was built in 2022 on a 5.61 acre site and offers floor-to-ceiling glass walls, an expansive front lobby, flex working space throughout the building, separate terraces, and numerous amenities including a commercial kitchen and cafeteria, coffee and keg bars, lounge areas and walking trails. The facility is anticipated to achieve LEED Gold and WELL Gold certifications. The McKesson Phase 2 Property building features 197,671 square feet across four levels of office space as well as three levels of structured parking. The McKesson Phase 2 Property offers 857 parking spaces (4.34 spaces per 1,000 square feet) including 693 garage spaces and 164 surface level spaces. Total parking for the campus (Phase 2 and Phase 1) is listed as 1,654 parking spaces (3.85 spaces per 1,000 square feet). The Phase 1 building has an easement for parking on the McKesson Phase 2 Property. The McKesson Phase 2 Property was 100% leased as of April 1, 2023. McKesson has not yet moved its employees into the McKesson Phase 2 Property, pending completion of a construction punchlist estimated to cost approximately $67,000 and landlord work estimated at approximately $823,000, approximately $418,000 of which is allocated to landscaping, which is anticipated to be completed in or around the spring of 2023. This outstanding work has not been reserved for.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the McKesson Phase 2 Property, McKesson and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the McKesson Phase 2 Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75.0 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

In the event that the Enterprise or the owner of the McKesson Phase 2 Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City. Such written consent has not yet been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. The borrower is required to provide to the lender, within 180 days after the origination date an amendment to the Enterprise Zone Agreement containing such consent of the City. As a result of the requirement that the City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus. The McKesson Phase 2 Whole Loan was underwritten assuming that the tax exemption is in place.

Tenant.

McKesson (197,671 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the McKesson Phase 2 Property since October 18, 2022 and has a lease expiration of October 31, 2032. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The McKesson lease provides McKesson an option to purchase the McKesson Phase 2 Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the McKesson Phase 2 Property and all amounts invested in the McKesson Phase 2 Property since that purchase), by delivery of written notice at least 90 and no more than 150 days’ prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase 1 building (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase 1 building (which occurs on March 31, 2030). See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

The following table presents certain information relating to the major tenants at the McKesson Phase 2 Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	BBB+/Baa2/BBB+	197,671	100.0%	$41.52	$8,206,608	100.0%	10/31/2032	4 x 5 Yrs	N
Total Major Tenants	197,671		100.0%	$41.52	$8,206,608	100.0%

Non-Major Tenants	0		0.0%	$0.00	$0	0.0%

Occupied Collateral Total	197,671		100.0%	$41.52	$8,206,608	100.0%

Vacant Space	0		0.0%

Collateral Total	197,671		100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the McKesson Phase 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	197,671	100.0%	197,671	100.0%	$8,206,608	100.0%	$41.52
2033	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	197,671	100.0%			$8,206,608	100.0%	$41.52
(1)	Information is based on the underwritten rent roll.

The following table presents historical occupancy percentages at the McKesson Phase 2 Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	4/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are unavailable because the McKesson Phase 2 Property was built in 2022.
(2)	Information based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the McKesson Phase 2 Property:

Cash Flow Analysis(1)

	U/W	% (2)	U/W $ per SF
Gross Potential Rent(3)	$8,206,608	96.6%	$41.52
Recoveries	292,217	3.4	1.48
Other Income	0	0.0	0.00
Net Rental Income	$8,498,825	100.0%	$42.99
Less Vacancy & Credit Loss	(424,941)	(5.2)	(2.15)
Effective Gross Income	$8,073,883	100.0%	$40.85

Real Estate Taxes(4)	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses	292,217	3.6	1.48
Total Operating Expenses	$292,217	3.6%	$1.48

Net Operating Income	$7,781,667	96.4%	$39.37
Replacement Reserves	29,651	0.4	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$7,752,016	96.0%	$39.22

NOI DSCR	1.95x
NCF DSCR	1.94x
NOI Debt Yield	10.1%
NCF Debt Yield	10.1%
(1)	Historical financial information is not available because the McKesson Phase 2 Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	UW Gross Potential Rent is based on the average annual rent over the remainder of the 5-year loan term for McKesson.
(4)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson is required under its lease to pay real estate taxes on the McKesson Phase 2 Property.

Appraisal. The appraiser concluded to an “as-is” value as of September 23, 2022 of $120,100,000.

Environmental Matters. According to the Phase I environmental report dated October 13, 2022, the McKesson Phase 2 Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the McKesson Phase 2 Property since the 1950s and a possible fill area and former scrap yard in the western portion of the McKesson Phase 2 Property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

Market Overview and Competition. The McKesson Phase 2 Property is located in Columbus, Ohio within the Columbus Metropolitan Statistical Area (“Columbus MSA”) market and the West office submarket. Major employers in the area include Nationwide Insurance, JPMorgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University (“OSU”). OSU is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The McKesson Phase 2 Property is located in the Franklinton neighborhood of the City, which is experiencing development, including the development of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and office space. Primary access to the McKesson Phase 2 Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the McKesson Phase 2 Property’s immediate area, or act as major thoroughfares that pass through the Columbus central business district. The McKesson Phase 2 Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is south of the McKesson Phase 2 Property. According to the appraisal, as of the second quarter of 2022, the Columbus MSA market had approximately 116.1 million square feet of office space inventory, overall vacancy in the market was approximately 9.4% and asking rent was $20.85 per square foot. According to the appraisal, as of the second quarter of 2022, the West office submarket had approximately 3.1 million square feet of office space inventory, overall vacancy in the market was approximately 10.8% and asking rent was $20.57 per square foot. According to the appraisal, the 2022 estimated population within a one-, three- and five-mile radius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Property Type: Office	Loan #11	Cut-off Date Balance:	$46,700,000
Property Subtype: CBD	McKesson Phase 2	Cut-off Date LTV:	63.9%
Address: Columbus, OH		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

of the McKesson Phase 2 Property was 9,866, 154,786 and 342,688, respectively. The 2022 estimated average household income within a one-, three- and five mile radius of the McKesson Phase 2 Property was $78,357, $87,755 and $86,028, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the McKesson Phase 2 Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$30.38	$42.30	$38.43
Source: Appraisal.

The following table presents comparable office leases with respect to the McKesson Phase 2 Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
911 John Street (subject) Columbus, OH	2022	197,671(1)	McKesson	197,671(1)	October 2022(1)	$41.52(1)	NNN(1)
244 Perimeter Center Parkway Northeast Atlanta, GA	1977	398,895	Insight Global	131,795	June 2024	$43.25	Full Service
2000 & 3000 Auburn Drive Beachwood, OH	1998	268,812	Penske	74,364	October 2022	$25.50	Modified Gross
2047 Woodward Avenue Detroit, MI	2022	192,500	Chemical Bank	192,500	June 2022	$35.00	NNN
1100 Broadway Nashville, TN	2021	541,526	Asurion	541,526	December 2021	$45.70	Full Service
910 John Street Columbus, OH(2)	2021	231,626	McKesson	231,626	March 2021	$33.45	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll.
(2)	910 John Street is the Phase 1 building that is part of the same campus as the McKesson Phase 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

No. 12 – ExchangeRight Net Leased Portfolio #60
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype(3):	Various – Various
Original Principal Balance:	$39,250,000			Location(3):	Various
Cut-off Date Balance:	$39,250,000			Size(3):	396,437 SF
% of Initial Pool Balance:	3.8%			Cut-off Date Balance Per SF:	$99.01
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$99.01
Borrowers Sponsors:	David Fisher, Joshua Ungerecht and			Year Built/Renovated(3):	Various/Various
	Warren Thomas			Title Vesting:	Fee
Guarantors:	David Fisher, Joshua Ungerecht and			Property Manager:	NLP Management, LLC
	Warren Thomas				(borrower-related)
Mortgage Rate:	5.7108%			Current Occupancy (As of):	100.0% (4/1/2023)
Note Date:	December 7, 2022			YE 2022 Occupancy(4):	NAV
Seasoning:	3 months			YE 2021 Occupancy(4):	NAV
Maturity Date:	January 1, 2028			YE 2020 Occupancy(4):	NAV
IO Period:	60 months			YE 2019 Occupancy(4):	NAV
Loan Term (Original):	60 months			As-Is Appraised Value(5):	$79,470,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$200.46
Loan Amortization Type:	Interest Only			As-Is Appraisal Valuation Date(5):	Various
Call Protection:	L(27),D(26),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2022 NOI(4):	NAV
				YE 2021 NOI(4):	NAV
				YE 2020 NOI(4):	NAV
				YE 2019 NOI(4):	NAV
				U/W Revenues:	$4,692,285
Escrows and Reserves				U/W Expenses:	$140,769
	Initial	Monthly	Cap	U/W NOI:	$4,551,516
Taxes	$167,911	$72,603	NAP	U/W NCF:	$4,282,137
Insurance	$0	Springing(1)	NAP	U/W DSCR based on NOI/NCF:	2.00x / 1.88x
Replacement Reserve	$918,000	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 10.9%
TI/LC Reserve	$500,000	Springing(1)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.6% / 10.9%
Deferred Maintenance	$79,785	$0	NAP	Cut-off Date LTV Ratio:	49.4%
Environmental Reserve(2)	$199,920	$0	NAP	LTV Ratio at Maturity:	49.4%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$39,250,000	46.9%	Purchase price	$79,129,817	94.6%
Borrower Equity	44,373,980	53.1	Reserves	1,865,616	2.2
			Closing Costs	2,628,547	3.1
Total Sources	$83,623,980	100.0%	Total Uses	$83,623,980	100.0%
(1)	Ongoing monthly insurance reserve deposits in an amount equal to 1/12 of the insurance premiums will spring upon (a) an event of default or (b) failure to maintain an acceptable blanket policy. Ongoing monthly replacement reserve deposits of $3,233 and ongoing monthly TI/LC reserve deposits of $19,216 will spring upon (a) an event of default or (b) the debt service coverage ratio (tested quarterly) being less than 1.40x (“Cash Trap Event Period”).
(2)	The Phase I for the ShopRite/ShopRite Liquor - Vineland (Landis), NJ and Inspira - Vineland (Landis), NJ properties identified environmental concerns associated historical operations, including operation as a salvage yard from 1950 until 2004. Investigations noted historical soil and groundwater contamination including cadmium in the groundwater concentrations exceeding the NJDEP Groundwater Quality Standards in a small area of the site. An opinion of maximum probable cost estimated an amount of $199,920 to remediate the issue, which was fully reserved at closing.
(3)	See “The Properties” section below.
(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Net Leased Portfolio #60 Properties (as defined below) were acquired by the ExchangeRight Net Leased Portfolio #60 Borrowers (as defined below) between October 24, 2022 and December 7, 2022.
(5)	The individual appraisal values are dated between September 3, 2022 and November 3, 2022.

The Mortgage Loan. The twelfth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #60 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $39,250,000 and secured by the fee interests in 15 net leased office and retail properties located in ten states (the “ExchangeRight Properties”).

The Borrowers and the Borrowers Sponsors. The borrowers for the ExchangeRight Net Leased Portfolio #60 Mortgage Loan are ExchangeRight Net-Leased Portfolio 60 DST, Patriot ExchangeRight Upper Deerfield DST and Patriot ExchangeRight Vineland DST (together, the “ExchangeRight Net Leased Portfolio #60 Borrowers”), each a Delaware statutory trust with at least one independent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

director. Legal counsel to the ExchangeRight Net Leased Portfolio #60 Borrowers delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan. The sponsors are David Fisher, Joshua Ungerecht and Warren Thomas all managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 21 million square feet of commercial properties under management and owns more than 1,100 investment-grade retail and multifamily properties located in 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan. The non-recourse carve-out guarantors are generally the same as the non-recourse carveout guarantors for the ExchangeRight Net Leased Portfolio #62 and ExchangeRight Net Leased Portfolio #61 mortgage loans.

The ExchangeRight Net Leased Portfolio #60 Borrowers have master leased the ExchangeRight Net Leased Portfolio #60 Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #60 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #60 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #60 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #60 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #60 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #60 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #60 Borrowers, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #60 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #60 Borrowers to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #60 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #60 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #60 Borrowers to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #60 Borrowers will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #60 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #60 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Net Leased Portfolio #60 Properties are comprised of 15 single-tenant office and retail properties totaling 396,437 square feet and located across ten states. The ExchangeRight Net Leased Portfolio #60 Properties are located in the following states: New Jersey (three properties, 39.0% of net rentable area and 44.6% of underwritten rent), Pennsylvania (two properties, 24.7% of net rentable area and 14.5% of underwritten rent), Mississippi (one property, 13.2% of net rentable area and 7.0% of underwritten rent), Texas (two properties, 6.2% of net rentable area and 14.4% of underwritten rent) and North Carolina (two properties, 4.6% of net rentable area and 5.2% of underwritten rent), with the five remaining ExchangeRight Net Leased Portfolio #60 Properties located in South Carolina, Alabama, Tennessee, Ohio and Florida. Built between 1973 and 2022, the ExchangeRight Net Leased Portfolio #60 Properties range in size from 6,100 square feet to 86,707 square feet.

The ExchangeRight Net Leased Portfolio #60 Properties are leased to the following nine nationally recognized tenants operating in diverse retail segments: ShopRite, Giant Food Store, Hobby Lobby, Dollar Tree, Dollar General, Family Dollar, BioLife Plasma Services L.P., CVS Pharmacy and Inspira Health Network. Leases representing 100.0% of Net rentable area and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #60 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Net Leased Portfolio #60 Properties Summary

Tenant Name	Year Built	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
City, State
ShopRite	2013	83,140(1)	21.0%	(1)	$22,900,000	28.8%	$1,414,102	$17.01	28.6%	(1)
Vineland, NJ
BioLife Plasma Services L.P.(2)	2022	14,545	3.7%	7/31/2037	$10,400,000	13.1%	$585,727	$40.27	11.9%	3, 5 years
Waco, TX
ShopRite	1999	65,486	16.5%	5/31/2038	$9,730,000	12.2%	$635,329	$9.70	12.9%	4, 5 years
Upper Deerfield Township, NJ
Giant Food Store	1973	86,707	21.9%	2/5/2028	$9,400,000	11.8%	$599,105	$6.91	12.1%	3, 5 years
Coopersburg, PA
Hobby Lobby	1985	52,514	13.2%	9/30/2032	$5,610,000	7.1%	$344,492	$6.56	7.0%	3, 5 years
Gulfport, MS
CVS Pharmacy	2000	10,195	2.6%	1/31/2028	$4,170,000	5.2%	$270,732	$26.56	5.5%	9, 5 years
Mobile, AL
Inspira Health Network	2013	6,100	1.5%	8/31/2030	$2,260,000	2.8%	$154,509	$25.33	3.1%	1, 5 years
Vineland, NJ
Family Dollar	2014	8,320	2.1%	6/30/2029	$2,200,000	2.8%	$133,585	$16.06	2.7%	4, 5 years
Charlotte, NC
Dollar Tree	2022	10,000	2.5%	2/28/2033	$2,080,000	2.6%	$125,000	$12.50	2.5%	6, 5 years
Laredo, TX
Dollar General	1994	11,760	3.0%	7/31/2032	$1,970,000	2.5%	$119,928	$10.20	2.4%	5, 5 years
Seneca, SC
Family Dollar	2019	8,320	2.1%	3/31/2030	$1,970,000	2.5%	$124,400	$14.95	2.5%	6, 5 years
Jacksonville, FL
Dollar Tree	2022	9,973	2.5%	1/31/2033	$1,940,000	2.4%	$122,668	$12.30	2.5%	5, 5 years
Rocky Mount, NC
Dollar Tree	1997	11,325	2.9%	5/31/2032	$1,790,000	2.3%	$118,346	$10.45	2.4%	2, 5 years
Wesleyville, PA
Dollar General	2014	9,026	2.3%	2/28/2029	$1,590,000	2.0%	$99,205	$10.99	2.0%	5, 5 years
Cleveland, TN
Dollar General	2015	9,026	2.3%	8/31/2030	$1,460,000	1.8%	$92,120	$10.21	1.9%	4, 5 years
Canton, OH
Total/Weighted Average		396,437	100.0%		$79,470,000	100.0%	$4,939,247	$12.46	100.0%
(1)	The ShopRite/ShopRite Liquor - Vineland (Landis), NJ property includes ShopRite which represents 74,223 square feet with a lease expiration date of June 30, 2033 and ShopRite Liquor which represents 8,917 square feet with a lease expiration date of May 31, 2033. ShopRite has 1, 3 year renewal option remaining and ShopRite Liquor has 6, 5 year renewal options remaining.
(2)	BioLife Plasma Services L.P. has an early termination right at any time with 30 days written notice and payment of the present value of remaining rent and additional rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #60 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
ShopRite	NR / NR/ NR	148,626	37.5%	$13.79	$2,049,431	41.5%
Giant Food Store	BBB / Baa1/ NR	86,707	21.9%	$6.91	$599,105	12.1%
Hobby Lobby	NR / NR/ NR	52,514	13.2%	$6.56	$344,492	7.0%
Dollar Tree	BBB / Baa2/ NR	31,298	7.9%	$11.69	$366,014	7.4%
Dollar General	BBB / Baa2/ NR	29,812	7.5%	$10.44	$311,253	6.3%
Family Dollar	NR / Baa2/ NR	16,640	4.2%	$15.50	$257,985	5.2%
BioLife Plasma Services L.P.	NR / Baa2/ NR	14,545	3.7%	$40.27	$585,727	11.9%
CVS Pharmacy	BBB / Baa2/ NR	10,195	2.6%	$26.56	$270,732	5.5%
Inspira Health Network	NR / NR/ NR	6,100	1.5%	$25.33	$154,509	3.1%
Total Major Tenants		396,437	100.0%	$12.46	$4,939,247	100.0%

Non-Major Tenants		0	0.0%

Occupied Collateral Total		396,437	100.0%	$12.46	$4,939,247	100.0%

Vacant Space		0	0.0%

Collateral Total		396,437	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #60 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	2	96,902	24.4%	96,902	24.4%	$869,837	17.6%	$8.98
2029	2	17,346	4.4%	114,248	28.8%	$232,790	4.7%	$13.42
2030	3	23,446	5.9%	137,694	34.7%	$371,029	7.5%	$15.82
2031	0	0	0.0%	137,694	34.7%	$0	0.0%	$0.00
2032	3	75,599	19.1%	213,293	53.8%	$582,766	11.8%	$7.71
2033	4	103,113	26.0%	316,406	79.8%	$1,661,770	33.6%	$16.12
Thereafter	2	80,031	20.2%	396,437	100.0%	$1,221,056	24.7%	$15.26
Vacant	0	0	0.0%	396,437	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	16	396,437	100.0%			$4,939,247	100.0%	$12.46
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease expiration schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Property Type: Various	Loan #12	Cut-off Date Balance:	$39,250,000
Property Subtype: Various	ExchangeRight Net Leased Portfolio #60	Cut-off Date LTV:	49.4%
Address: Various		U/W NCF DSCR:	1.88x
		U/W NOI Debt Yield:	11.6%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Net Leased Portfolio #60 Properties were acquired by the ExchangeRight Net Leased Portfolio #60 borrowers between October 24, 2022 and December 7, 2022. Historical occupancy for the portfolio of ExchangeRight Net Leased Portfolio #60 Properties is not available.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% (2)	U/W $ per SF
Gross Potential Rent(3)	$4,939,247	100.0%	$12.46
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$4,939,247	100.0%	$12.46
Less Vacancy & Credit Loss	(246,962)	(5.0)	(0.62)
Effective Gross Income	$4,692,285	95.0%	$11.84

Real Estate Taxes	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses(4)	140,769	3.0	0.36
Total Operating Expenses	$140,769	3.0%	$0.36

Net Operating Income	$4,551,516	97.0%	$11.48
Replacement Reserves	38,793	0.8	0.10
TI/LC	230,586	4.9	0.58
Net Cash Flow	$4,282,137	91.3%	$10.80

NOI DSCR	2.00x
NCF DSCR	1.88x
NOI Debt Yield	11.6%
NCF Debt Yield	10.9%
(1)	Historical financials are unavailable because the ExchangeRight Net Leased Portfolio #60 Properties were acquired by the ExchangeRight Net Leased Portfolio #60 borrowers between October 24, 2022 and December 7, 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes straight-line average rent of $20,852 for investment grade rated tenants (BioLife Plasma Services L.P. and Inspira Health Network) with rent increases during the lessor of the Mortgage Loan term and the remaining respective lease term.
(4)	Other Operating Expenses represents management fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

No. 13 – Smithsonian Libraries Research Annex
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Industrial – Warehouse/Distribution
Original Principal Balance:	$36,000,000			Location:	Landover, MD
Cut-off Date Balance:	$36,000,000			Size:	333,724 SF
% of Initial Pool Balance:	3.5%			Cut-off Date Balance Per SF:	$107.87
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$107.87
Borrower Sponsor:	Henry Gross			Year Built/Renovated:	1966/2005
Guarantor:	444 Madison, LLC			Title Vesting:	Fee
Mortgage Rate:	6.8520%			Property Manager:	Historic Management LLC
Note Date:	March 1, 2023			Current Occupancy (As of):	100.0% (4/1/2023)
Seasoning:	1 month			YE 2021 Occupancy:	100.0%
Maturity Date:	March 11, 2028			YE 2020 Occupancy:	100.0%
IO Period:	60 months			YE 2019 Occupancy:	100.0%
Loan Term (Original):	60 months			YE 2018 Occupancy:	100.0%
Amortization Term (Original):	NAP			Appraised Value(1):	$76,300,000
Loan Amortization Type:	Interest Only			Appraised Value Per SF(1):	$228.63
Call Protection:	L(25),D(31),O(4)			Appraisal Valuation Date(1):	December 21, 2022
Lockbox Type:	Hard/In Place Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2022 NOI (3):	$8,731,797
				YE 2021 NOI:	$8,926,694
				YE 2020 NOI:	$8,295,681
				YE 2019 NOI:	$8,062,955
				U/W Revenues:	$7,491,970
				U/W Expenses:	$3,596,345
Escrows and Reserves				U/W NOI(3):	$3,895,624
	Initial	Monthly	Cap	U/W NCF:	$3,637,694
Taxes	$516,734	$73,820	NAP	U/W DSCR based on NOI/NCF:	1.56x / 1.45x
Insurance	$9,401	$9,407	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 10.1%
Immediate Repairs	$5,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.8% / 10.1%
Replacement Reserve(2)	$0	$4,172(2)	NAP	Cut-off Date LTV Ratio(1):	47.2%
Existing TI/LC Reserve	$250,000	$0	NAP	LTV Ratio at Maturity(1):	47.2%

Sources and Uses
Sources			Uses
Original Loan Amount	$36,000,000	97.1%	Loan Payoff	$35,892,201	96.8%
Borrower sponsor cash equity	1,069,140	2.9	Reserves	781,135	2.1
			Closing Costs	395,804	1.1
Total Sources	$37,069,140	100.0%	Total Uses	$37,069,140	100.0%
(1)	The appraiser also concluded to a hypothetical as is (go dark) value as of December 21, 2022 of $47,500,000, which equates to a cut-off date loan-to-dark value ratio of 75.8%.
(2)	The lender may reassess the estimate of the amount necessary for replacements from time to time (but not more than once per year) and may require the borrower to increase the monthly deposits required upon 30 days’ notice if the lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Smithsonian Libraries Research Annex Property (as defined below).
(3)	The decrease from TTM NOI to U/W NOI is driven by a decrease in the rental rate for the tenant’s renewal term beginning October 1, 2023, from $27.28 to $12.35 per square foot. The higher rental rate was for the original term of the lease and included significant amortized tenant improvements.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Smithsonian Libraries Research Annex Mortgage Loan”) is secured by a first priority fee mortgage encumbering an industrial warehouse/distribution building totaling 333,724 square feet located in Landover, Maryland (the “Smithsonian Libraries Research Annex Property”).

The Borrower and Borrower Sponsor. The borrower is TC Pennsy Drive LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Smithsonian Libraries Research Annex Mortgage Loan. The borrower sponsor is Henry Gross, and the nonrecourse carveout guarantor is 444 Madison, LLC, a New York limited liability company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

444 Madison, LLC is controlled by Henry Gross, the Chairman of The Realex Capital Corporation (“Realex”), which is a family-owned New York City based real estate acquisition and owner-operator with over thirty years of experience. Realex has real estate assets located along the East Coast. Mr. Gross’ portfolio includes One Penn Center, a 690,000 square foot urban office tower in Philadelphia, PA, which is securitized in the WFCM 2016-BNK1 and MSC 2016-BNK2 securitization trusts.

The Property. The Smithsonian Libraries Research Annex Property is a 1-story, industrial warehouse and distribution facility comprising 333,724 rentable square feet situated on 15.2 acres of land. The Smithsonian Libraries Research Annex Property was built in 1966 and renovated in 2005. The clear height of the improvements is 22 feet, and the office finish approximates 40.0%. The Smithsonian Libraries Research Annex Property is fully climatized with additional humidity control for part of the space.

The borrower sponsor purchased the Smithsonian Libraries Research Annex Property for approximately $86.5 million in 2008. Approximately 60% of the Smithsonian Libraries Research Annex Property is utilized for climate-controlled storage of artifacts from various museum collections. Approximately 15% of the Smithsonian Libraries Research Annex Property is workshop space responsible for the fabrication of all displays, plinths, and exhibition cases and signage. The remainder of the building is used for office space, classrooms and training space. The Smithsonian Libraries Research Annex Property has access to 191 surface and garage parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet. As of April 1, 2023, the Smithsonian Libraries Research Annex Property is 100.0% leased to the Smithsonian Institution, which is supported by the U.S. Government.

Major Tenant.

Smithsonian Institution (NR/Aaa/AAA: F/M/S&P; 333,724 square feet, 100.0% of net rentable area; 100.0% of underwritten base rent; September 30, 2028 lease expiration) Smithsonian Institution has been a tenant at the Smithsonian Libraries Research Annex Property since 2008. The tenant recently renewed in March 2021 for an additional 5 years through September 2028. The rent for the new term beginning October 1, 2023 decreases to $12.35 per square foot from $27.28 per square foot. The rent was higher in the initial term because the initial lease included significant amortized tenant improvements. The base rent increases by 2.5% annual every October through the end of the term. The tenant may terminate solely upon the occurrence of a non-appropriation event, upon written notice, effective on the date physical possession is surrendered by the tenant. Two 5-year renewal options remain at lease expiration. The tenant has a purchase option for an option price equal to the greater of (i) $65,000,000 or (ii) the Smithsonian Libraries Research Annex Property’s fair market value effective September 30, 2030, which is 2.5 years past the stated Maturity Date of the Smithsonian Libraries Research Annex Mortgage Loan.

The following table presents certain information relating to the tenancy at the Smithsonian Libraries Research Annex Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Smithsonian Institution	NR/Aaa/AAA	333,724	100.0%	$12.86	$4,290,356	100.0%	9/30/2028	2, 5-year	Y(2)
Occupied Collateral Total		333,724	100.0%	$12.86	$4,290,356	100.0%
Vacant Space		0	0.0%

Collateral Total		333,724	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include credit for straight-line rent averaging through loan maturity totaling $168,864.
(2)	Tenant may terminate solely upon the occurrence of a non-appropriation event, upon written notice, effective on the date physical possession is surrendered by the tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Smithsonian Libraries Research Annex Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	333,724	100.0%	333,724	100.0%	$4,290,356	100.0%	$12.86
2029	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2030	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2031	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	333,724	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	333,724	100.0%			$4,290,356	100.0%	$12.86
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Smithsonian Libraries Research Annex Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	4/1/2023(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Smithsonian Libraries Research Annex Property:

Cash Flow Analysis

	2019	2020	2021	2022	U/W	%	(1)	U/W $ per SF
Base Rent	$8,059,938	$8,325,910	$8,600,634	$8,866,339	$4,290,356(2)	55.7%		$12.86
Grossed Up Vacant Space	0	0	0	0	0	0.0		0.00
Gross Potential Rent	$8,059,938	$8,325,910	$8,600,634	$8,866,339	$4,290,356	55.7%		$12.86
Total Recoveries	3,211,266	3,104,601	3,279,526	3,258,139	3,416,132	44.3		10.24
Net Rental Income	$11,271,205	$11,430,511	$11,880,160	$12,124,479	$7,706,487	100.0%		$23.09
(Vacancy & Credit Loss)	0	0	0	0	(214,518)(3)	(5.0)		(0.64)
Effective Gross Income	$11,271,205	$11,430,511	$11,880,160	$12,124,479	$7,491,970	97.2%		$22.45

Real Estate Taxes	$1,144,493	$837,970	$1,071,174	$843,651	$848,957	11.3%		$2.54
Insurance	106,511	117,044	116,727	107,503	112,878	1.5		0.34
Management Fee	321,968	322,221	229,970	312,780	224,759	3.0		0.67
Other Operating Expenses	1,635,277	1,857,596	1,535,594	2,128,748	2,409,751	32.2		7.22
Total Operating Expenses	$3,208,249	$3,134,830	$2,953,466	$3,392,682	$3,596,345	48.0%		$10.78

Net Operating Income	$8,062,955	$8,295,681	$8,926,694	$8,731,797(4)	$3,895,624(4)	52.0%		$11.67
Replacement Reserves	0	0	0	0	50,059	0.7		0.15
TI/LC	0	0	0	0	207,872	2.8		0.62
Net Cash Flow	$8,062,955	$8,295,681	$8,926,694	$8,731,797	$3,637,694	48.6%		$10.90

NOI DSCR	3.22x	3.32x	3.57x	3.49x	1.56x
NCF DSCR	3.22x	3.32x	3.57x	3.49x	1.45x
NOI Debt Yield	22.4%	23.0%	24.8%	24.3%	10.8%
NCF Debt Yield	22.4%	23.0%	24.8%	24.3%	10.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Includes credit for straight-line rent averaging through loan maturity totaling $168,864.
(3)	The underwritten economic vacancy is 5.0%. The Smithsonian Libraries Research Annex Property was 100.0% leased as of April 1, 2023.
(4)	The decrease from TTM NOI to U/W NOI is driven by a decrease in the rental rate for the tenant’s renewal term beginning October 1, 2023, from $27.28 to $12.35 per square foot. The higher rental rate was for the original term of the lease and included significant amortized tenant improvements

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

Market Overview and Competition. The Smithsonian Libraries Research Annex Property is situated in the Washington, DC industrial market. The Smithsonian Libraries Research Annex Property is located adjacent to U.S. Route 50, which provides access southwest bound towards Washington, DC, and 2.1 miles southwest of Interstate 495. The Smithsonian Libraries Research Annex Property is located approximately 10.2 miles northeast of the Smithsonian National Museum campus.

According to a third-party market research report, the estimated 2022 population within a one-, three- and five-mile radius of the Smithsonian Libraries Research Annex Property was approximately 14,502, 139,931 and 366,695, respectively; and the estimated 2022 median household income within the same radii was approximately $64,675, $72,027 and $73,044, respectively.

According to a third-party market research report, the Smithsonian Libraries Research Annex Property is located in the Landover/Largo submarket of the Washington - DC industrial market. As of the February 28, 2023, the submarket contained approximately 14.4 million square feet of industrial space, with an overall vacancy rate of 4.4% and average asking rent of $12.20 per square foot. The appraiser identified six lease comparables with rents ranging from $8.52 triple net to $13.55 per square foot full service gross and concluded to market rent for the industrial space at the Smithsonian Libraries Research Annex Property of $12.00 per square foot triple net (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Smithsonian Libraries Research Annex Property:

Market Rent Summary(1)

Industrial
Market Rent (PSF)	$12.00
Lease Term (Years)	10
Lease Type (Reimbursements)	NNN
Office Finish %	40.0%
Rent Increase Projection	2.5% per annum
Concessions	None
Tenant Improvements (New Tenants) (PSF)	$2.00
Tenant Improvements (Renewals) (PSF)	$1.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Smithsonian Libraries Research Annex Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Occupancy	Rentable Area (SF)	Clear Height	Sale Date	Sale Price	Sale Price (PSF)
Smithsonian Libraries Research Annex (Subject) (2) 3400 Pennsy Drive	Landover, MD	1966/2005	100%(2)	333,724(2)	22 feet	NAP	NAP	NAP
North Beltsville Business Center & Kirk Industrial Building 11900-11914 Old Baltimore Pike 1200-12038 Old Baltimore Pike	Beltsville, MD	1986/NAP	100%	267,922	20 feet	Jul-2022	$42,000,000	$156.76
AGAM Building 6695 Business Parkway	Elkridge, MD	1992/NAP	100%	114,980	24 feet	Apr-2022	$28,000,000	$243.52
1900 Clark Road	Havre de Grace, MD	1997/NAP	100%	613,137	36 feet	Apr-2022	$80,547,452	$131.37
Ardmore Industrial Park 3201 & 3301 Pennsy Drive	Landover, MD	1979/NAP	100%	344,646	25 feet	Jan-2021	$59,500,000	$172.64
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150

Property Type: Industrial	Loan #13	Cut-off Date Balance:	$36,000,000
Property Subtype: Warehouse/Distribution	Smithsonian Libraries Research Annex	Cut-off Date LTV:	47.2%
Address: Landover, MD		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to comparable office leases related to Smithsonian Libraries Research Annex Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Smithsonian Libraries Research Annex (Subject) 3400 Pennsy Drive	1966/2005	333,724(2)	100.0%(2)	Smithsonian Institution(2)	333,724(2)	Oct-2008(2)(3)	5.0(2)	$12.86(2)	NNN(2)
Ardmore Industrial Park 3201 Pennsy Drive Landover, MD	1972/NAP	272,790	100.0%	GSA	265,000	Mar-2022	5.0 Yrs.	$13.55	Full Service Gross
6500 Sheriff Road Landover, MD	1965/2010	275,540	89.0%	US Electrical Services	121,192	Sep-2021	10.3 Yrs.	$13.55	NNN
Landover Logistics Center 1811 Cabin Branch Drive Landover, MD	2013/NAP	360,550	84.0%	Raynor Marketing	91,060	Mar-2021	11.1 Yrs.	$8.52	NNN
3341 75th Ave – Building 1 3341 75th Ave Landover, MD	1985/NAP	108,667	89.0%	ReadySpaces	96,326	Aug-2022	5.0 Yrs.	$9.15	NNN
1701 Brightseat Road – Library of Congress Annex 1701 Brightseat Road Landover, MD	1975/NAP	216,500	100.0%	Design Foundry	75,767	Jan-2023	5.2 Yrs.	$9.25	NNN
716 Ritchie Road Capitol Heights, MD	2021/NAP	160,000	100.0%	Rivian, LLC	83,955	Nov-2022	1.0 Yrs.	$13.50	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	The original lease term was scheduled to expire September 30, 2023, however, it was subsequently extended for an additional five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

No. 14 – 575 Broadway
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Mixed Use – Retail/Office
Original Principal Balance(1):	$35,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$34,846,068			Size:	176,648 SF
% of Initial Pool Balance:	3.4%			Cut-off Date Balance Per SF(1):	$718.04
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1)(6):	$667.23
Borrower Sponsor:	Peter M. Brant			Year Built/Renovated:	1882/2015
Guarantor:	Peter M. Brant			Title Vesting:	Leasehold
Mortgage Rate:	7.4900%			Property Manager:	A.R.I. Investors Inc.
Note Date:	November 29, 2022			Current Occupancy (As of):	88.1% (7/1/2022)
Seasoning:	4 months			YE 2021 Occupancy:	100.0%
Maturity Date:	December 6, 2027			YE 2020 Occupancy:	100.0%
IO Period:	0 months			YE 2019 Occupancy:	100.0%
Loan Term (Original):	60 months			YE 2018 Occupancy:	100.0%
Amortization Term (Original):	300 months			As-Is Appraised Value:	$215,000,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF:	$1,217.11
Call Protection(2):	L(28),D(26),O(6)			As-Is Appraisal Valuation Date:	September 7, 2022
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt:	Yes			TTM NOI (6/30/2022)(7):	$23,741,393
Additional Debt Type (Balance)(1):	Pari Passu ($91,993,620)			YE 2021 NOI:	$21,718,364
				YE 2020 NOI:	$19,367,711
Escrows and Reserves				YE 2019 NOI:	$22,728,286
	Initial	Monthly	Cap	U/W Revenues(6):	$27,803,795
Taxes	$276,774	$276,774	NAP	U/W Expenses:	$11,776,167
Insurance	$62,040	$20,680	NAP	U/W NOI(7):	$16,027,627
Replacement Reserve	$0	$2,944	NAP	U/W NCF:	$15,550,678
TI/LC Reserve	$0	$36,802(3)	NAP	U/W DSCR based on NOI/NCF(1)(6):	1.42x / 1.38x
Ground Rent Reserve	$424,093	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF(1)(6):	12.6% / 12.3%
Outstanding Obligations	$4,231,492	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(6):	13.6% / 13.2%
Façade Work	$0	Springing(5)	NAP	Cut-off Date LTV Ratio(1):	59.0%
				LTV Ratio at Maturity(1):	54.8%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$127,400,000	95.8%	Loan Payoff	$123,945,221	93.2%
Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0

Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $127,400,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 575 Broadway Whole Loan.
(2)	Defeasance of the 575 Broadway Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 575 Broadway Whole Loan to be securitized and (b) November 29, 2025. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2023.
(3)	Upon the first monthly due date following the date that Estee Lauder renews it lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the TI/LC Reserve will be reduced to approximately $14,721.
(4)	During the continuance of a trigger period (as discussed in the 575 Broadway Whole Loan documents), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease (as defined below) during the one-month period following the applicable date of deposit.
(5)	In the event that a preservation architect conducts an inspection of the 575 Broadway Property (as defined below) and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Use Restrictions” in the Prospectus.
(6)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%
(7)	The decrease from TTM NOI (6/30/2022) to U/W NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%, which was due to a tenant comprising 21,000 square feet on the 5th floor vacating in 2022.

The Mortgage Loan. The fourteenth largest mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interests in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”).

The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”) on November 29, 2022; and the notes representing the 575 Broadway Mortgage Loan were acquired by Wells Fargo Bank, National Association from SGFC on March 2, 2023.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118 with Consumer Price Index increases each January 1 with a minimum increase of 3.5% and a maximum increase of 5.5%. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease (as described below) and which serves as additional collateral for the 575 Broadway Whole Loan.

The 575 Broadway Whole Loan has an original aggregate principal balance of $127,400,000 and is comprised of six pari passu notes. The 575 Broadway Mortgage Loan, with an aggregate original principal balance of $35,000,000 is evidenced by the non-controlling notes A-4 and A-5. The controlling note A-2, with an original principal balance of $23,700,000 was contributed to the FIVE 2023-V1 securitization trust. The 575 Broadway Whole Loan will be serviced under the pooling and servicing agreement for the FIVE 2023-V1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,885,651	BMO 2023-C4	No
A-1-2	$14,000,000	$13,938,427	FIVE 2023-V1	No
A-2	$23,700,000	$23,595,766	FIVE 2023-V1	Yes
A-3	$28,700,000	$28,573,776	SGFC	No
A-4	$20,000,000	$19,912,039	BANK5 2023-5YR1	No
A-5	$15,000,000	$14,934,029	BANK5 2023-5YR1	No
Total (Whole Loan)	$127,400,000	$126,839,689

The Borrower and Borrower Sponsor. The borrower for the 575 Broadway Whole Loan is 575 Broadway Associates L.P., a Delaware limited partnership and special purpose entity. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 575 Broadway Whole Loan.

The borrower sponsor and non-recourse carveout guarantor for the 575 Broadway Whole Loan is Peter M. Brant. Mr. Brant is an entrepreneur, manufacturing executive, publisher, philanthropist and chief executive officer of White Birch Paper Company (“White Birch”). White Birch was co-founded by Mr. Brant’s father in 1941 and is one of the largest newsprint manufacturers in North America. As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York. Mr. Brant has previously had ownership interests in entities that were subject to bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of net rentable area) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of net rentable area), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million in upgrades to the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Estee Lauder (64,122 square feet; 36.3% net rentable area; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946. Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

Prada USA Corp. (30,079 square feet; 17.0% net rentable area; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operated 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

H&M (11,049 square feet; 6.3% net rentable area; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

The following table presents certain information relating to the tenancy at the 575 Broadway Property:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Retail
Prada USA Corp.(3)	NR/NR/NR	30,079	17.0%	$398.95	$12,000,000	46.4%	1/31/2035	1, 5 year	N
H&M(4)	NR/BBB/NR	11,049	6.3%	$378.49	$4,181,909	16.2%	1/31/2030	2, 5 year	N
Lure Fishbar(5)	NR/NR/NR	9,831	5.6%	$157.66	$1,550,000	6.0%	9/30/2024	1, 5 year	N
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%

Office
Estee Lauder(6)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025	2, 5 year	N
Valor Management LLC	NR/NR/NR	12,990	7.4%	$86.00	$1,117,140	4.3%	8/31/2033	1, 5 year	Y(7)
Union Editorial NY, LLC(8)	NR/NR/NR	11,500	6.5%	$94.76	$1,089,776	4.2%	5/31/2023	None	N
20th Century Acquisitions	NR/NR/NR	9,077	5.1%	$77.33	$701,960	2.7%	5/31/2025	None	N
Manifold Capital Partners	NR/NR/NR	7,000	4.0%	$80.00	$560,000	2.2%	8/31/2027	None	N
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%

Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%

Vacant Space		21,000	11.9%

Collateral Total		176,648	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF, Annual U/W Base Rent and % of Total Annual U/W Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(3)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The Annual U/W Base Rent PSF for Prada’s retail space is $470.00.
(4)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The Annual U/W Base Rent PSF for H&M’s retail space is $552.45.
(5)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The Annual U/W Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(6)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The Annual U/W Base Rent PSF for Estee Lauder’s office space is $73.56.
(7)	Valor Management LLC’s lease commenced on January 3, 2023 and the tenant is expected to take occupancy in May 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized leasing commissions, landlord's work, and free rent.
(8)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the 575 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF		% of Total NRSF		Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent		Annual U/W Base Rent PSF(3)(4)
MTM	0		0	0.0%		0	0.0%	$0	0.0%		$0.00
2023	1	11,500	(5)	6.5%		11,500	6.5%	$1,089,776	4.2%		$94.76
2024	2	9,83	1	5.6%		21,331	12.1%	$1,550,000	6.0%		$157.66
2025	6	73,19	9	41.4%		94,530	53.5%	$5,355,623	20.7%		$73.17
2026	0		0	0.0%		94,530	53.5%	$0	0.0%		$0.00
2027	1	7,00	0	4.0%		101,530	57.5%	$560,000	2.2%		$80.00
2028	0	0	(5)	0.0%	(5)	101,530	57.5%	$0(5)	0.0%	(5)	$0.00(5)
2029	0		0	0.0%		101,530	57.5%	$0	0.0%		$0.00
2030	2	11,04	9	6.3%		112,579	63.7%	$4,181,909	16.2%		$378.49
2031	0		0	0.0%		112,579	63.7%	$0	0.0%		$0.00
2032	0		0	0.0%		112,579	63.7%	$0	0.0%		$0.00
2033	1	12,99	0	7.4%		125,569	71.1%	$1,117,140	4.3%		$86.00
Thereafter	5	30,07	9	17.0%		155,648	88.1%	$12,000,000	46.4%		$398.95
Vacant	0	21,00	0	11.9%		176,648	100.0%	$0	0.0%		$0.00
Total/Weighted Average	18	176,64	8	100.0%				$25,854,449	100.	0%	$166.11
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.
(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(5)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in Annual U/W Base Rent being reduced to $748,000 and Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI, U/W NCF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF and U/W Debt Yield at Maturity based on NOI/NCF would be $15,745,439, $15,268,490, 1.39x, 1.35x, 12.4%/12.0% and 13.4%/13.0%, respectively.

The following table presents historical occupancy percentages at the 575 Broadway Property:

Combined Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)(2)	7/1/2022(2)(3)
100.0%	100.0%	100.0%	88.1%
(1)	Information obtained from the borrower.
(2)	The occupancy decline was due to a tenant comprising 21,000 square feet on the 5th floor vacating in 2022.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 575 Broadway Property:

Cash Flow Analysis

	2019	2020	2021	TTM 6/30/2022(1)	U/W(1)	%(2)	U/W $ per SF(3)
In-Place Base Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	89.7%	$144.63
Contractual Rent Steps(4)	0	0	0	0	306,432	1.1	1.73
Grossed Up Vacant Space	0	0	0	0	1,890,000	6.6	10.70
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	97.4%	$157.06
Expense Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	2.6	4.19
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	100.0%	$161.25
(Vacancy/Credit Loss)	(0)	(0)	(0)	(0)	(1,890,000)(5)	(6.8)	(10.7)
Other Income	1,184,517	883,666	1,168,922	1,194,408	1,208,748	4.2	6.84
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	97.6%	$157.40

Real Estate Taxes	$2,362,436	$2,750,788	$2,846,424	$2,887,447	$3,192,157	11.5%	$18.07
Insurance	189,032	188,031	171,236	168,996	236,344	0.9	1.34
Ground Rent	4,447,807	4,603,480	4,764,602	4,847,738	5,442,663	19.6	30.81
Management Fee	985,050	890,281	975,816	1,043,762	834,114	3.0	4.72
Other Operating Expenses	2,122,391	1,875,741	2,050,774	2,102,715	2,070,889	7.4	11.72
Total Operating Expenses	$10,106,716	$10,308,321	$10,808,852	$11,050,658	$11,776,167	42.4%	$66.66

Net Operating Income	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	57.6%	$90.73
Replacement Reserves	0	0	0	0	35,330	0.1	0.20
TI/LC	0	0	0	0	441,620	1.6	2.50
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	55.9%	$88.03

NOI DSCR(3)(6)	2.01x	1.72x	1.92x	2.10x	1.42x
NCF DSCR(3)(6)	2.01x	1.72x	1.92x	2.10x	1.38x
NOI Debt Yield(3)(6)	17.9%	15.3%	17.1%	18.7%	12.6%
NCF Debt Yield(3)(6)	17.9%	15.3%	17.1%	18.7%	12.3%
(1)	The decrease from TTM 6/30/2022 NOI to U/W NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for vacancy/credit loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in the tenant’s Annual U/W Base Rent being reduced to $748,000 and its Annual U/W Base Rent PSF being reduced to $88.00. The resulting U/W NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield would be 1.39x, 1.35x, 12.4% and 12.0%, respectively.
(4)	Includes rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(5)	The underwritten economic vacancy is 6.6%. The 575 Broadway Property was 88.1% leased as of July 1, 2022.
(6)	The NOI and NCF DSCR and NOI and NCF Debt Yield are based on the 575 Broadway Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

Market Overview and Competition. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. Manhattan forms the political, financial, and cultural core of the city and is the economic growth engine of the Greater New York Region. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%) The weighted average class B asking rental rate of the SoHo office submarket is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.0% increase over the average ground floor asking rental rate as of the second quarter of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases to the 575 Broadway Property:

Comparable Office Leases(1)

Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway	1882 / 2015	176,648(2)	Estee Lauder(2)	62,122	(2)(4)	$73.56	(2)(4)
New York, NY			Valor Management LLC(2)	12,990	(2)	$86.00	(2)
			Union Editorial NY, LLC(2)(3)	11,500	(2)(3)	$94.76	(2)(3)	Various(2)	Various(2)
			20th Century Acquisitions(2)	9,077	(2)	$77.33	(2)
			Manifold Capital Partners(2)	7,000	(2)	$80.00	(2)
434 Broadway
New York, NY	1910	61,500	Modern Post	14,640		$96.00		Jun-2022	120
72-76 Greene Street
New York, NY	1900	45,000	Town Hall Ventures	3,940		$90.00		Jun-2022	66
141 E. Houston Street
New York, NY	2021	59,857	Solana Labs	21,738		$125.00		May-2022	120
490 Broadway
New York, NY	1857 / 2010	37,483	Paige	11,594		$71.00		May-2022	90
817 Broadway
New York, NY	1895 / 2019	147,000	25 Madison	9,943		$91.00		Apr-2022	78
446 Broadway			Bay City Projects	7,462		$111.00		March-2022	72
New York, NY	1915 / 2021	40,147	Rally	7,462		$95.00		Dec-2021	132
			Cabin	7,462		$112.00		Sept-2021	120
200 Lafayette Street
New York, NY	1900 / 2014	100,386	A16Z	33,560		$87.00		Dec-2021	127
71 Fifth Avenue
New York, NY	1907	165,000	Adyen	30,415		$90.00		Sept-2021	84
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Effective December 9, 2022, Union Editorial NY, LLC extended its lease from May 31, 2023 until June 30, 2028. In connection with the lease amendment, 3,000 square feet will be surrendered as of May 31, 2023, resulting in the tenant’s Annual U/W Base Rent being reduced to $748,000 and its Annual U/W Base Rent PSF being reduced to $88.00.
(4)	Suite Size (SF) and Rent PSF for Estee Lauder is based on adjusted base rent and the associated net rentable area (SF) from office units only.

The following table presents certain information relating to the appraiser’s conclusion of retail market rents within the SoHo retail submarket:

Retail Market Rent Summary(1)

FLOORS	RENT/SF ($/SF)
Retail - Corner:	$875
Retail - Inline:	$400
Retail - Lower Level:	$200
Retail/Restaurant Lower Level	$225
Storage - Sub-basement	$50
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
158

Property Type: Mixed Use	Loan #14	Cut-off Date Balance:	$34,846,068
Property Subtype: Retail/Office	575 Broadway	Cut-off Date LTV:	59.0%
Address: New York, NY		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable retail leases to the 575 Broadway Property:

Comparable Retail Leases(1)

Property Name/Location	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway	Prada USA Corp.(2)	25,000	(2)(3)	$470.00	(2)(3)
New York, NY	H&M(2)	7,215	(2)(4)	$552.45	(2)(4)	Various(2)	Various(2)
	Lure Fishbar(2)	5,831	(2)(4)	$224.54	(2)(4)
537 Broadway New York, NY	Guess	6,000	(5)	$400.00	(5)	Aug-2022	120
490 Broadway New York, NY	MINISO	4,769	(5)	$500.00	(5)	Aug-2022	120
523 Broadway New York, NY	Sunglass Hut	2,124	(5)	$300.00	(5)	Jul-2022	120
550 Broadway New York, NY	Vans	2,500		$360.00		Jun-2022	120
536 Broadway New York, NY	Armani Exchange	5,447	(5)	$385.00	(5)	May-2022	84
542 Broadway New York, NY	Kick Essentials	1,672		$287.00		Apr-2022	120
446 Broadway	Rally	2,449	(5)	$275.00	(5)	Feb-2022	132
New York, NY	Rumi	2,950	(5)	$233.05	(5)	Dec-2021	120
581 Broadway New York, NY	Verizon	4,300		$372.00		Jun-2021	120
462 Broadway New York, NY	Wells Fargo	5,085		$408.28		Sept-2020	120
555 Broadway New York, NY	Offering	8,775		$550.00		Sept-2022	120
486 Broadway New York, NY	Offering	1,654	(5)	$750.00	(5)	Sept-2022	120
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Prada are based on adjusted base rent and the associated net rentable area (SF) from Prada’s retail space units.
(4)	Suite Size (SF) and Rent PSF for H&M and Lure Fishbar are based on adjusted based rent and the associated net rentable area (SF) from retail units only.
(5)	The comparable tenant Suite Size (SF) and Rent PSF reflects only the tenant’s ground unit suite and associated rent.

Ground Lease. The 575 Broadway Property is subject to a ground lease that expires on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
159

No. 15 – 1201 Third Avenue
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type – Subtype:	Office – CBD
(Fitch/KBRA/S&P):	BBB+/A-/NR			Location:	Seattle, WA
Original Principal Balance(1):	$30,000,000			Size:	1,129,710 SF
Cut-off Date Balance(1):	$30,000,000			Cut-off Date Balance Per SF(1):	$150.48
% of Initial Pool Balance:	2.9%			Maturity Date Balance Per SF(1):	$150.48
Loan Purpose:	Refinance			Year Built/Renovated:	1988/NAP
Borrower Sponsors:	MetLife, Inc. and New York Common			Title Vesting:	Fee
	Retirement Fund			Property Manager:	Wright Runstad Associates
Guarantor(2):	NAP				Limited Partnership
Mortgage Rate:	5.5850%			Current Occupancy (As of):	81.1% (1/1/2023)
Note Date:	February 10, 2023			8/31/2022 Occupancy	80.7%
Seasoning:	1 month			YE 2021 Occupancy:	87.4%
Maturity Date:	March 9, 2028			YE 2020 Occupancy:	94.4%
IO Period:	60 months			YE 2019 Occupancy:	95.7%
Loan Term (Original):	60 months			Appraised Value:	$556,500,000
Amortization Term (Original):	NAP			Appraised Value Per SF:	$492.60
Loan Amortization Type:	Interest Only			Appraisal Valuation Date:	December 1, 2022
Call Protection:	L(24),YM1(1),DorYM1(28),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			Underwriting and Financial Information
Additional Debt Type				YE 2022 NOI:	$31,394,453
(Balance)(1):	Pari Passu ($140,000,000)			YE 2021 NOI:	$33,049,379
				YE 2020 NOI:	$36,494,642
				YE 2019 NOI:	$32,067,288
				U/W Revenues:	$51,349,507
Escrows and Reserves				U/W Expenses:	$21,283,998
	Initial	Monthly	Cap	U/W NOI:	$30,065,509
Taxes(3)	$0	Springing	NAP	U/W NCF:	$26,556,863
Insurance(3)	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.12x / 2.76x
Rollover Reserve	$17,567,429	$0	NAP	U/W Debt Yield based on NOI/NCF(1):	17.7% / 15.6%
Free Rent Reserve	$3,755,350	$0	NAP	U/W Debt Yield at Maturity based on	17.7% / 15.6%
				NOI/NCF(1):
				Cut-off Date LTV Ratio(1):	30.5%
				LTV Ratio at Maturity(1):	30.5%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$170,000,000	65.4%	Loan payoff	$236,517,648	91.0%
Borrower Equity	89,973,080	34.6	Closing Costs	2,132,653	0.8
			Reserves:	21,322,779	8.2
Total Sources	$259,973,080	100.0%	Total Uses	$259,973,080	100.0%
(1)	The 1201 Third Avenue Mortgage Loan (as defined below) is part of the 1201 Third Avenue Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate original principal balance of $170,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the 1201 Third Avenue Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.
(3)	Monthly tax and insurance reserves spring upon (i) an event of default, (ii) the debt service coverage ratio being less than 1.25x, (iii) the debt yield being less than 10.0% and (iv) a Perkins Coie event, as described in the loan documents.

The Mortgage Loan. The fifteenth largest mortgage loan (the “1201 Third Avenue Mortgage Loan”) is part of a whole loan (the “1201 Third Avenue Whole Loan”) with an original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 1,129,710 square foot Class A office property in Seattle, Washington (the “1201 Third Avenue Property”). The 1201 Third Avenue Whole Loan is comprised of six pari passu senior promissory notes in the aggregate original principal balance of $170,000,000. The 1201 Third Avenue Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) and JPMorgan Chase Bank, National Association (“JPMCB”). The non-controlling note A-1-1 with an original principal balance of $30,000,000, represents the 1201 Third Avenue Mortgage Loan and will be included in the BANK5 2023-5YR1 securitization trust. The remaining 1201 Third Avenue pari passu notes are currently held by MSBNA and JPMCB and are expected to be contributed to one or more future securitization transactions. The 1201 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
160

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

the BANK5 2023-5YR1 trust until the controlling note A-2 is securitized, whereupon the 1201 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Mortgage Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR1	No
A-1-2	$20,000,000	$20,000,000	MSBNA	No
A-1-3	$10,000,000	$10,000,000	MSBNA	No
A-2	$42,000,000	$42,000,000	MSBNA	Yes
A-3	$40,000,000	$40,000,000	JPMCB	No
A-4	$28,000,000	$28,000,000	JPMCB	No
Total (Whole Loan)	$170,000,000	$170,000,000

The Borrower and Borrower Sponsors. The borrower is 1201 Tab Owner, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is indirectly owned and controlled 50% by MetLife, Inc. (“MetLife”) and 50% by New York Common Retirement Fund (together, the “Borrower Sponsor”), with MetLife acting as managing partner. MetLife’s real estate platform invests in real estate products including commercial mortgages and equities. MetLife has over 200 senior real estate professionals across seven regional offices. New York Common Retirement Fund is one of the largest public pension plans in the United States, with over one million New York State and local retirement system members, retirees and beneficiaries. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1201 Third Avenue Whole Loan.

The Property. The 1201 Third Avenue Property is a Class A, 55-story office property totaling 1,129,710 square feet located in Seattle, Washington. It is the third-tallest building in the city, the eighth-tallest on the West Coast of the United States, and the 97th-tallest in the United States. Construction began in 1986 and finished in 1988. The 1201 Third Avenue Property was designed by Kohn Pedersen Fox Associates and The McKinley Architects. The building was the world headquarters of the financial company Washington Mutual from the building's opening until 2006, when the company moved across the street to the WaMu Center. MetLife Real Estate Investments and Clarion Partners bought the building in 2012 for $548.8 million. The 1201 Third Avenue Property features an on-site amenity package, including a fitness center, yoga room, locker room with showers, bike storage, electric vehicle charging, multiple outdoor seating areas, conference rooms and on-site management. Since 2013, approximately $26.5 million was spent on common area improvements and repair and maintenance at the 1201 Third Avenue Property including main lobby renovations, restroom renovations, atrium renovations, a new tenant bike commuting center, lighting, elevator and escalator upgrades and more. In addition, the 1201 Third Avenue Property is undergoing a $12.0 million renovation targeted towards upgrading the common areas. The building has received two LEED Certifications - Gold and Platinum in 2011 and 2010, as well as earning the Energy Star in 2007, 2010 and 2011. The 1201 Third Avenue Property is 81.1% occupied by 48 tenants as of January 1, 2023.

Major Tenants.

Perkins Coie (296,843 square feet, 26.3% of net rentable area, 32.9% of underwritten rent). With more than 1,200 lawyers in offices across the United States and Asia, Perkins Coie is an international law firm that provides corporate, commercial litigation, intellectual property and regulatory legal advice to a broad range of clients ranging from industry leaders to public and not-for-profit organizations. Perkins Coie has been a tenant at the 1201 Third Avenue Property since 2012, has a lease expiration date of December 31, 2026, and has five 5-year renewal options remaining. Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.

WeWork (114,679 square feet, 10.2% of net rentable area, 12.9% of underwritten rent). Founded in 2010, WeWork provides companies and individual people alike shared access to flexible workspaces across the globe through its membership-based business model. WeWork’s consolidated real estate portfolio in the third quarter of 2022 consisted of 647 locations, which supported approximately 756,000 workstations and 536,000 physical memberships. The location at 1201 Third Avenue is one of eight in Seattle. The tenant remained current on rent with no concessions or delayed payments throughout the COVID-19 pandemic. WeWork has been a tenant at the 1201 Third Avenue Property since 2019, has a lease expiration date of June 30, 2034, and has two 5-year renewal options remaining. The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.

Accolade, Inc. (45,083 square feet, 4.0% of net rentable area, 5.6% of underwritten rent). Accolade, Inc. (“Accolade”) provides care delivery, navigation and advocacy services. Since its foundation in 2009, this has been done by using a personalized healthcare approach that provides technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits. Accolade has six offices across the United States and one office in Prague, Czech Republic. Accolade has been a tenant at the 1201 Third Avenue Property since 2019, has a lease expiration date of March 31, 2030, and has one 7-year renewal option remaining. Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
161

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

The following table presents certain information relating to the tenancy at the 1201 Third Avenue Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Perkins Coie(3)	NR/NR/NR	296,843	26.3%	$49.88	$14,807,035	32.9%	12/31/2026	5x5 yr	Y
WeWork(4)	NR/CC/NR	114,679	10.2%	$50.50	$5,791,290	12.9%	6/30/2034	2x5 yr	N
Kimley-Horn(5)	NR/NR/NR	46,058	4.1%	$49.00	$2,256,842	5.0%	12/31/2034	None	Y
Accolade, Inc.(6)	NR/NR/NR	45,083	4.0%	$56.29	$2,537,722	5.6%	3/31/2030	1x7 yr	Y
Boston Consulting Group(7)	NR/NR/NR	42,644	3.8%	$55.69	$2,374,894	5.3%	Various	2x5 yr	N
Total Major Tenants		545,307	48.3%	$50.92	$27,767,783	61.7%

Non-Major Tenants		371,235	32.9%	$46.42	$17,233,409	38.3%
Occupied Collateral Total		916,542	81.1%	$49.10	$45,001,191	100.0%

Vacant Space		213,168	18.9%

Collateral Total		1,129,710	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Perkins Coie may terminate its lease at any time within the last 2 years of its term with 15 months’ notice.
(4)	The tenant on the lease is 1201 3rd Avenue Tenant LLC, a subsidiary of WeWork.
(5)	Kimley-Horn’s lease is expected to commence on January 1, 2024 and $1,396,142 of free rent has been escrowed at closing. Kimley-Horn has the right to terminate its lease as of December 31, 2031, with notice by December 31, 2030, and the payment of a termination fee.
(6)	Accolade may terminate its lease as of October 31, 2027, with notice by July 31, 2026.
(7)	Boston Consulting Group leases 25,239 square feet expiring on December 31, 2026 and 17,405 square feet expiring on January 31, 2027.

The following table presents certain information relating to the lease rollover schedule at the 1201 Third Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	6	27,360	2.4%	27,360	2.4%	$1,427,210	3.2%	$52.16
2024	4	64,319	5.7%	91,679	8.1%	$2,828,492	6.3%	$43.98
2025	7	36,594	3.2%	128,273	11.4%	$1,784,818	4.0%	$48.77
2026	7	349,409	30.9%	477,682	42.3%	$17,644,879	39.2%	$50.50
2027	3	30,332	2.7%	508,014	45.0%	$1,502,573	3.3%	$49.54
2028	6	44,695	4.0%	552,709	48.9%	$2,321,506	5.2%	$51.94
2029	2	25,734	2.3%	578443	51.2%	$1,312,416	2.9%	$51.00
2030	4	89,714	7.9%	668,157	59.1%	$4,824,897	10.7%	$53.78
2031	0	0	0.0%	668157	59.1%	$0	0.0%	$0.00
2032	0	0	0.0%	668,157	59.1%	$0	0.0%	$0.00
2033	1	3,394	0.3%	671,551	59.4%	$192,270	0.4%	$56.65
Thereafter	10	244,991	21.7%	916,542	81.1%	$11,162,132	24.8%	$45.56
Vacant	0	213,168	18.9%	1,129,710	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	50	1,129,710	100.0%			$45,001,191	100.0%	$49.10
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
162

Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

The following table presents historical occupancy percentages at the 1201 Third Avenue Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	8/31/2022(1)	1/1/2023(2)
95.7%	94.4%	87.4%	80.7%	81.1%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1201 Third Avenue Property:

Cash Flow Analysis

	2019	2020	2021	2022	U/W	%(1)	U/W $ per SF
Base Rent(2)	$42,360,410	$48,375,162	$46,567,269	$44,698,404	$43,817,168	85.3%	$38.79
Rent Steps	0	0	0	0	1,184,024	2.3	1.05
Free Rent	0	0	0	(253,395)	0	0.0	0.00
Straight Line Rent(3)	0	0	0	0	92,088	0.2	0.08
Gross Potential Rent	$42,360,410	$48,375,162	$46,567,269	$44,445,009	$45,093,280	87.8%	$39.92
Other Income(4)	4,616,529	3,462,362	1,895,109	2,865,093	2,472,899	4.8	2.19
Expense Reimbursements	2,501,140	3,336,098	4,404,048	4,486,110	3,783,328	7.4	3.35
Net Rental Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45
(Vacancy & Credit Loss)	0	0	0	0	0	0.0	0.00
Effective Gross Income	$49,478,079	$55,173,622	$52,866,426	$51,796,212	$51,349,507	100.0%	$45.45

Real Estate Taxes	5,645,797	6,456,028	6,777,567	6,252,373	6,484,839	12.6	5.74
Insurance	969,083	1,398,611	1,502,386	1,442,334	1,310,976	2.6	1.16
Management Fee	779,031	870,596	889,437	862,320	1,000,000	1.9	0.89
Other Operating Expenses	10,016,880	9,953,745	10,647,657	11,844,731	12,488,183	24.3	11.05
Total Operating Expenses	$17,410,791	$18,678,980	$19,817,047	$20,401,758	$21,283,998	41.4%	$18.84

Net Operating Income	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$30,065,509	58.6%	$26.61
Replacement Reserves	0	0	0	0	225,942	0.4	0.20
TI/LC	0	0	0	0	3,282,704	6.4	2.91
Net Cash Flow	$32,067,288	$36,494,642	$33,049,379	$31,394,453	$26,556,863	51.7%	$23.51

NOI DSCR(5)	3.33x	3.79x	3.43x	3.26x	3.12x
NCF DSCR(5)	3.33x	3.79x	3.43x	3.26x	2.76x
NOI Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	17.7%
NCF Debt Yield(5)	18.9%	21.5%	19.4%	18.5%	15.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent is based on the rent roll as of January 1, 2023.
(3)	Includes rent steps for JP Morgan, JP Morgan Chase Bank, Raymond James & Associates Inc, MUFG Union Bank, BNY Mellon Wealth Management, Mitsui & Co and Taiwan Cooperative Bank LTD.
(4)	Other Income mostly consists of garage and parking revenue.
(5)	Debt service coverage ratios and debt yields are based on the 1201 Third Avenue Whole Loan.

Appraisal. According to the appraisal, the 1201 Third Avenue Property had an “As Is” appraised value of $556,500,000 as of December 1, 2022.

Environmental Matters. According to the Phase I environmental site assessment dated December 8, 2022, there was no evidence of any recognized environmental conditions at the 1201 Third Avenue Property.

Market Overview and Competition. The 1201 Third Avenue Property is located in Seattle, Washington, within the Seattle central business district (“CBD”) submarket of the Seattle Metro office market. The 1201 Third Avenue Property is located in the Financial District of Seattle’s CBD. Situated on Elliott Bay, on the eastern shoreline of Puget Sound, the Seattle CBD is the commercial and financial center of western Washington. The Seattle CBD’s largest area by property size is the Financial District. This district, which is generally bordered by Interstate 5, Yesler Way, Western Avenue and Pike Street, is the heart of Seattle’s CBD and is the location of Seattle’s City Hall and Municipal Building; King County’s Administration Building and Superior Court; the Henry M. Jackson Federal Office Building; and the Nakamura Federal Courthouse, home of the 9th U.S. Circuit Court of Appeals. The local area is served by King

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Type: Office	Loan #15	Cut-off Date Balance:	$30,000,000
Property Subtype: CBD	1201 Third Avenue	Cut-off Date LTV:	30.5%
Address: Seattle, WA		U/W NCF DSCR:	2.76x
		U/W NOI Debt Yield:	17.7%

County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill). Fortune 500 companies headquartered in the Puget Sound region include Amazon.com, Costco, Microsoft, Starbucks, PACCAR, Nordstrom, Expedia, Weyerhaeuser, Expeditors International, and Alaska Air Group. Other large companies with major operations include Boeing, T-Mobile, Facebook, Google, and Nintendo. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle Metro office market was approximately 10.5%, with average asking rents of $34.21 per square foot and inventory of approximately 226.4 million square feet. According to the appraisal, as of the third quarter of 2022, the vacancy rate in the Seattle CBD submarket was approximately 19.0%, with average asking rents of $39.88 per square foot and inventory of approximately 37.6 million square feet. According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 75,990, 242,223 and 491,031, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $147,672, $167,216 and $168,482, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1201 Third Avenue Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Months)	Lease Type (Reimbursements)	Rent Increase Projection
LO 1-14 Space:	$50.00	60	FSG	$1/SF/Yr
MO 15-29 Space:	$53.00	60	FSG	$1/SF/Yr
HO 30-49 Space:	$55.00	60	FSG	$1/SF/Yr
Retail Space:	$37.00	60	NNN	3.0% Annual
HO 50+ Space:	$65.00	60	FSG	$1/SF/Yr
(1)	Information obtained from the appraisal.

The table below presents leasing data at comparable office properties with respect to the 1201 Third Avenue Property:

Comparable Leases(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF
1201 Third Avenue(2)	Seattle, WA	1988/NAP	1,129,710	Perkins Coie	296,843	Jan. 2012	$49.88
Two Union Square	Seattle, WA	1989/NAP	1,164,046	Indena USA Copperpoint Insurance	812 7,568	May 2022 Feb. 2022	$51.00 $59.50
One Convention Place	Seattle, WA	2000/NAP	311,052	Brewe Layman	1,697	June 2022	$53.00
Columbia Center	Seattle, WA	1985/NAP	1,526,621	Chicago Title Company Edge Delta Inc	24,081 11,427	June 2022 May 2022	$50.00 $54.00
901 5th Avenue	Seattle, WA	1973/2017	541,190	Cambridge Mobile	2,824	May 2022	$59.00
U.S. Bank Centre	Seattle, WA	1989/2023	943,575	Heritage Bank	10,540	April 2022	$48.00
400 University at Rainier	Seattle, WA	2021/NAP	121,618	Industrious	34,559	June 2022	$50.00
Russell Investments	Seattle, WA	2006/NAP	900,000	Zillow	114,543	Oct. 2021	$52.00
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll other than year built/renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR1	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Brandon Atkins	Tel. (212) 761-4846

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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